Exhibit 10.32

LEASE

by and between

BOYLE BUILDING, LLC,

a North Carolina limited liability company, as Landlord,

and

PREMIER PURCHASING PARTNERS, L.P.,

a California limited partnership, as Tenant

Boyle Building
13034 Ballantyne Corporate Place
Charlotte, NC 28277

Schedule of Exhibits

EXHIBIT A-1	LAND DESCRIPTION
EXHIBIT A-2	ADJACENT LAND DESCRIPTION
EXHIBIT B	FLOOR PLAN
EXHIBIT C-1	LANDLORD WORK LETTER
EXHIBIT C-2	TENANT WORK LETTER
EXHIBIT D	EXAMPLES OF CAP ON CONTROLLABLE OPERATING COSTS CALCULATION
EXHIBIT E	PARKING RULES AND REGULATIONS
EXHIBIT F	BUILDING RULES AND REGULATIONS
EXHIBIT G	ADDITIONAL TERMS AND PROVISIONS
EXHIBIT H	JANITORIAL SPECIFICATIONS
EXHIBIT I	LOCATION OF GENERATOR PAD
EXHIBIT J	SUBMITTAL FORM FOR PLANS AND SPECIFICATIONS
EXHIBIT K	ILLUSTRATION OF MEANING OF GEOGRAPHIC TERMS USED
EXHIBIT L	FLOOR PLANS DEPICTING BUILDING-SPECIFIC COMMON AREAS WITHIN BUILDING INTERIOR
EXHIBIT M	LOCATION OF CERTAIN BUILDING-SPECIFIC COMMON AREAS OUTSIDE OF BUILDING INTERIOR
EXHIBIT N	ILLUSTRATION OF CERTAIN FORCE MAJEURE CONCEPTS
EXHIBIT O	LOCATION OF SCREENED MECHANICAL AND ELECTRICAL EQUIPMENT COURTYARD

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG	LEASE

THIS LEASE, made and entered into this the 21 day of October, 2009, by and between BOYLE BUILDING, LLC, a North Carolina limited liability company, hereinafter referred to as “Landlord,” and PREMIER PURCHASING PARTNERS, L.P., a California limited partnership, hereinafter referred to as “Tenant”;

WITNESSETH:

In consideration of the mutual agreements of the parties herein, including the rental agreed to be paid by Tenant to Landlord, Landlord leases to Tenant, and Tenant leases from Landlord, the following described premises upon the following terms and conditions:

ARTICLE I
BASIC LEASE TERMS AND DEFINITIONS

Section 1.1                                   Building, Premises, Lease Term, Base Rent, Base Year, Tenant Improvements Allowance, Security Deposit, and Other Basic Terms.

Building Address:	Boyle Building
13034 Ballantyne Corporate Place Charlotte, NC 28277

Location of Premises:	All rentable space in the Building (floors 1 – 10)

Rentable Area of the Premises:	262,500 square feet (see Section 2.2 herein for additional information.)

Lease Term:	Beginning on the Commencement Date and ending at midnight on the Termination Date.

Commencement Date:	The Date of Execution of this Lease.

Rent Commencement Date:	March 1, 2011 (as same may be extended pursuant to Section 3.1(a) herein).

Termination Date:

The day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date or, in the event the Rent Commencement Date falls on a day other than the first day of a calendar month due to any extension thereof pursuant to Section 3.1(a) herein, the last day of the calendar month during which the fifteenth (15th) anniversary of the Rent Commencement Date occurs, provided the Termination Date may be extended pursuant to Section 3.1(c) herein. The initial Lease Term (the “Initial Lease Term”) shall commence on the Commencement

Date and expire at midnight on the Termination Date (as same may be extended pursuant to Section 3.1(c) herein). The Lease Term shall end upon the expiration of the Initial Lease Term, unless extended pursuant to the terms and provisions of Section 4 of Exhibit G hereto. Applying the foregoing concepts, the “Termination Date” shall be the last day of the Initial Lease Term, unless the Lease Term is extended pursuant to the term and provisions of Section 4 of Exhibit G hereto.

Base Rent:

Initial Annual Base Rent:	$6,300,000.00 (i.e., $24.00 x 262,500)
Initial Monthly Base Rent:	$525,000.00 (i.e., $6,300,000.00 ÷ 12)

Annual Base Rent and Monthly Base Rent are subject to adjustment pursuant to Section 4.1(b) herein.

Rent Adjustment Date:

The day of the first (1st) anniversary of the Rent Commencement Date or, in the event the Rent Commencement Date falls on a day other than the first day of a calendar month due to any extension thereof pursuant to Section 3.1(a) herein, the first day of the first (1st) anniversary of the calendar month in which the Rent Commencement Date occurs. For example, if the Rent Commencement Date is March 15, 2011 due to an extension thereof pursuant to Section 3.1(a) herein, the Rent Adjustment Date shall be March 1, 2012.

Base Year:	February 1, 2011 – January 31, 2012

Tenant Improvements Allowance:

$12,343,050.00 (based on $50.00 x 246,861 square feet (i.e., the Rentable Area of the Premises less 15,639 square feet constituting those areas within the Rentable Area of the Premises previously completed by Landlord in accordance with Section 1 of Exhibit C-1 hereto)).

Guarantors:	Premier Supply Chain Improvement, Inc., a Delaware corporation; and Provider Select, LLC, a Delaware limited liability company.

Security Deposit:	None.

Section 1.2                                   Address of Landlord and Tenant; Notices.

Rental and Other Payments To:	Boyle Building, LLC
c/o The Bissell Companies, Inc.
13860 Ballantyne Corporate Place, Suite 300 Charlotte, NC 28277

Correspondence To:	Boyle Building, LLC
c/o The Bissell Companies, Inc.
13860 Ballantyne Corporate Place, Suite 300 Charlotte, NC 28277

with copy to:	Lease Administrator c/o The Bissell Companies, Inc. 13860 Ballantyne Corporate Place, Suite 300 Charlotte, NC 28277
Address of Tenant: (prior to February 1, 2011)	Premier Purchasing Partners, L.P. 12255 El Camino Real
Suite 100
San Diego, CA 92130
Attn: Chief Financial Officer

with copy to:	Premier Purchasing Partners, L.P.
2320 Cascade Pointe Blvd.
Charlotte, NC 28208
Attn: Director of Facilities and Real Estate

Address of Tenant: (from and after February 1, 2011)	Premier Purchasing Partners, L.P. 12255 El Camino Real
Suite 100
San Diego, CA 92130
Attn: Chief Financial Officer

with copy to:	Premier Purchasing Partners, L.P. 13034 Ballantyne Corporate Place Charlotte, NC 28277
Attn: Director of Facilities and Real Estate

All moneys due and notices required under this Lease shall be sent to the respective addresses of Landlord and Tenant set forth above, as applicable, and unless otherwise provided, shall be in writing. Notice shall be deemed served (a) if sent by certified mail, return receipt requested, when the return receipt is signed or refused, (b) if sent by recognized national overnight courier, next day delivery, as of the next business day after delivery to such courier, or (c) if in any other manner, upon actual delivery to the party to whom/which such notice is addressed (provided any such alternate delivery method under this clause (c) must include documentary evidence of the delivery having been made, such as a signed receipt from a person at the address where the notice is delivered). Either party may change the address to which money due or notices shall be sent by giving the other party written notice of such change of address.

Section 1.3                                   Definitions. Capitalized terms appearing in this Lease, unless defined elsewhere in this Lease, shall have these definitions:

(a)                                 “90-Day Casualty Assessment Period” is defined in Section 9.2 herein.

(b)                                 “ADA” refers to the Americans With Disabilities Act and amendments thereto.

(c)                                  “Additional Rent” refers to any payment due under this Lease from Tenant to Landlord, other than Base Rent, including, without limitation, amounts payable hereunder by Tenant to Landlord for reimbursement of costs and expenses incurred by Landlord on Tenant’s behalf and/or for reimbursement of the costs of improvements or any other items that are eligible to be capitalized by Landlord under sound accounting principles and policies which are industry standard and consistently applied.

(d)                                 “Additional Signage Rental Amount” is defined in Section 7.2(e) herein.

(e)                                  “Adjacent Land” is defined in Section 2.4(a) herein.

(f)                                   “Adjacent Land Owner” is defined in Section 2.4(a) herein.

(g)                                  “Affected Space” is defined in Section 3.1(b) herein.

(h)                                 “Affiliates” is defined in Section 12.2 herein.

(i)                                     “Amenities Allowance” is defined in Exhibit G hereto.

(j)                                    “Asserting Party” is defined in Section 3.1(d) herein.

(k)                                 “Annual Backup Condenser Fee” is defined in Section 5.5(d)(iii) herein.

(1)                                 “Annual Base Rent” is defined in Section 2.2 herein.

(m)                             “Architect/Engineer” is defined in Exhibit C-2 hereto.

(n)                                 “Base Rent” is defined in Section 1.1 herein.

(o)                                 “Base Rent Arbitration Notice” is defined in Exhibit G hereto.

(p)                                 “Base Year” is defined in Section 1.1 herein.

(q)                                 “Bissell Companies” refers to The Bissell Companies, Inc. or any other entity that is owned (1) by any Bissell Family Member(s) and/or (2) by any entity that is owned or controlled by one or more Bissell Family Members.

(r)                                    “Bissell Family Member” and “Bissell Family Members” are defined in Section 5.1(d)(i) herein.

(s)                                   “BOMA Standard” refers to the Building Owners and Managers Association standard for measuring a single tenant office building (ANSI/BOMA Z65.1-1996).

(t)                                    “Brokerage Agreement” is defined in Section 14.14(a) herein.

(u)                                 “Building” refers to the office building where the Premises is located and is defined in Section 2.1 herein.

(v)                                 “Building-Specific Common Areas” is defined in Section 2.4(b) herein.

(w)                               “Building-Specific Digital Information Screens” is defined in Section 7.2(a) herein.

(x)                                 “Buildings” refers to the Building and the Harris Building, each as defined in this Section 1.3.

(y)                                 “Building Monument Sign” is defined in Section 7.2(b) herein.

(z)                                  “Building Shell Improvements” is defined in Exhibit C-1 hereto.

(aa)                          “Building Rules and Regulations” is defined in Section 6.1(c) herein.

(bb)                          “Building Standard” is defined in Section 5.6 herein.

(cc)                            “Business Hours” is defined in Section 5.2 herein.

(dd)                          “Business Park” refers to the business park commonly known as Ballantyne Corporate Park, consisting of all that certain real property encumbered by the Declaration Documentation.

(ee)                            “Business Park Costs” is defined in Section 4.2(a)(i)(H) herein.

(ff)                              “Business Park-Specific Digital Information Screen” is defined in Section 7.2(a) herein.

(gg)                            “Ceiling Tile Credit” is defined in Exhibit C-1 hereto.

(hh)                          “Change Order” and “Change Orders” are defined in Exhibit C-2 hereto.

(ii)                                  “Commencement Date” is defined in Section 1.1 herein.

(jj)                                                        “Communications Equipment” is defined in Exhibit G hereto.

(kk)                                                  “Condenser Usage Fee” is defined in Section 5.5(d)(iii) herein.

(ll)                                                          “Confidential Information” is defined in Section 14.22 herein.

(mm)                                          “Contraction Space” is defined in Exhibit G hereto.

(nn)                                                  “Controllable Operating Costs” is defined in Section 4.2(c) herein.

(oo)                                                  “CPI” is defined in Section 8.2 herein.

(pp)                                                  “Data Center” is defined in Section 5.1(c) herein.

(qq)                                                  “Date of Execution” is defined in Section 14.23 herein.

(rr)                                                        “Declaration Documentation” shall refer to (i) that certain Declaration of Covenants, Conditions, and Restrictions for Ballantyne recorded in the Office of the Mecklenburg County Register of Deeds in Book 7524, Page 1, as amended and supplemented, and (ii) that certain Declaration of Covenants, Conditions, and Restrictions for Ballantyne Corporate Park recorded in Book 7524, Page 90, as amended and supplemented.

(ss)                                                      “Digital Information Screens” is defined in Section 7.2(a) herein.

(tt)                                                        “Estimated Operating Costs” is defined in Section 4.2(b)(i)(A) herein.

(uu)                                                  “Excess Consideration” is defined in Section 12.5 herein.

(vv)                                                  “Extension Notice” is defined in Exhibit G hereto.

(ww)                                              “Extension Term” and “Extension Terms” are defined in Exhibit G hereto.

(xx)                                                  “Exterior Common Areas” is defined in Section 2.4(a) herein.

(yy)                                                  “Fair Market Value Base Rent Rate” is defined in Exhibit G hereto.

(zz)                                                    “Final Documents” is defined in Exhibit C-2 hereto.

(aaa)                                           “First Refusal Space” is defined in Exhibit G hereto.

(bbb)                                           “Floors 1 and 2” is defined in Section 4.1(c)(i) herein.

(ccc)                                              “Floors 1 and 2 Tenant Improvements Costs” is defined in Exhibit C-2 hereto.

(ddd)                                           “Floors 3-10” is defined in Section 4.1(c)(ii) herein.

(eee)                                              “FMV Base Rent Negotiation Period” is defined in Exhibit G hereto.

(fff)                                                 “FMV Base Rent Rate Notice” is defined in Exhibit G hereto.

(ggg)                                              “Force Majeure Delay” is defined in Section 3.1(a) herein.

(hhh)                                           “Force Majeure Matter” and “Force Majeure Matters” is defined in Section 3.1(d) herein.

(iii)                                                       “Force Majeure Matter Extended Date” is defined in Section 3.1(b) herein.

(jjj)                                                    “General Contractor” is defined in Exhibit C-2 hereto.

(kkk)                                           “Generator” is defined in Exhibit G hereto.

(lll)                                                       “Generator Pad” is defined in Exhibit G hereto.

(mmm)                               “Ground Lease” is defined in Section 2.5(b) herein.

(nnn)                                           “Guarantors” is defined in Section 1.1 herein.

(ooo)                                           “Handicapped Parking Areas” is defined in Exhibit E hereto.

(ppp)                                           “Harris Building” shall refer to that certain building located adjacent to the Building, as depicted on Exhibit K attached hereto, with an address of 13024 Ballantyne Corporate Place, Charlotte, NC, 28277.

(qqq)                                           “Harris Building Landlord” is defined in Section 2.4(a) herein.

(rrr)                                                    “Hazardous Substance” and “Hazardous Substances” are defined in Section 7.5(a) herein.

(sss)                                                 “Improvements” is defined in Section 6.1 herein.

(ttt)                                                    “Initial Lease Term” is defined in Section 1.1 herein.

(uuu)                                           “Injured Party” is defined in Section 8.7 herein.

(vvv)                                           “Irrigation Ponds” is defined in Section 4.2(a)(i)(L) herein.

(www)                                     “Land” is defined in Section 2.1 herein.

(xxx)                                           “Landlord-Caused Delay” is defined in Section 3.1(a) herein.

(yyy)                                           “Land Owner” is Ballantyne East, LLC, a North Carolina limited liability company.

(zzz)                                              “Landlord” refers to Boyle Building, LLC, a North Carolina limited liability company, and its successors and assigns as Landlord hereunder.

(aaaa)                                    “Landlord Work Letter” is defined in Exhibit C-1 hereto.

(bbbb)                                    “Landlord’s Best FMV Base Rent Rate Offer” is defined in Exhibit G hereto.

(cccc)                                        “Landlord’s Broker” is defined in Section 14.14(a) herein.

(dddd)                                    “Landlord’s Premises Dominion and Control” is defined in Section 2.3(b) herein.

(eeee)                                        “Lease” refers to this Lease between Landlord and Tenant.

(ffff)                                            “Lease Term” is defined in Section 1.1 and Section 3.1(a) herein.

(gggg)                                        “Light Fixtures Credit” is defined in Exhibit C-1 hereto.

(hhhh)                                    “Loading Dock Elevator” is defined in Section 5.1(a)(ii) herein.

(iiii)                                                    “Merged Interest Owner” is defined in Section 2.5(b) herein.

(jjjj)                                                “Microbial Matter” is defined in Section 7.5(c) herein.

(kkkk)                                    “Monthly Base Rent” is defined in Section 2.2 herein.

(llll)                                                    “NFPA” is defined in Exhibit C-1 hereto.

(mmmm)                    “Operating Costs” is defined in Section 4.2(a)(i) herein.

(nnnn)                                    “Operating Costs Exclusions” is defined in Section 4.2(a)(ii) herein.

(oooo)                                    “Order” is defined in Section 14.20 herein.

(pppp)                                    “Outside Tenant Improvements Completion Date” is defined in Section 3.1(a) herein.

(qqqq)                                    “Parking Areas” is defined in Section 7.3(a) herein.

(rrrr)                                                “Parking Deck A” is defined in Section 2.4(a) herein.

(ssss)                                            “Parking Deck B” is defined in Section 2.4(a) herein.

(tttt)                                                “Parking Rules and Regulations” is defined in Section 7.3(a) herein.

(uuuu)                                    “PCBs” is defined in Section 7.5(a) herein.

(vvvv)                                    “Per Square Foot Base Year Operating Costs” is defined in Section 4.1(b) herein.

(wwww)                            “Premises” is defined in Section 2.1 herein.

(xxxx)                                    “Premises Contraction Date” is defined in Exhibit G hereto.

(yyyy)                                    “Premises Contraction Fee” is defined in Exhibit G hereto.

(zzzz)                                        “Prime Rate” shall be deemed to be that rate of interest announced by Bank of America, N.A., or any successor thereto, from time to time as its “prime rate,” and Landlord and Tenant acknowledge and understand that Bank of America, N.A., lends at rates of interest both above and below the Prime Rate.

(aaaaa)                             “Property Management Standards” is defined in Section 5.1(d) herein.

(bbbbb)                             “Prospective Tenant” is defined in Exhibit G hereto.

(ccccc)                                  “Recovery Ceiling Amount” is defined in Section 14.2 herein.

(ddddd)                             “Recreational Facility” is defined in Section 7.8 herein.

(eeeee)                                  “Relevant Space” is defined in Section 9.1 herein.

(fffff)                                       “Rent Adjustment Date” is defined in Section 1.1 herein.

(ggggg)                                  “Rent Commencement Date” is defined in Section 1.1 herein.

(hhhhh)                             “Rentable Area of the Premises” is defined in Section 1.1 herein.

(iiiii)                                                 “ROFR Notification” is defined in Exhibit G hereto.

(jjjjj)                                            “Supplemental HVAC Equipment” is defined in Section 5.5(c) herein.

(kkkkk)                             “Supporting Documents” is defined in Exhibit C-2 hereto.

(lllll)                                                 “Tenant” refers to Premier Purchasing Partners, L.P., a California limited partnership, and its permitted successors and assigns as Tenant hereunder.

(mmmmm)         “Tenant Improvements” is defined in Exhibit C-2 hereto.

(nnnnn)                             “Tenant Improvements Allowance” is defined in Section 1.1 herein.

(ooooo)                             “Tenant Improvements Plans and Specifications” is defined in Exhibit C-2 hereto.

(ppppp)                             “Tenant Improvements Plans and Specifications Submittal Deadline Date” is defined in Exhibit C-2 hereto.

(qqqqq)                             “Tenant Work Letter” is defined in Exhibit C-2 hereto.

(rrrrr)                                            “Tenant’s Best FMV Base Rent Rate Offer” is defined in Exhibit G hereto.

(sssss)                                       “Tenant’s Broker” is defined in Section 14.14(a) herein.

(ttttt)                                            “Tenant’s Estimated Proportionate Share” is defined in Section 4.2(b)(i)(A) herein.

(uuuuu)                             “Tenant’s Proportionate Share” is defined in Section 4.2(a)(iii) herein.

(vvvvv)                             “Tenant’s Security Property” is defined in Section 12.1(b) herein.

(wwwww)                   “Tenant’s Trade Name” is defined in Section 7.2(b) herein.

(xxxxx)                             “Termination Date” is defined in Section 1.1 herein.

(yyyyy)                             “Unaffected Space” is defined in Section 3.1(b) herein.

(zzzzz)                                  “Unreserved Parking Areas” is defined in Exhibit E hereto.

(aaaaaa)                      “Visitor Parking Areas” is defined in Exhibit E hereto.

(bbbbbb)                      “Wire Transfer” is defined in Section 4.1(a) herein.

ARTICLE II
LEASED PREMISES

Section 2.1                                   Description of Premises.   The premises (the “Premises”) described in Section 1.1 are located within the building (the “Building”) also described in Section 1.1, which is located on the tract of land described in Exhibit A-1 attached hereto (the “Land”) and incorporated herein by reference. The Premises are shown on the floor plan attached hereto as Exhibit B and incorporated herein by reference.

Section 2.2                                   Size of Premises.   The Premises have been measured in general compliance with the BOMA Standard and have been found to contain approximately 265,057 square feet; provided, however, Landlord and Tenant have stipulated and agreed that the square footage of the Building shall irrevocably be deemed to be the amount set forth as the Rentable Area of the Premises in Section 1.1 herein for all purposes under this Lease, including, without limitation, the calculation of annual Base Rent (“Annual Base Rent”), monthly Base Rent (“Monthly Base Rent”), Additional Rent (where applicable), Tenant’s Proportionate Share of Operating Costs, the Tenant Improvements Allowance or any other calculation under this Lease where the rentable area of the Building or the Premises is relevant. Additionally, whenever this Lease or the exhibits hereto (including, without limitation, Section 7 of Exhibit G hereto) refer to a certain percentage of space in the Building that is leased and/or occupied by Tenant from time to time or otherwise contemplates or requires a determination of the number of rentable square feet of space that is within the Premises at a given time, each floor of the Building conclusively shall be deemed to contain ten percent (10%) of the total Rentable Area of the Premises (i.e., 26,250 square feet).

Section 2.3                                   Status of Premises.

(a)                          Landlord represents and warrants that the Building and all Building systems, including, without limitation, the roof, slab, foundation, structural elements, HVAC systems,

electrical systems and plumbing systems are in good working order as of the Commencement Date. Tenant hereby acknowledges, as of the Date of Execution, that all Building Shell Improvements have been completed, some of which are described on Exhibit C-1 attached hereto and incorporated herein by reference, and that Landlord shall have no obligation to further upfit the Premises (subject, however, to Landlord’s Premises Dominion and Control). Provided, however, upon receipt of notice thereof from Tenant or otherwise, Landlord shall be obligated to correct any latent defects in the Building Shell Improvements in accordance with the terms and provisions of Section 6.5 and Section 6.6 herein. By executing this Lease, and subject to any latent defects in the Building Shell Improvements and the foregoing obligation of Landlord to correct same, Tenant shall hereby be deemed to have (i) examined and approved the “as is” condition of the Premises and (ii) acknowledged that the Premises and the Building Shell Improvements are in satisfactory condition as of the Date of Execution.

(b)                          Tenant and Landlord understand and acknowledge that Tenant shall not have occupancy rights with respect to the Premises, or any relevant portion thereof, until the Tenant Improvements are completed or substantially completed therein and a certificate of occupancy is issued with respect thereto. Landlord shall continue to exercise dominion and control over the Premises (“Landlord’s Premises Dominion and Control”) until such milestones are achieved, as evidenced by various rights of Landlord set forth elsewhere in this Lease and the exhibits hereto, including, without limitation, the right to (i) approve the General Contractor that will install the Tenant Improvements and the Architect/Engineer that will prepare the Tenant Improvements Plans and Specifications, (ii) review and approve the Tenant Improvements Plans and Specifications and Change Orders relating to same, (iii) inspect the progress and status of the installation of the Tenant Improvements, and (iv) condition and limit disbursements of the Tenant Improvements Allowance (consistent with Exhibit C-2 hereto). As set forth in Section 4.1(c) herein, Tenant is expected to assume dominion and control over portions of the Premises in stages; and as the relevant milestones are achieved relative to specific portions of the Premises, Landlord acknowledges and agrees that Landlord shall no longer have dominion and control over such portions of the Premises (except as and to the extent otherwise contemplated in this Lease relative to the period when Tenant is occupying such portions of the Premises for the purpose of conducting business therein).

Section 2.4                                   Common Areas.

(a)                          Exterior Common Areas.   Tenant, its employees, agents, contractors, sublessees and invitees shall have the right, in common with other tenants who may lease and occupy space in the Building or the Harris Building from time to time and their respective employees, agents and invitees, to the nonexclusive use of all driveways, sidewalks, roadways, maintenance and mechanical areas, loading platforms, ramps, landscaped areas, the Parking Areas, including, without limitation, the parking deck located within the Land (“Parking Deck A”) and the parking deck located within the Adjacent Land (“Parking Deck B”) (subject to the terms and provisions in Section 7.3 herein relating to such Parking Areas), and other areas, improvements and amenities located within the boundaries of the Land or the Adjacent Land (but excluding the Building and the Harris Building) and designated by Landlord from time to time as exterior common areas (the “Exterior Common Areas”). For purposes hereof, “Adjacent Land” shall mean the tract of land upon which the Harris Building is situated, as more fully described on Exhibit A-2 attached hereto and incorporated herein by reference. Notwithstanding anything contained herein to the contrary, Landlord and the owner of the Harris Building (“Harris Building

Landlord”) shall have the right, from time to time, to modify, realign or reconfigure the Exterior Common Areas or any improvements, amenities or other elements located within such Exterior Common Areas, or to reduce the Exterior Common Areas in connection with the construction of additional buildings or other improvements thereon, so long as Tenant’s business operations are not materially adversely affected thereby. Additionally, in connection with the foregoing, Tenant hereby acknowledges that Landlord and Harris Building Landlord shall be entitled, in their sole discretion, to install within the portion of the Exterior Common Areas located between the Harris Building and Parking Deck A, an additional driveway leading from the right-of-way of Ballantyne Corporate Place to the driveways and roadways currently located within the Exterior Common Areas. The Exterior Common Areas shall be subject to such restrictions on the use thereof as Landlord and Harris Building Landlord shall reasonably require, and which shall be applied to all tenants in the Building and in the Harris Building in a uniform and non-discriminatory manner. Landlord agrees to cause Harris Building Landlord and Ballantyne East, LLC, a North Carolina limited liability company, the owner of fee simple title to the Adjacent Land (“Adjacent Land Owner”), to execute this Lease for the purpose of acknowledging and consenting to the right of Tenant to use the portion of the Exterior Common Areas located within the Adjacent Land in accordance with the terms and provisions of this Section 2.4(a). Furthermore, Tenant’s rights relative to the Exterior Common Areas shall be fully set forth in the memorandum of lease provided for in Section 14.4 herein and Harris Building Landlord and Adjacent Land Owner shall join in such memorandum of lease.

(b)                             Building-Specific Common Areas.   Tenant, its employees, agents, contractors, sublessees and invitees shall have the right, in common with other tenants who may lease and occupy space in the Building from time to time and their respective employees, agents and invitees, to the nonexclusive use of such of the areas as are from time to time designated by Landlord as the Building-specific common areas of the Building (the “Building-Specific Common Areas”), which shall include (to the extent provided) all restrooms, maintenance and mechanical areas, lobbies, corridors, elevators and stairwells located within the Building shell, the Building Monument Sign and each of the following areas and improvements located on the Land, as generally shown and depicted on Exhibit M attached hereto and incorporated herein by reference: the above-ground walkway connecting the Building to Parking Deck A; the ground-level patio located at the back of the Building (i.e., the side of the Building directly opposite from the main entrance of the Building); any generators that exclusively serve the Building systems (which shall be located in the vicinity of the Generator Pad), including any screening associated therewith; the dumpster pads and dumpsters located thereon, including any screening associated therewith; and the concrete loading dock for the Building. The area included within the Building-Specific Common Areas shall be subject to such restrictions on the use thereof as Landlord may reasonably require, and as shall be applied to all tenants (in the event there are other tenants leasing and occupying space in the Building from time to time) in a uniform and non-discriminatory manner. Additionally, (i) during any portion of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, the only import of Building-Specific Common Areas shall be for the purposes of helping to define (A) the scope of Landlord’s maintenance and repair obligations and (B) Operating Costs (as Tenant shall be the sole tenant and occupant in the Building and shall have exclusive use with respect to such areas on the interior of the Building that otherwise would be characterized as Building-Specific Common Areas) and (ii) during any portion of the Lease Term when other tenants lease and occupy space in the Building pursuant to direct lease arrangements with Landlord (as opposed to subleases or other similar arrangements with Tenant), the Building-Specific Common Areas shall be subject to the exclusive control and management of Landlord. Notwithstanding the foregoing, during any portion of the Lease Term when other tenants lease and occupy space in the Building pursuant to direct lease arrangements with Landlord (as opposed to subleases or other similar arrangements with Tenant), Tenant shall be entitled to exclude such other tenants from accessing the restrooms and/or maintenance and mechanical areas located on any floor of the Building being leased by Tenant in its entirety (i.e., all of the rentable space on such floor is being leased by Tenant), not including, however, the restrooms and/or maintenance and mechanical areas located on the first floor and the fourth floor of the Building (which restrooms and/or maintenance and mechanical areas shall remain accessible to such other tenants regardless of whether Tenant is leasing from Landlord all of the rentable space on such floors). For illustrative purposes only, floor plans showing the location and configuration of Building-Specific Common Areas with respect to individual floors that may be vacated by Tenant and leased to and occupied by different tenants in accordance with the terms of this Lease are attached hereto as Exhibit L; provided, however, during any portion of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Landlord shall have the right to modify, realign and reconfigure the Building-Specific Common Areas within the Building shell so long as Tenant’s business operations within the Building are not materially adversely affected thereby. Even if Tenant is leasing from Landlord all of the rentable space in the Building, Landlord shall have the right to modify, realign and reconfigure Building-Specific Common Areas outside the Building shell so long as Tenant’s business operations within the Building are not materially adversely affected thereby.

Section 2.5                                   Quiet Enjoyment; Ground Lease.

(a)                                 Landlord covenants that Tenant, upon performing its obligations hereunder, shall hold and peacefully enjoy the Premises and Tenant’s rights relative to the Building-Specific Common Areas and the Exterior Common Areas for the Lease Term, subject, however, to the terms of this Lease.

(b)                                 Notwithstanding the provisions in Section 2.5(a) herein, Landlord represents to Tenant, and Tenant hereby acknowledges, that Landlord’s interest in the Building and the Land is by virtue of a ground lease (the “Ground Lease”) between Landlord (as successor to MM Realty Investors, LLC) and Land Owner, and in the event such Ground Lease is terminated prior to the expiration of the Lease Term, this Lease shall not expire and Tenant shall attorn to Land Owner as if said Land Owner was the Landlord hereunder, and Land Owner shall recognize and honor Tenant’s rights under this Lease so long as Tenant is not in default hereunder beyond applicable notice and cure periods (if any). Additionally, Landlord and Land Owner reserve the right to merge Landlord’s leasehold estate and Land Owner’s fee simple interest into a single interest, provided the owner of the merged estate recognizes and honors Tenant’s rights under this Lease as provided in the immediately preceding sentence. Landlord further represents to Tenant that (i) Landlord has the right and authority, under the Ground Lease and otherwise, to enter into this Lease and to perform Landlord’s obligations hereunder and (ii) the term of the Ground Lease exceeds the Lease Term and all extensions and renewals thereof that Tenant may exercise hereunder. In furtherance of the foregoing and not in limitation thereof, on any premature termination of the Ground Lease or the merger of Land Owner’s fee simple interest and Landlord’s leasehold interest, all of Landlord’s interest as “landlord” under this Lease shall be deemed automatically assigned, transferred and conveyed to, and assumed by, Land Owner or any owner of such merged interest (the “Merged Interest Owner”), and this Lease shall become a direct lease between Land Owner or

Merged Interest Owner, as applicable, and Tenant. Land Owner or Merged Interest Owner, as applicable, shall thereafter be bound to Tenant by all of the terms, covenants and conditions of this Lease (including, without limitation, the payment of the Tenant Improvements Allowance) for the balance of the Lease Term then remaining and any extensions or renewals hereof with the same force and effect as Landlord was bound as “landlord” by this Lease, and Tenant shall thereafter attorn to Land Owner or Merged Interest Owner, as applicable, as its “landlord” under this Lease pursuant to the terms of this Lease, and such attornment shall be effective and self-operative automatically upon the termination of the Ground Lease or the merger of Land Owner’s fee simple interest and Landlord’s leasehold interest. In the event that the Ground Lease is cancelled or terminated for any reason prior to the natural expiration of its term, the party terminating the Ground Lease shall, concurrently with its termination notice to the other party, provide Tenant notice of such termination at the address set forth in this Lease. In the event of a merger of property interests into Land Owner or Merged Interest Owner, Land Owner and Landlord shall provide Tenant notice of such occurrence and the name and address of the owner of the merged interest if different from Land Owner. The provisions of this Section 2.5(b) shall be included in the memorandum of lease provided for in Section 14.4 herein, which memorandum of lease shall be executed by Land Owner.

Section 2.6                                   Illustration of Concepts.   Attached hereto as Exhibit K is a diagram which is intended to illustrate the meaning or location of various terms used in this Lease, including the Land, the Building, the Adjacent Land, the Harris Building, Parking Deck A and Parking Deck B.

ARTICLE III
LEASE TERM

Section 3.1                                   Term.

(a)                             The term of this Lease (the “Lease Term”) shall commence on the Commencement Date and shall end on the Termination Date, respectively, set forth in Section 1.1 herein. The Tenant Improvements to be installed in the Premises beyond the Building Shell Improvements are addressed on Exhibit C-2 hereto, and Tenant will bear the risk of being unable to substantially complete the Tenant Improvements in the Premises by the Rent Commencement Date, except as otherwise expressly provided in this Section 3.1. Tenant’s rental obligations shall begin on the Rent Commencement Date, regardless of whether or not the Tenant Improvements are substantially complete, except only in the case of a delay in the substantial completion of the Tenant Improvements beyond January 31, 2011 (the “Outside Tenant Improvements Completion Date”), caused by any Force Majeure Matter(s) or by Landlord (other than a delay caused by the justifiable exercise of Landlord’s rights under this Lease). As used herein, the term “Force Majeure Delay” shall mean any delay caused by any Force Majeure Matter(s), and the term “Landlord-Caused Delay” shall mean any delay caused by any improper act(s) or omission(s) of Landlord. If and only if the Tenant Improvements remain in a substantially incomplete state in all portions of the Premises as of the Outside Tenant Improvements Completion Date and such situation is due to one or more Force Majeure Matter(s) or one or more improper acts or omissions of Landlord, then in such case the Rent Commencement Date shall be deferred by one (1) day for each one (1) day of such delay so caused, and the Termination Date shall be deferred by the same number of days as the Rent Commencement Date; otherwise, there shall be no deferral of the Rent Commencement Date. Additionally, in such case, if the Rent Commencement Date falls on a day other than the first day of a calendar month, the Termination Date shall be the last day of the calendar month during which the fifteenth (15th) anniversary of the Rent Commencement Date occurs. Notwithstanding the foregoing, in no event shall the Rent Commencement Date be deferred as a result of Force Majeure Delay(s) if (x) Tenant has failed to submit the Tenant Improvements Plans and Specifications for each floor of the Premises to Landlord for review and approval in accordance with Exhibit C-2 on or before the Tenant Improvements Plans and Specifications Submittal Deadline Date and (y) it would have been reasonably possible to substantially complete the Tenant Improvements (or the relevant portion thereof) on or prior to the Outside Tenant Improvements Completion Date, notwithstanding the occurrence of such Force Majeure Delay(s), but for Tenant’s failure to timely submit the Tenant Improvements Plans and Specifications, or the relevant portion thereof, to Landlord for review and approval.

(b)                                 If the Tenant Improvements remain substantially incomplete in a portion, but not all, of the Premises as of the Outside Tenant Improvements Completion Date due to any Force Majeure Delay(s) or any Landlord-Caused Delay(s) (such portion(s) of the Premises where the Tenant Improvements remain substantially incomplete as of the Outside Tenant Improvements Completion Date are referred to herein as the “Affected Space”), then (i) with respect to the remaining space within the Premises (i.e., the portions of the Premises for which the substantial completion of the Tenant Improvements is unaffected by such Force Majeure Delay(s) or Landlord-Caused Delay(s) (collectively, the “Unaffected Space”), Tenant’s rental obligations shall begin on the Rent Commencement Date, and (ii) notwithstanding any term or provision herein to the contrary, the commencement of Tenant’s rental obligations with respect to the Affected Space shall be deferred by one (1) day for each one (1) day of the delay in the substantial completion of the Tenant Improvements therein.

(c)                                  If there is Affected Space under Section 3.1(b) herein which is so characterized because of a Force Majeure Delay (as opposed to a Landlord-Caused Delay), the Termination Date (and the last day of the Initial Lease Term) relative to the entire Premises shall be extended beyond the fifteenth (15th) anniversary of the Rent Commencement Date by the number of days computed by multiplying (A) the total number of days of the Force Majeure Delay by (B) a fraction, the numerator of which is the total rentable area of the Affected Space and the denominator of which is the total Rentable Area of the Premises. If, as so extended, the Termination Date falls on a day other than the last day of a calendar month, then the Termination Date shall be further extended to be the last day of such calendar month. An example illustrating the concepts described in Section 3.1(b) herein and this Section 3.1(c)is set forth on Exhibit N attached hereto and incorporated herein.

(d)                                 As used in this Lease, “Force Majeure Matter” shall mean any condition, matter or circumstance beyond the reasonable control of Landlord or Tenant, as applicable (the term “Force Majeure Matters” referring to more than one Force Majeure Matter), including, without limitation, the following (subject to the exclusions contained in clauses (i), (ii) and (iii) below in this Section 3.1(d)): strikes; lockouts; acts of God; governmental restrictions, war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; unusual adverse weather conditions or unusual inclement weather; a condemnation; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause; but expressly excluding any of the following delays as may applicable to Tenant: (i) delays in the shipment or availability of materials (provided (A) Tenant knows or has reason to know that such materials have lead times that will delay the completion of the Tenant Improvements beyond the Outside Tenant Improvements Completion Date, and (B) a reasonable substitute for such materials is available on a shorter lead time), (ii) delays caused by or arising out of Change Orders, or (iii) any other delays that could reasonably have been avoided through careful planning and efficient oversight and management of the Tenant Improvements approval and construction process. Notwithstanding the foregoing, with respect to any Force Majeure Matter(s) which Landlord or Tenant (as applicable, the “Asserting Party”) desires to assert as the cause of a delay in such Asserting Party’s performance of any of its obligation(s) under this Lease (and provided that such delay is a delay for which a Force Majeure Matter may be asserted pursuant to the express terms of this Lease), the Asserting Party shall furnish the other party with written notice within ten (10) business days after the date the Asserting Party was aware of or reasonably should have been aware of such Force Majeure Matter(s). Such written notice from the Asserting Party shall provide a reasonable description of, and reasonable evidence regarding the existence of, such Force Majeure Matter(s) and a description of the obligations of the Asserting Party under this Lease that the Asserting Party believes are likely to be affected by such Force Majeure Matter(s). If the Asserting Party fails to provide the other party with such written notice within such ten (10) business day period, as provided herein, the Asserting Party shall not be entitled to claim the benefit of any delay caused by such Force Majeure Matter(s) relative to any time period preceding the date that is ten (10) business days prior to the date the Asserting Party ultimately delivers such written notice to the other party.

Section 3.2                                   Holding Over.

(a)                                 General. Subject to the terms in Section 3.2(b) herein, if Tenant continues to occupy the Premises after the last day of the Lease Term, or any extension thereof, and if Landlord elects to accept rent, a monthly tenancy terminable at will by either party on not less than thirty (30) days notice shall be created, which tenancy shall be on the same terms and conditions as those herein specified, except that Tenant shall pay (i) one hundred fifty percent (150%) of the Monthly Base Rent paid for the last full month of the Lease Term, or extension thereof, as applicable, prior to such holdover period and (ii) one hundred fifty percent (150%) of the Additional Rent for each month or partial month during which Tenant retains possession of the Premises after the Termination Date. If Tenant holds over in the Premises without Landlord’s prior written consent, then subject to Section 11.2(a) of this Lease, Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession; provided, however, the provisions of this Section 3.2(a) shall not constitute a waiver by Landlord of any reentry rights available under this Lease or in law or equity.

(b)                                 Special Extension Option. Tenant shall be entitled, by giving Landlord at least two hundred seventy (270) days written notice prior to the Termination Date, to extend the Lease Term for one (1) three (3) month period, in which case (i) Tenant shall continue to lease the Premises from Landlord for such three (3) month period on the same terms and conditions as those herein specified, except that Tenant shall pay for such period (1) one hundred ten percent (110%) of the Monthly Base Rent paid for the last full month of the Lease Term, or extension thereof, as applicable, prior to such three (3) month period and (2) one hundred ten percent (110%) of the Additional Rent for such three (3) month period and (ii) Tenant may terminate such three (3) month extension of the Lease Term prior to the expiration of such three (3) month period by giving thirty (30) days advance written notice to Landlord. If Tenant exercises its three (3) month extension under this Section 3.2(b) and fails to properly vacate the Premises by the end of such three (3) month period or any earlier termination date exercised by Tenant pursuant to clause (ii) in the immediately preceding sentence, then the terms and provisions of Section 3.2(a) herein shall become immediately applicable.

ARTICLE IV

BASE RENT, ADDITIONAL RENT AND OPERATING COSTS

Section 4.1                                   Base Rent.

(a)                                 General. Tenant agrees to pay to Landlord on the first day of each calendar month, in advance, without setoff or demand, during the Lease Term (commencing on the Rent Commencement Date), the Initial Monthly Base Rent set forth in Section 1.1 herein, subject to annual increases as provided in Section 4.1(b) herein; provided, however, if the Rent Commencement Date ultimately is not the first day of a calendar month, the Monthly Base Rent for that partial month at the beginning of the Lease Term shall be prorated and shall be paid by Tenant to Landlord upon determination of the Rent Commencement Date. In lieu of Tenant’s delivery of rent payment checks to the address of Landlord set forth in Section 1.2 herein, Landlord may, by so notifying Tenant in writing from time to time, require Tenant to deliver rent payments hereunder to Landlord by federal wire transfer or other electronic funds transfer method (“Wire Transfer”) using electronic transfer instructions provided in writing by Landlord to Tenant. Landlord shall be entitled, but no more than once every calendar year, to change such Wire Transfer instructions or to discontinue the requirement that rent be paid to Landlord by Wire Transfer by so notifying Tenant in writing hereunder.

(b)                                 Annual Increase of Base Rent. Commencing as of the Rent Adjustment Date and thereafter on each succeeding anniversary of the Rent Adjustment Date during the Lease Term, the Base Rent shall be adjusted annually in accordance with the following formula:

New Annual Base Rent

 = [((Annual Base Rent for the immediately preceding twelve (12) month period) – (Per Square Foot Base Year Operating Costs x Rentable Area of the Premises)) x 102.75%] + (Per Square Foot Base Year Operating Costs x Rentable Area of the Premises)

For purposes of applying the foregoing formula, “Per Square Foot Base Year Operating Costs” shall be determined by dividing the Base Year Operating Costs by the deemed rentable space in the Building (i.e., 262,500 square feet).

For example, presuming that the Per Square Foot Base Year Operating Costs are $7.25 and the Rentable Area of the Premises remains the same as set forth in Section 1.1 of this Lease, on the first (1st) anniversary of the Rent Commencement Date, the Base Rent hereunder for the immediately following twelve (12) month period shall be adjusted as follows:

New Annual Base Rent	= [($6,300,000.00 – ($7.25 x 262,500)) x 102.75%] + ($7.25 x 262,500)
= [($6,300,000.00 – $1,903,125.00) x 102.75%] + ($1,903,125.00)
= [$4,396,875.00 x 102.75%] + $1,903,125.00
= $4,517,789.06 + $1,903,125.00
= $6,420,914.06

As a further example, presuming that the Per Square Foot Base Year Operating Costs are $7.25 and the Rentable Area of the Premises remains the same as set forth in Section 1.1. of this Lease, on the second (2nd) anniversary of the Rent Commencement Date the Base Rent hereunder for the immediately following twelve (12) month period shall be adjusted as follows:

New Annual Base Rent	= [$6,420,914.06– ($7.25 x 262,500)) x 102.75%] + ($7.25 x 262,500)
= [($6,420,914.06– $1,903,125.00) x 102.75%] + ($1,903,125.00)
= [$4,517,789.06 x 102.75%] + $1,903,125.00
= $4,642,028.26 + $1,903,125.00
= $6,545,153.26

(c)                                  Access and Occupancy Schedule.

(i)                                Notwithstanding anything to the contrary contained in this Lease, at any time during the period beginning on the Commencement Date and ending at midnight on the day immediately preceding the Rent Commencement Date, Tenant shall be entitled to occupy floors 1 and 2 of the Premises (“Floors 1 and 2”), or any portion thereof, for the purpose of conducting business therein (as opposed to merely entering upon such portion of the Premises in the context of completing the Tenant Improvements therein), provided the Tenant Improvements on Floors 1 and 2 (or the portion thereof to be occupied by Tenant at such time) shall have been substantially completed in accordance with Exhibit C-2 hereto and a certificate of occupancy for such portion of the Premises shall have been obtained. During such period, no Base Rent or Additional Rent (except for Additional Rent, if any, due and payable by Tenant under Section 4.2(a)(ii)(BB), Section 5.1(b), Section 5.1(c), Section 5.5(c), Section 6.1(c), Section 6.3 and Section 6.4 herein) shall be due and payable under this Lease with respect to such portion of the Premises, provided Tenant shall be obligated to abide by all other terms and conditions of this Lease.

(ii)                             Notwithstanding anything to the contrary contained in this Lease, commencing on November 1, 2010, and ending at midnight on the day immediately preceding the Rent Commencement Date, Tenant shall be entitled to occupy floors 3 through 10 of the Premises (“Floors 3-10”), or any portion thereof, for the purpose of conducting business therein (as opposed to merely entering upon such portion of the Premises in the context of completing the Tenant Improvements therein), provided the Tenant Improvements on Floors 3-10 (or the portion thereof to be occupied by Tenant at such time) shall have been substantially completed in accordance with Exhibit C-2 hereto and a certificate of occupancy for such portion of the Premises shall have been obtained. During such period, no Base Rent or Additional Rent (except for Additional Rent, if any, due and payable by Tenant under Section 4.2(a)(ii)(BB), Section 5.1(b), Section 5.1(c), Section 5.5(c), Section 6.1(c), Section 6.3 and Section 6.4 herein) shall be due and payable under this Lease with respect to such portion of the Premises, provided Tenant shall be obligated to abide by all other terms and conditions of this Lease. In no event shall Tenant be permitted to occupy Floors 3-10 for the purpose of conducting business therein (as opposed to merely entering upon such portion of the Premises in the context of completing the Tenant Improvements therein) at any time prior to November 1, 2010.

(d)                                 “Free” Rent. Tenant shall be entitled to two (2) months of “free” Rent with respect to the entire Premises then being leased by Tenant on the following terms:

(i)                                With respect to the period beginning on the fifth (5th) anniversary of the Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date, Tenant shall be entitled to designate one (1) calendar month in which it shall not be obligated to pay Base Rent or Additional Rent (except for Additional Rent, if any, due and payable by Tenant under Section 4.2(a)(ii)(BB), Section 5.1(b), Section 5.1(c), Section 5.5(c), Section 6.1(c), Section 6.3 and Section 6.4 herein); provided, however, to exercise such right, Tenant must provide Landlord with at least one hundred eighty (180) days advance written notice informing Landlord of the calendar month during the foregoing five (5) year period in which Tenant intends to avail itself of such “free” Rent. Such written notice may be given by Tenant to Landlord at any time on or after the Commencement Date. In the event Tenant fails to timely exercise such “free” Rent right as described above in this Section 4.1(d)(i), Tenant shall be deemed to have waived such right and shall have no further rights in connection therewith.

(ii)                             With respect to the period beginning on the tenth (10th) anniversary of the Rent Commencement Date and ending on the Termination Date, Tenant shall be entitled to designate one (1) calendar month in which it shall not be obligated to pay Base Rent or Additional Rent (except for Additional Rent, if any, due and payable by Tenant under Section 4.2(a)(ii)(BB), Section 5,1(b), Section 5.1(c), Section 5.5(c), Section 6.1(c), Section 6.3 and Section 6.4 herein); provided, however, to exercise such right, Tenant must provide Landlord with at least one hundred eighty (180) days advance written notice informing Landlord of the calendar month during the foregoing five (5) year period in which Tenant intends to avail itself of such “free” Rent. Such written notice may be given by Tenant to Landlord at any time on or after the Commencement Date. In the event Tenant fails to timely exercise such “free” Rent right as described above in this Section 4.1(d)(ii), Tenant shall be deemed to have waived such right and shall have no further rights in connection therewith.

Section 4.2                                   Operating Costs Concepts and Provisions. During all portions of the Lease Term, Landlord shall provide for the management of the Building and the Land as set forth in Section 5.1(a) herein. In such case, Tenant shall be obligated to pay to Landlord on a monthly basis, Tenant’s Proportionate Share of Operating Costs incurred by Landlord, subject to the following terms and provisions:

(a)                                 Relevant Definitions.

(i)                                    “Operating Costs” shall mean (x) one hundred percent (100%) of all costs and expenses incurred or accrued by Landlord in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Building and the Building-Specific Common Areas (such costs associated with the Building-Specific Common Areas to be included in Operating Costs regardless of whether Tenant is leasing from Landlord all or less than all of the rentable space in the Building) which are directly attributable or reasonably allocable to same, using sound accounting principles and policies standard for the industry and consistently applied, including Landlord’s personal property used in connection with the Building and the Building-Specific Common Areas, and (y) fifty percent (50%) of all costs and expenses incurred or accrued by Landlord and/or Harris Building Landlord in each calendar year in connection with the ownership, operation, maintenance, repair and protection of the Exterior Common Areas which are directly attributable or reasonably allocable to same, including Landlord’s and Harris Building Landlord’s personal property used in connection with such Exterior Common Areas, such costs and expenses referenced in the foregoing clauses (x) and (y) to include costs and expenditures (including any sales, use, excise and other taxes) relating to the following, but not including any Operating Costs Exclusions:

(A)                               all costs of managing, operating, maintaining and repairing the Building, the Building-Specific Common Areas and the Exterior Common Areas, including all floor, wall and window coverings, and personal property owned by Landlord and used “on site” in the management, operation, maintenance and repair of the Building, the Building-Specific Common Areas, Building signage (including, without limitation, the Building Monument Sign and directional signage for the Building, but not including Building-mounted signage installed by Tenant pursuant to Section 7.2(c), Section 7.2(d) and Section 7.2(e) herein), Building systems such as HVAC systems, fire sprinkler systems, elevators, escalators, and all other mechanical or electrical systems serving the Building, the Building-Specific Common Areas and the Exterior Common Areas and service agreements for all such systems and equipment, but only as any such cost is consistent with that of other first-class suburban office buildings comparable to the Building in the south Charlotte area, and including the Building’s, the Building-Specific Common Areas’ and the Exterior Common Areas’ share of any such costs of facilities used in common by the Building and other buildings;

(B)                               the cost of compensation, including employment taxes, similar governmental charges and other normal fringe benefits (such as medical, dental, life insurance, etc., but not health club dues, tickets to special events, bonuses and similar expenses) with respect to all persons who perform duties (full time or part time) in connection with the management, landscaping, janitorial, painting, window cleaning and general cleaning services, security services and any other services related to the operation, maintenance or repair of the Building, the Building-Specific Common Areas and the Exterior Common Areas, including materials, supplies, and the rental costs of equipment and tools related to any of the foregoing, or contracts with independent third parties to provide such services or supplies, but any such cost shall be consistent with that of other first-class suburban office buildings comparable to the Building in the south Charlotte area, and including the Building’s, the Building-Specific Common Areas’ and the Exterior Common Areas’ share of any such costs of facilities used in common by the Building and other buildings; provided, however, to the extent such personnel costs are not attributable to persons devoted solely to the Building, the Building-Specific Common Areas and the Exterior Common Areas, then such costs shall be prorated accordingly;

(C)                               costs of providing rubbish and waste pickup and disposal;

(D)                               costs of providing security, but only to the extent necessary for the normal ongoing operation of the Building, the Building-Specific Common Areas and the Exterior Common Areas and only to the extent consistent with that utilized by other first-class suburban office buildings comparable to the Building in the south Charlotte area;

(E)                                insurance premiums for property, rental value/rental interruption, liability and any other types of insurance carried by Landlord as required in accordance with the provisions of this Lease relating to the insurance required to be provided by Landlord with respect to the Building, the Building-Specific Common Areas and the Exterior Common Areas;

(F)                                 actual supplier costs, without markup or any Landlord cost, of utilities furnished to the Building, the Building-Specific Common Areas and the Exterior Common Areas;

(G)                               the Building’s portion of charges of any easement maintained for the benefit of the Building, the Building-Specific Common Areas or the Exterior Common Areas;

(H)                              the Building’s portion of dues assessed from time to time by Ballantyne Corporate Park Owners Association, Inc. and by Ballantyne Joint Committee, Inc. (collectively, “Business Park Costs”), such portion of Business Park Costs allocable to the Building being based on the methodology previously established and currently being employed for allocating such expenses among the various buildings and undeveloped property within the Business Park;

(I)                                   license, permit and inspection fees associated with the ongoing operation and maintenance of the Building, the Building-Specific Common Areas and the Exterior Common Areas;

(J)                                   accounting and legal services directly attributable to the Building but excluding all such services in connection with negotiations and disputes with specific tenants;

(K)                              management fees for the Building equal to three and one-half percent (3.5%) of the aggregate base rental and operating expense reimbursements paid by all the tenants in the Building from time to time (including Tenant);

(L)                                costs of indoor and outdoor landscaping of the Building, the Building-Specific Common Areas and the Exterior Common Areas, including the replacing and replanting of trees, flowers, grass and bushes, and the maintenance thereof, which costs shall include, without limitation, the costs associated with irrigation of the landscaped portions of the Exterior Common Areas, it being understood by Tenant that (i) irrigation water for the landscaped portions of the Exterior Common Areas may be sourced from one or more ponds (collectively, the “Irrigation Ponds”) located within the Business Park, (ii) the costs associated with such irrigation shall be reasonably allocated to the Exterior Common Areas based upon actual measured use and shall be no greater than the costs that would be charged by the applicable public utility (i.e., as of the Date of Execution, Charlotte-Mecklenburg Utilities) for the same use, (iii) Landlord hereby makes no representation or warranty regarding its continued ability (or the ability of Harris Building Landlord) to irrigate the landscaped portions of the Exterior Common Areas using irrigation water sourced from the Irrigation Ponds, (iv) in the event Landlord and/or Harris Building Landlord do not hereafter irrigate the landscaped portions of the Exterior Common Areas using water supplied from the Irrigation Ponds, Landlord and Harris Building Owner shall be entitled to irrigate the landscaped portions of the Exterior Common Areas using water supplied by the applicable public utility (provided, however, in the event Landlord chooses to have water supplied by the applicable public utility rather than from the Irrigation Ponds, the costs associated with irrigation of the landscaped portions of the Exterior Common Areas shall be deemed to be included within the definition of Controllable Operating Costs (and therefore subject to the five percent (5%) limitation described in Section 4.2(c) herein) unless the reason for such conversion is due to any Force Majeure Matter(s) (e.g., drought, lack of capacity, governmental requirements), in which case Landlord shall be entitled to pass through to Tenant as Operating Costs any cost increases resulting from such conversion without regard to any limitation set forth in Section 4.2(c) herein), and (v) regardless of whether Landlord and Harris Building Landlord irrigate the landscaped portions of the Exterior Common Areas using water sourced from the Irrigation Ponds or water received from the applicable public utility, Landlord shall be entitled to include in Operating Costs the costs associated with irrigation of the landscaped portions of the Exterior Common Areas in accordance with the terms and provisions of this Section 4.2(a)(i)(L).

(M)                            reasonable expenses and fees (including reasonable legal fees and costs and fees and reasonable costs of other third-party experts and consultants) incurred contesting the validity or applicability of any governmental enactments that affect the operation, maintenance and repair of the Building, the Building-Specific Common Areas and the Exterior Common Areas;

(N)                               costs of any capital improvement made to the Building, the Building-Specific Common Areas or the Exterior Common Areas, which shall be amortized over its useful life using methods permissible under the version of the Internal Revenue Code and associated regulations in effect at the time such costs were incurred; provided, however, any single capital expenditure made by Landlord in excess of $100,000.00 or any series of capital expenditures made by Landlord in connection with a single project within a six (6) month period in excess of $100,000.00 shall require Tenant’s approval (not to be unreasonably withheld, conditioned or delayed) in order to be included in Operating Costs, unless such capital expenditure(s) is/are (i) required by government regulation enacted following the Commencement Date, (ii) necessary due to emergency, or (iii) reasonably intended to decrease Operating Costs (but only to the extent Landlord can reasonably demonstrate that such capital expenditure has reduced or will reduce Operating Costs), in which cases Tenant’s approval shall not be required;

(O)                               all real property taxes, assessments and similar impositions imposed by any governmental authority or agency on the Building or the Land; any assessment levied in lieu of taxes; any non-progressive tax on or measured by gross rentals received from the rental of space in the Building; and any other costs levied or assessed by, or at the direction of, any federal, state, or local governmental authority in connection with the use or occupancy of the Premises; and any tax on this Lease transaction (not including the Ground Lease or any other ground lease) or any documents to which Tenant is a party creating or transferring an interest in the Premises, but only such costs described in this Section 4.2(a)(i)(O) as are payable during the Lease Term; and

(P)                                 all reasonable costs and expenses incurred by Landlord in contesting any of the items of expense enumerated in Section 4.2(a)(i)(O) herein. In that regard, Landlord agrees that it shall engage experts selected by Landlord to challenge any real property taxes and assessments that Landlord determines (exercising Landlord’s reasonable discretion and taking into consideration Tenant’s thoughts and perspectives) are unreasonable.

(ii)                                  “Operating Costs Exclusions” shall mean:

(A)                               any expenses which, under sound accounting principles and policies which are standard in the industry and consistently applied, would not be considered a normal maintenance or operating expense;

(B)                               all costs associated with the operation of the business of the ownership or entity which constitutes “Landlord,” as distinguished from the costs of Building operations, including, but not limited to, costs of accounting and legal matters associated with the operation of the business of the ownership or entity which constitutes “Landlord,” costs of defending any lawsuits with any mortgagee (except as to matters where the actions of Tenant are in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Building, the Building-Specific Common Areas, the Land, and/or the Exterior Common Areas, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building management, or costs paid in connection with disputes with Tenant or any other tenants;

(C)                               all costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating usable space intended to be exclusively occupied by tenants or other occupants (i.e., such space shall not include Building-Specific Common Areas), including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Building;

(D)                               any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the tenant improvement work or alterations described in Section 4.2(a)(ii)(C) herein;

(E)                                costs incurred by Landlord in connection with the construction of the Building, the Building-Specific Common Areas, the Exterior Common Areas and related facilities, the correction of defects in the construction thereof and/or relating to the Building systems, or the discharge of Landlord’s obligations under the work letter attached to any lease; costs incurred by Landlord to cause the Building, the Building-Specific Common Areas, the Exterior Common Areas and related facilities to be in compliance with applicable laws, codes, regulations and orders in effect as of the date on which the plans and specifications for such improvements were prepared (including the ADA, as in existence on such date); or the cost of Landlord’s negligence, including, without limitation, in connection with the selection of building materials;

(F)                                 cost of any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining or renewing a certificate of occupancy for the Building or any space therein (unless permitted to be included under Section 4.2(a)(i)(N) herein);

(G)                               any reserves for equipment or capital replacement;

(H)                              costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, capital alterations, capital replacements and capital tools, all as determined in accordance with sound accounting principles and policies which are standard in the industry and consistently applied, except those costs referenced in Section 4.2(a)(i)(N) herein; and for the purposes of this Lease, capital costs shall be defined as items or expenditures which, consistent with sound accounting principles and policies which are standard in the industry and consistently applied: (a) are replacing an item or expenditure which was originally capitalized and depreciated and (b) extend the life of the associated asset or component beyond its depreciable life;

(I)                                   any costs of any services sold or provided to Tenant or other tenants or occupants for which Landlord or managing agent is entitled to be reimbursed by Tenant or such other tenants or occupants as an additional charge or rental over and above the basic rent (and escalations thereof);

(J)                                   expenses in connection with services or other benefits which are provided to another tenant or occupant and not to Tenant;

(K)                              costs for all items and services for which Tenant or other tenants or occupants reimburse Landlord or pay to third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

(L)                                depreciation and amortization of the Building, the Building-Specific Common Areas and the Exterior Common Areas;

(M)                            costs incurred due to the violation by Landlord, managing agent or any tenant of the terms and conditions of any lease or the violation of applicable law;

(N)                               payments to subsidiaries or affiliates of Landlord or to any party as a result of a non-competitive selection process, for management or other services in or to the Building, the Building-Specific Common Areas and/or the Exterior

Common Areas, or for supplies or other materials, to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with Landlord on a competitive basis (provided such analysis shall be based on what would be charged by unaffiliated parties who have comparable experience and who provide a comparable level of service or product to that delivered by the subsidiary or affiliate of Landlord which actually provides such service or product);

(O)                               interest, points and fees on debt or amortization payments on any mortgages or deeds of trust or any other debt service or instrument encumbering the Building, the Building-Specific Common Areas or the Exterior Common Areas, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness and on any equity participations of any lender or ground landlord;

(P)                                 Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses;

(Q)                               wages, salaries, fringe benefits and other compensation paid to any executive employee of Landlord or any other employee of Landlord above the grade level of the individual who is designated as the property manager for the Building, and wages, salaries, fringe benefits and other compensation for personnel to the extent such personnel are not directly involved in the operation, maintenance, management, repair and protection of the Building, the Building-Specific Common Areas and/or the Exterior Common Areas;

(R)                               any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances in or about the Building, the Building-Specific Common Areas, the Exterior Common Areas, the Land or other real property, including, without limitation, Hazardous Substances in the ground water or soil; provided, however, and notwithstanding the foregoing to the contrary, (i) Operating Costs may include any costs and expenses incurred by Landlord related to removal, cleaning, abatement or remediation of Hazardous Substances in or about the Building, the Building-Specific Common Areas, the Exterior Common Areas or the Land which are introduced to the Building, the Building-Specific Common Areas, the Exterior Common Areas or the Land after the Commencement Date through no fault of Landlord or Landlord’s agents, employees, contractors or subcontractors, if and to the extent Landlord has no right or remedy to recover such costs and expenses from a third party (e.g., an Anthrax-contaminated letter is anonymously delivered to the main Building lobby, and costs and expenses must be incurred by Landlord in dealing with the package) and (ii) Tenant shall pay directly to the third-party service provider(s) or as Additional Rent to Landlord within thirty (30) days after billed by Landlord all costs associated with any removal, clean-up or remediation of Hazardous Substance contamination caused by Tenant or Tenant’s agents, employees, invitees or licensees;

(S)                                 any compensation paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated for profit by Landlord or Landlord’s managing agent;

(T)                                any rental payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building or, in the case of emergencies, making repairs or keeping permanent systems in operation while repairs are being made;

(U)                               advertising and promotional costs; provided, however, the costs of maintaining and operating the Digital Information Screens are permitted to be included in Operating Costs, unless otherwise expressly stated in Section 7.2(a) herein;

(V)                               the cost of repairs or other work incurred by reason of fire, windstorm or other casualty (except that deductibles, which shall be limited to an amount consistent with those applicable to other first-class suburban office buildings comparable to the Building in the south Charlotte area, paid pursuant to any insurance policy shall be included as Operating Costs) or by the exercise of the right of eminent domain to the extent that Landlord is compensated therefor through proceeds of insurance or condemnation awards or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under the provisions of this Lease;

(W)                            leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants or other occupants or the ground lessor under the Ground Lease or any other ground lease, or associated with the enforcement of any leases (including the Ground Lease or any other ground lease) or the defense of Landlord’s title to or interest in the Building or any part thereof or the Exterior Common Areas or any part thereof or Landlord’s interest as tenant under the Ground Lease;

(X)                               any expenses of any kind or nature incurred by Landlord with respect to space located in another building in connection with the leasing of space in the Building, commonly known as “takeover” expenses;

(Y)                               all administrative and other costs related to the Building’s leasing, marketing, and construction (tenant improvements or otherwise, although nothing in this Section 4.2(a)(ii)(Y) shall be deemed or construed to affect any of the terms and provisions in Section 6.1 herein) programs, including, but not limited to, the reasonable allocation of the wages, salaries, employee benefits and taxes for all personnel involved in the Building’s leasing, marketing, and/or construction programs, and the reasonable allocation of the Building management office expenses, such as office supplies, office equipment, telephone expenses, and all other miscellaneous administrative expenses;

(Z)                                Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, and other business taxes and assessments, franchise, gift and transfer taxes;

(AA)                      any real estate taxes payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases;

(BB)                      any real estate taxes allocable to the tenant improvements of Tenant or other tenants or occupants in the Building, the Building-Specific Common Areas or the Exterior Common Areas which are over and above Landlord’s standard tenant improvement allowance and are payable by Tenant or such other tenants or occupants; provided, however, Tenant shall be responsible for fully reimbursing Landlord, as Additional Rent, within thirty (30) days after Landlord delivers an invoice(s) to Tenant with respect thereto, for all real estate taxes applicable to Improvements installed by Tenant in the Premises (including the initial Tenant Improvements installed in the Premises in conjunction with Tenant’s initial occupancy of the Premises) which are over and above Building Standard improvements for the Building;

(CC)                      any costs of repair or replacement of any item covered by a warranty, where such warranty covers such repair or replacement cost;

(DD)                      costs for which Landlord is reimbursed by its insurance carrier or by any tenant’s insurance carrier or by any other entity;

(EE)                        any fines, costs, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees;

(FF)                          rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building, the Building-Specific Common Areas and/or the Exterior Common Areas, provided the foregoing shall not be construed or applied in a manner that will prevent the inclusion in Operating Costs of items described in Section 4.2(a)(i)(H) and Section 4.2(a)(i)(O) herein;

(GG)                      any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations;

(HH)                    any rental and any associated costs, either actual or not, for Landlord’s or Landlord’s managing agent’s leasing office;

(II)                              any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(JJ)                              any costs, other costs associated with Building-Specific Common Areas or Exterior Common Areas, separately incurred in connection with the ground floor or any other floor in the Building devoted to retail operations;

(KK)                    acquisition costs for sculptures, paintings, or other objects of art;

(LL)                        the costs of any utilities which are separately metered to the Premises, including, without limitation, the Data Center (as provided for under Section 5.1(c) herein), or to another tenant’s premises, and/or charges or fees for, or taxes on, the furnishing of such utilities; and

(MM)                the costs of any janitorial services required by Tenant to be performed within the Data Center or any other portion of the Premises, to the extent such services are non-customary, unique or otherwise fall outside the scope of janitorial services provided by Landlord pursuant to Section 5.1(a)(iii) herein relative to the remainder of the Building; and the cost of providing any “above standard” janitorial services encompassed by this Section 4.2(a)(ii)(MM) shall be paid by Tenant to Landlord as Additional Rent pursuant to Section 5.1(a)(iii) herein or shall be paid by Tenant directly to the janitorial company that is supplying the “above standard” services.

(iii)                               “Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is the Rentable Area of the Premises from time to time and the denominator of which is the total rentable area in the Building (which, as of the date this Lease is executed and delivered, is the amount set forth in Section 1.1 of this Lease). During portions of the Lease Term when the Premises includes all 262,500 deemed rentable square feet of space in the Building, Tenant’s Proportionate Share shall be one hundred percent (100%).

(b)                                 Pass Through of Increases in Operating Costs to Tenant. With respect to each calendar year or portion thereof during the Lease Term following the Base Year (including, without limitation, any renewal or extension of the Lease Term), Tenant shall pay to Landlord as Additional Rent, in the manner hereafter provided, Tenant’s Proportionate Share of the amount by which Operating Costs paid or incurred by Landlord during such period exceed Base Year Operating Costs (subject, however, to the limitations in Section 4.2(c) herein relating to Controllable Operating Costs). If Tenant shall be obligated to make payments as aforesaid with regard to any partial calendar year during the Lease Term, Operating Costs in excess of Base Year Operating Costs shall be prorated on the basis of the number of days during such calendar year for which Tenant is obligated to make such payments. For any portion of the Lease Term (including the Base Year) during which any portion of the net rentable area of the Building is not occupied and being actively used for the conduct of business thereon by a tenant or other party entitled to occupy such area, any Operating Costs that are affected by the level of occupancy and use of the rentable area in the Building shall be “grossed up” using a mechanism that is reasonably designed to adjust such costs up to the amount that would have been incurred in such year had one hundred percent (100%) of the rentable area of the Building been occupied and used throughout such year (subject, however, to the limitations in Section 4.2(c) herein relating to Controllable Operating Costs).

(i)                                     It is acknowledged and agreed that, with respect to increases in Operating Costs in excess of Base Year Operating Costs, it will not be possible to determine the actual amount of such excess, if any, until after the end of the applicable calendar year. Therefore, until Tenant’s liability for Tenant’s Proportionate Share of the increases in Operating Costs over Base Year Operating Costs shall have been finally determined, Tenant shall make payment on account of Operating Costs as follows:

(A)                               Commencing as of February 1, 2012, and continuing on or about January 1 of each succeeding calendar year during the Lease Term (and any renewal or extension thereof), Landlord shall make a good faith estimate of Operating Costs for such calendar year (or portion thereof, including the 2012 calendar year commencing on February 1) and Tenant’s Proportionate Share thereof (here-

inafter “Estimated Operating Costs” and “Tenant’s Estimated Proportionate Share,” respectively), and Tenant shall pay to Landlord during such calendar year (or portion thereof), as Additional Rent with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12th) (or, with respect to the 2012 partial calendar year, one-eleventh (1/11th)) of Tenant’s Estimated Proportionate Share of the amount by which Estimated Operating Costs for such calendar year exceed Base Year Operating Costs. Such payments for any partial month shall be paid in advance at the daily rate equal to the monthly payment divided by the number of days in the month for which the same is due.

(B)                               On or about February 1, 2012, and January 1 of each succeeding calendar year during the Lease Term (and any renewal or extension thereof), Landlord shall furnish to Tenant a statement for such calendar year of Estimated Operating Costs (which statement shall include a reasonable line-item breakdown showing the various components of Estimated Operating Costs) and of Tenant’s Estimated Proportionate Share, and thereupon Tenant shall make payments under this Section 4.2(b)(i) in accordance with such statement. With respect to the procedure to be followed pursuant to this Section 4.2(b)(i) on February 1, 2012, no payments shall be made by Tenant under this Section 4.2(b)(i) until such time as the Base Year Operating Costs figure is determined, Once the Base Year Operating Costs figure is determined, Landlord shall provide Tenant with written notice thereof; and if Estimated Operating Costs for the 2012 calendar year exceed the Base Year Operating Costs, then (i) Tenant shall commence making payments under this Section 4.2(b)(i) as of the first day of the first calendar month immediately following Landlord’s delivery of the Base Year Operating Costs figure to Tenant and (ii) with the first such monthly payment made by Tenant to Landlord, Tenant shall also pay the total amount due under this Section 4.2(b)(i) for the months in the 2012 calendar year (commencing on February 1) which have already lapsed.

(ii)                                  On or before May 1, 2013, and each succeeding May 1 during the Lease Term or next following the expiration of the Lease Term (and any renewal or extension thereof), Landlord shall furnish Tenant with a statement setting forth Tenant’s Proportionate Share of the amount by which Operating Costs for the preceding calendar year exceeded Base Year Operating Costs. If any such statement shall show an overpayment or underpayment of Tenant’s Proportionate Share of Operating Costs for the preceding calendar year pursuant to Section 4.2(b)(i) herein, any overpayment shall be refunded to Tenant or credited against payments next due from Tenant under this Lease, and the full amount of any underpayment shall be paid to Landlord by Tenant as Additional Rent within thirty (30) days of the delivery to Tenant of such statement.

(c)                                  Cap on Controllable Operating Costs. For the purpose of determining the Additional Rent payable by Tenant relative to increases in Operating Costs pursuant to this Section 4.2, aggregate Controllable Operating Costs (as hereinafter defined) for any calendar year during the Lease Term shall not be increased over the amount of aggregate Controllable Operating Costs actually incurred during the Base Year (as same may be “grossed up” pursuant to Section 4.2(b) herein) by more than five percent (5%) per year on a cumulative basis, compounded annually; provided, however, Landlord may carry over any increase in aggregate Controllable Operating Costs exceeding the five percent (5%) threshold for a particular calendar year to apply toward aggregate Controllable Operating Costs in future calendar years of the Lease Term, until fully recovered (assuming such sum can, in fact, be fully recovered prior to the expiration or earlier termination of this Lease). The parties’ understandings and intentions as expressed in this Section 4.2(c) are illustrated on Exhibit D attached hereto and incorporated herein by reference. As used herein, “Controllable Operating Costs” shall be deemed to refer to all Operating Costs except for utility expenses, snow and ice removal expenses, any expenses subject to collective bargaining, insurance premiums and real estate taxes. To avoid any confusion, Business Park Costs shall be deemed Controllable Operating Costs.

Section 4.3                                   Tenant’s Audit Rights. Landlord will keep separate and complete books of account covering (i) Operating Costs throughout the entire Lease Term, and Landlord shall preserve and retain, for at least two (2) years after the close of each calendar year, the books of account, and all vouchers, invoices, statements, payroll records and other documents, evidencing the foregoing costs for that calendar year. With respect to Operating Costs, Tenant shall have the right, at Tenant’s expense and no more frequently than once in any consecutive two-year period during the Lease Term, to inspect and copy, at Landlord’s office, Landlord’s books and records showing Operating Costs for the calendar year in question; provided, however, Tenant shall not have the right to withhold from payment of all or any portion of Tenant’s Proportionate Share of Operating Costs due and payable hereunder the amount of which may be in dispute, and Tenant must pay the entire amount due and payable hereunder prior to reviewing Landlord’s books and records. Such inspection shall be conducted only by Tenant or a certified public accountant, provided such certified public accountant agrees in writing that it will not, directly or indirectly (including by insinuation), disclose the results and findings of any such inspection to other tenants within the Business Park and that it will keep such information strictly confidential in accordance with the terms and provisions of Section 14.22 herein. If Tenant’s inspection of Landlord’s books and records reveals a verifiable error in Landlord’s computation of Tenant’s Proportionate Share of Operating Costs (after allowing for any adjustment pursuant to Section 4.2(b)(ii) herein), Landlord shall promptly reimburse the amount of such overpayment to Tenant, together with interest thereon from the date of overpayment until the date of reimbursement at a rate per annum equal to the Prime Rate in effect as of the date of overpayment. Additionally, if Tenant’s inspection of Landlord’s books and records reveals a verifiable error in Landlord’s computation of Tenant’s Proportionate Share of Operating Costs after allowing for any adjustment pursuant to Section 4.2(b)(ii) herein such that Tenant’s Proportionate Share of Operating Costs for the relevant calendar year (or portion thereof) was overstated by more than five percent (5%), then Landlord shall reimburse Tenant promptly upon demand for the reasonable third-party out-of-pocket costs incurred by Tenant in completing such review of Landlord’s books and records (provided Tenant shall provide to Landlord invoices or other reasonable evidence of the amount of such third-party out-of-pocket costs). Landlord’s statement setting forth the total amount of Tenant’s Proportionate Share of Operating Costs furnished to Tenant hereunder shall be deemed to have been approved by Tenant unless protested by Tenant in writing within two (2) years after the delivery of such statement to Tenant.

Section 4.4                                   Late Payments. With respect to any delinquent payment of Monthly Base Rent, Additional Rent or any other sum due hereunder which remains unpaid five (5) business days after said payment is due, Landlord agrees to waive any late charge for the first (1st) such delinquent payment in any consecutive twelve (12) month period during the Lease Term; provided, however, the late charge for the second (2nd) such delinquent payment in any consecutive twelve (12) month period shall be equal to one percent (1%) of the total amount of such delinquent payment, and the late charge for the third (3rd) and subsequent delinquent payments in any consecutive twelve (12) month period shall be equal to two and twenty-five one hundredths percent (2.25%) of the total amount of each such delinquent payment, it being understood between the parties that late payments by Tenant shall result in additional expense to Landlord which is difficult and impractical to ascertain and that such late charges are a reasonable estimate of the loss and expense to be suffered by Landlord as a result of late payments. In addition, with respect to all delinquent payments during the Lease Term, Monthly Base Rent, Additional Rent and any other sum due hereunder that is past due shall bear interest at a per annum rate of interest equal to the Prime Rate plus five percent (5%) (or, if less, the highest rate permitted by law) beginning on the first (1st) day after said Monthly Base Rent or other payment is due until the past due monetary obligation is paid. Nothing herein, however, shall relieve Tenant of the obligation to pay rent or any other payment on or before the date on which any such payment is due nor in any way limit Landlord’s remedies under this Lease or at law or in equity in the event said rent or other payment is unpaid after it is due. If Tenant fails to pay a late payment charge or interest due hereunder, Landlord shall have the same remedies as are provided to Landlord hereunder for Tenant’s failure to pay Monthly Base Rent.

Section 4.5                                   Application of Payments Received from Tenant. Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord under this Lease regardless of the instructions of Tenant as to application of any sum, whether endorsed upon Tenant’s check or otherwise, and the acceptance by Landlord of a check or checks drawn by anyone other than Tenant shall not be deemed Landlord’s approval of any assignment of this Lease by Tenant.

ARTICLE V
UTILITIES, SERVICES AND MAINTENANCE, TAXES

Section 5.1                                   Services and Maintenance. During the Lease Term, Landlord shall provide for the management of the Building and the Land. In such case, the following terms and provisions shall be applicable:

(a)                                 Services Provided by Landlord. Landlord shall provide the following services in a manner reasonably consistent with the standard of other first-class suburban office buildings comparable to the Building in the south Charlotte area:

(i)                                     Heating, ventilation, and air conditioning (HVAC) for the Premises during Business Hours, as hereinafter defined (and at Tenant’s election and expense, during non-Business Hours requested by Tenant), to maintain temperatures for normal office use and occupancy; provided, however, subject to the provisions in Section 5.5(c) herein, Landlord shall operate the Building’s HVAC system in a manner that will maintain in the Premises the following conditions: (A) summer indoor temperature of approximately 74° F dry bulb (plus or minus 2° F); and (B) winter indoor temperature of approximately 72° F dry bulb (plus or minus 2° F);

(ii)                                  Automatic passenger elevators providing service to the floors above the first floor in the Building on which the Premises are located twenty-four (24) hours per day, seven (7) days per week. Additionally, one (1) of the Building elevators (the “Loading Dock Elevator”) serves the loading dock for the Building with a separate rear door, and during any portion of the Lease Term in which Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall at all times have access to such Loading Dock Elevator through such separate rear door (subject to occasional interruptions due to repairs and maintenance), and during any portion of the Lease Term in which Tenant is leasing from Landlord less than all of the rentable space in the Building, Landlord agrees to provide Tenant with access to the Loading Dock Elevator through such separate rear door on a reasonable basis (subject to occasional interruptions due to repairs and maintenance). Landlord shall install protective padding in such elevator during Tenant’s initial move and installation of its furniture and equipment into the Premises;

(iii)                               Janitorial services to the Premises for normal office use Monday through Friday, exclusive of holidays described in Section 5.2 herein, in substantial accordance with the janitorial specifications shown in Exhibit H hereto. At Tenant’s request, Landlord may, but shall not be obligated to, provide additional janitorial services beyond those required to be provided by Landlord pursuant to the immediately preceding sentence, provided the documented cost of such services shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of receipt of an invoice for such costs from Landlord;

(iv)                              Water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes to be drawn from approved fixtures in the Building (see Section 8 of Exhibit C-1 hereto regarding the inclusion of hot water tanks as a part of the Tenant Improvements);

(v)                                 Electricity to the Premises during Business Hours in reasonable amounts necessary for normal office use, lighting, and HVAC, and providing for the Premises to have an electrical capacity of up to 6.0 watts per square foot of Rentable Area of the Premises, exclusive of lighting. Additionally, the Building is equipped with an emergency backup generator to operate emergency lights and one elevator in the event of an interruption of electric utility service. Notwithstanding the electrical capacity of up to 6.0 watts per square foot of Rentable Area of the Premises referenced above in this Section 5.1(a)(v), the threshold of “above standard” electrical consumption in the Premises that could trigger Additional Rent obligations of Tenant under Section 5.1(b) herein may be substantially lower than 6.0 watts per space foot of Rentable Area of the Premises, and reference is made to the terms and provisions in Section 5.1(b) herein to determine if such Additional Rent payment obligation has been triggered;

(vi)                              Replacement of Building Standard lighting tubes, lamp ballasts, and bulbs for 2’ x 2’ or 2’ x 4’ fluorescent fixtures only. Landlord shall also be responsible for maintaining, repairing and replacing any lamps, whether fluorescent or incandescent, for any special or non-Building Standard lighting fixtures, provided the costs incurred by Landlord in performing such work shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s delivery to Tenant of an invoice for such costs;

(vii)                           Window washing in the Premises, inside and outside, at reasonable intervals;

(viii)                        Extermination and pest control when necessary;

(ix)                              Building security services, including a card access system for the exterior doors of the Building (provided the costs incurred by Landlord in providing the initial access cards and any replacements to Tenant for distribution to Tenant’s employees and agents shall be reimbursed by Tenant to Landlord within thirty (30) days after Landlord’s delivery to Tenant of an invoice for such costs), roving security within the Business Park on a periodic basis as determined by Bissell Companies (in its capacity as property manager for the Building and for other buildings in the Business Park) and closed circuit surveillance cameras that record entries and exits via main Building access doors and activities in lobby foyers (provided, however, Landlord has informed Tenant that such surveillance cameras are not regularly monitored on a real-time basis). Notwithstanding the foregoing, during all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall have direct operational control over the surveillance cameras located in the interior of the Building, provided Tenant (A) runs such surveillance cameras and records footage therefrom twenty-four (24) hours a day, seven (7) days a week at Tenant’s sole cost and expense; (B) retains such footage for a period of at least thirty (30) days after such footage is recorded at Tenant’s sole cost and expense; (C) reasonably cooperates in making such tapes available to Landlord to view in connection with any break-in, breach of security or any other incident which affects, or could potentially affect, Landlord’s interest in the Building and/or any property contained therein, or which exposes, or could potentially expose, Landlord to liability, increased costs (e.g., increase in insurance premiums) or other similar risks; (D) maintains such equipment and appurtenances in good condition at Tenant’s sole cost and expense; and (E) agrees to indemnify and hold harmless Landlord from and against any loss, cost or damage arising in connection with the use of such equipment during the period in which such equipment is in Tenant’s direct control pursuant to the terms hereof. Additionally, other than the surveillance cameras (including associated cabling) installed in the Building as of the Date of Execution, Landlord shall have no obligation to provide Tenant with additional surveillance equipment (e.g., monitors) unless otherwise expressly set forth in this Section 5.1(a)(ix); and, upon the expiration or earlier termination of this Lease or, at such time during the Lease Term when Tenant is no longer leasing from Landlord all of the rentable space in the Building, Tenant shall relinquish control of such equipment and appurtenances owned by Landlord, and such equipment and appurtenances shall be in generally the same condition as when Tenant assumed direct operational control of such items, normal wear and tear excepted.

(x)                                 Maintenance (including repair and replacement, where applicable) of the Exterior Common Areas (including, without limitation, the Parking Areas) and the Building-Specific Common Areas, including the Building’s security, life/safety (including sprinkler), HVAC, mechanical, electrical and plumbing systems (excluding, however, any security, life/safety (including sprinkler), HVAC, mechanical, electrical and plumbing improvements installed in the Premises as part of the initial Tenant Improvements or any subsequent Improvements), the costs of which Landlord shall be permitted to pass through to Tenant, as Additional Rent, to the full extent allowed under the terms and provisions of Section 4.2 herein, subject to the terms and provisions of Section 6.5 relating to warranties held by Tenant relative to the Tenant Improvements.

(b)                                 Extra Services. If Tenant uses extra services because of either non-Business Hours use or high electricity installations or if Tenant uses any Landlord-provided services in excess of that required for normal and customary office use (it being understood that Landlord considers the following factors to be significant indicators that electrical consumption may be in excess of normal and customary office use (i.e., “above standard”): (i) heavy, intense and/or dedicated plug loads in rooms, closets or other areas of the Premises served by Supplemental HVAC Equipment or which Landlord has a right to require be served by Supplemental HVAC Equipment pursuant to Section 5.5(c) herein and (ii) the temperature in a specific area of the Premises exceeds 78° F dry bulb on a recurring basis due to Tenant’s surrounding equipment or activities in or near such area), the costs of such services shall be excluded from Operating Costs, and shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of receipt of an invoice for such costs from Landlord. HVAC and lighting required by Tenant during non-Business Hours shall be supplied upon request by Tenant’s use of an override system in the Premises which will provide non-Business Hours HVAC and lighting to the Premises and which will provide Landlord with information to determine the length of time during which Tenant uses such non-Business Hours HVAC and lighting and Tenant shall pay the cost incurred by Landlord in providing such non-Business Hours HVAC and lighting. The current charge for non-Business Hours HVAC and lighting is $17.00 per hour per floor, but such charge is subject to increase based on increased costs incurred by Landlord in providing the same throughout the Lease Term. If Tenant determines that it will need to use HVAC and lighting service on a regular and sustained basis during non-Business Hours, Landlord agrees to collaborate with Tenant in a good faith effort to provide such non-Business Hours HVAC and lighting service at a reduced rate compared to the then applicable non-Business Hours HVAC and lighting rate. Subject to Section 5.1(c) herein, Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery, other than machinery and equipment normally used in offices, including, but not limited to, a server room, state-of-the-art communications systems and other equipment requiring electrical capacity in excess of that required for normal and customary office use, and none of the equipment or machinery placed in the Premises by Tenant shall exceed the electrical capacity of the Premises, unless Tenant receives Landlord’s advance written consent. Landlord is not obligated to provide any services other than those listed in Section 5.1(a) herein, but at Tenant’s request, such other services may be provided by Landlord, in Landlord’s sole discretion, provided the cost of such services is paid by Tenant to Landlord as Additional Rent. Tenant’s failure to pay the correct charges required by this Section 5.1(b) within thirty (30) days after receiving an invoice for the same shall entitle Landlord to the same remedies it has upon Tenant’s failure to pay Base Rent or any other charges due under this Lease and the right to terminate any such services.

(c)                                  Data Center. Notwithstanding anything to the contrary in Section 5.1(b) herein, as part of the initial Tenant Improvements to be installed prior to Tenant’s initial occupancy of the Premises, Tenant shall be permitted to cause the first floor of the Premises, or a portion thereof, to be upfitted as a corporate data center containing state-of-the-art communications and data systems and other machinery and equipment generally requiring electrical capacity in excess of that required for normal and customary office use (the “Data Center”); provided, however, any and all systems, machinery and equipment located in or otherwise serving the Data Center and/or other portions of the Premises exclusively (whether physically located in the Data Center or in other portions of the Building), including, without limitation, Supplemental HVAC Equipment, shall be separately metered for electrical usage. Such separate meter(s) must meet specifications provided by Landlord, and the costs of installing such meters and all associated data and electrical wiring (including all material and labor costs) shall be treated as part of the Tenant Improvements costs. The costs of such separately metered utility services shall be excluded from Operating Costs hereunder and shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of receipt of an invoice for such costs from Landlord. All equipment, electrical panels and breakers (including emergency power ATS and emergency electrical panels, breakers and switches), UPS, computers, and servers installed in and for the Data Center shall be maintained by Tenant at its sole cost and expense pursuant to Section 5.5(b) herein. Further, notwithstanding anything to the contrary contained in Section 5.1(a) herein, Landlord shall not be obligated to provide any additional janitorial services relative to the Data Center in excess of those services required to be provided by Landlord pursuant to Section 5.1(a)(iii) for the remaining areas of the Building; provided, however, at Tenant’s request, Landlord may provide such additional janitorial services, in Landlord’s sole discretion, provided the cost of such services shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of receipt of an invoice for such costs from Landlord.

(d)                                 Property Manager. Landlord shall cause the Building, the Building-Specific Common Areas and the Exterior Common Areas to be managed in accordance with standards reasonably consistent with the property management standards of other first-class suburban office buildings comparable to the Building in the south Charlotte area (the “Property Management Standards”), including effective oversight of Controllable Operating Costs. As of the Commencement Date, Bissell Companies serves as the property manager for the Building.

(i)                                     Subject only to the terms in Section 5.1(d)(ii) herein, Landlord shall be entitled to have Bissell Companies continue to serve as property manager for the Building, and, accordingly, Tenant shall have no right to have, or seek to have, Bissell Companies removed as property manager for the Building, during portions of the Lease Term (including extensions thereof) when either of the following scenarios is applicable: (A) any of the following, or a combination thereof, owns a controlling interest in the Building: (1) H.C. Bissell, Sara H. Bissell, any of their descendants or the spouse of any of their descendants (all such persons being collectively referred to as “Bissell Family Members”; each, a “Bissell Family Member”)) or any combination thereof, and/or (2) any entity that is owned or controlled by one or more Bissell Family Members and/or (3) any charitable entity or organization that acquires title, in whole or in part, to the Building from any Bissell Family Members or from any entity that is owned or controlled by one or more Bissell Family Members, provided such charitable entity or organization is one over which one or more Bissell Family Members retain(s) significant operational discretion; or (B) the Building is owned by a person, group of persons or entity that does not fit within a scenario described in the foregoing clause (i) but such person, group of persons or entity elects to have Bissell Companies continue to serve as property manager for the Building.

(ii)                                  Tenant may request that Landlord remove Bissell Companies as property manager for the Building if (and only if):

(A)                               Neither of the scenarios set forth in clauses (A) and (B) in Section 5.1(d)(i) herein continues to exist; or

(B)                               Bissell Companies is not performing its property management duties with respect to the Building in a manner that is consistent with the Property Management Standards and such performance is not adjusted to comply with the Property Management Standards within thirty (30) days after Tenant delivers to Landlord a written notice alleging such performance failure (such written notice shall explicitly refer to this Section 5.1(d)(ii)(B) and shall provide reasonably detailed comments and suggestions which, if instituted by Bissell Companies in the performance of its property management duties would, in Tenant’s opinion, comply with the Property Management Standards). If at the conclusion of such thirty (30) day period, Landlord and Tenant disagree as to whether Bissell Companies is in compliance with the Property Management Standards, either Landlord or Tenant shall be entitled to submit such disagreement to be settled by arbitration in Charlotte, North Carolina, in accordance with the then-prevailing Expedited Arbitration provisions of the American Arbitration Association or its successor for arbitration of real estate-related disputes. If Bissell Companies is determined not to be in compliance with the Property Management Standards (either by mutual agreement of Landlord and Tenant or as a result of an arbitration of the issue as provided above), Landlord shall be compelled to replace Bissell Companies as property manager for the Building.

(iii)                               If Landlord is required to replace Bissell Companies as property manager for the Building pursuant to Section 5.l(d)(ii) herein or if Landlord voluntarily chooses to replace Bissell Companies as property manager for the Building during any portion of the Lease Term where Tenant is leasing from Landlord all of the rentable space in the Building, then Landlord shall select a replacement property manager which is mutually acceptable to both Landlord and Tenant, in their reasonable discretion. Provided, however, if Landlord and Tenant are unable to reach agreement regarding such replacement property manager within twenty (20) days after the date on which Landlord initially notifies Tenant in writing of the identity of the replacement property manager proposed by Landlord, then until such time as Landlord and Tenant succeed in reaching agreement relative to the replacement property manager, either Landlord or Tenant shall be entitled to cause the issue(s) in dispute to be settled by arbitration in Charlotte, North Carolina, in accordance with the then-prevailing Expedited Arbitration provisions of the American Arbitration Association or its successor for arbitration of real estate-related disputes.

(iv)                              Nothing in this Section 5.1(d) shall be deemed or construed at any time during the Lease Term to relieve Landlord from its obligation to cause the Building to be managed in accordance with the Property Management Standards, and Landlord’s failure to do so shall entitle Tenant to pursue its rights and remedies under Section 11.4 herein.

Section 5.2                                   Business Hours. When used in this Lease, “Business Hours” means: (i) Monday through Friday, 8:00 a.m. until 6:00 p.m., and (ii) Saturday, 8:00 a.m. until 1:00 p.m., but excludes the following holidays or the days on which the following holidays are designated for observance: New Year’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day, and any other recognized national holiday generally observed by other first-class suburban office buildings comparable to the Building in the south Charlotte area.

Section 5.3                                   Twenty-Four Hour Access. Tenant and Tenant’s employees, agents and subtenants shall have access to the Premises and the Parking Areas twenty-four (24) hours per day, seven (7) days per week, subject to any additional security requirements that Tenant may elect to impose on access to the Premises by Tenant’s employees, agents, and subtenants, at Tenant’s sole cost and expense. Additionally, during any portion of the Lease Term when (i) Tenant is leasing from Landlord less than all of the rentable space in the Building or (ii) a party other than Tenant (i.e., subtenant or assignee of Tenant) is occupying space in the Building, such access shall also be subject to additional security requirements imposed by Landlord for after-Business Hours access to the Premises by Tenant’s employees, agents and subtenants (which requirements may include, but not be limited to, the exhibition of suitable identification and/or use of a particular entrance and/or exit with an access card, combination lock, or other security device), and Landlord shall be entitled to pass through to Tenant, as Additional Rent, Tenant’s Proportionate Share of the costs of such additional security requirements (to the extent allowed under Section 4.2 herein), but only to the extent such security requirements are reasonable in light of the circumstances and reasonably consistent with security requirements imposed or which would be imposed in similar circumstances by landlords of other first-class suburban office buildings comparable to the Building in the south Charlotte area. Notwithstanding the foregoing, Landlord shall have the right to close the Building and temporarily deny access to any person otherwise entitled thereto in the event of a bona fide emergency or other situation which threatens a danger to persons or property. Landlord acknowledges that Tenant may install additional security measures in addition to those provided by Landlord, and Landlord agrees to cooperate with Tenant in achieving a tie-in to the Building security and life safety systems, if applicable.

Section 5.4                                   Interruption of Services. Landlord does not warrant that any services Landlord supplies will not be interrupted, including, without limitation, interruptions due to Force Majeure Matters, and any interruption shall not: (i) be considered an eviction or disturbance of Tenant’s use and possession of the Premises; (ii) make Landlord liable to Tenant for damages; (iii) abate Base Rent, Additional Rent or any other charge under this Lease; or (iv) relieve Tenant from performing Tenant’s Lease obligations. Notwithstanding the foregoing, (A) if any essential services provided by Landlord (such as HVAC or electricity) are interrupted so as to render the Premises untenantable or if twenty-five percent (25%) or more of the parking spaces provided for the use by Tenant pursuant to Section 7.3(a) herein are not available to Tenant (provided, however, Landlord shall be entitled during such period of interruption to provide Tenant with access to replacement or substitute parking spaces located within a reasonable distance from the Building in a quantity equal to Tenant’s share of the total number of parking spaces with respect to which accessibility has been interrupted, in which case the rights of Tenant set forth in this Section 5.4 arising out of the unavailability of parking spaces shall no longer apply) for six (6) consecutive business days and (B) such interruption is caused by the willful misconduct or negligence of Landlord or Landlord’s agents or employees and is not caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents or invitees, then beginning on the sixth (6th) consecutive business day of the interruption and untenantability, or if later, the day Tenant stops using the Premises, or the untenantable portion thereof, because of the interruption, the Monthly Base Rent payable hereunder and Additional Rent payable pursuant to Section 4.2 herein shall equitably abate on a daily basis in proportion to the area of the Premises that is untenantable, until the Premises (or the relevant portion thereof) are returned to a tenantable condition (Tenant’s actual use of the Premises, or the relevant portion thereof, to conduct business therein being conclusive evidence of the tenantability thereof). Provided, however, the following activities of Tenant within the Premises shall not constitute “actual use” of the Premises for the purposes of this Section 5.4: (i) Tenant’s entry into the Premises for the limited purpose of removing Tenant’s personal property and work files, or (ii) the use of the Premises, or the relevant portion thereof which is untenantable, by a limited number of Tenant’s employees for the purpose of conducting essential business operations therein, provided the total number of such employees shall be no greater than necessary to sustain Tenant’s limited and essential business operations within the Premises, or the relevant portion thereof which is untenantable, during such period of untenantability and shall in no event be greater than five percent (5%) of the total number of employees which occupied and conducted business in the Premises, or the relevant portion thereof which is untenantable, immediately prior to the interruption which caused same to become untenantable. Further, if Tenant desires to occupy and conduct business in the Data Center during any period in which the Data Center is untenantable pursuant to this Section 5.4 and if such occupancy and conduct of business in the Data Center constitutes “actual use” in accordance with the terms and conditions of this Section 5.4, then Tenant shall be entitled to do so, provided Tenant shall have no right to an abatement of rent during such period relative to the portion of the Premises comprising the Data Center.

Section 5.5                                   Tenant’s Services and Maintenance.

(a)                                 Landlord shall provide Tenant and Tenant’s service provider access to existing conduits in the Building for the installation of Tenant’s voice/data cabling between floors in the Building. Should the existing Building conduits be insufficient for Tenant’s needs in this regard, Landlord will cooperate with Tenant to install additional conduits at Tenant’s cost. Tenant shall make arrangements directly with the data/voice company selected by Tenant (which company must be approved in writing by Landlord, such approval not to be unreasonably withheld) to provide such services to Tenant for data/voice service required by Tenant in the Premises and shall pay for all such service used or consumed in the Premises. Notwithstanding any term or provision to the contrary in Section 6.1 herein, Landlord reserves the right to require such data/voice company to remove its equipment and installations from the Building upon the expiration of the Lease Term. During any portion of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Tenant understands that Landlord must have available for use by other tenants and occupants in the Building sufficient room and capacity in the conduits and in the Building’s data/voice system components to serve the reasonable needs of such other tenants and occupants. In such case, Tenant and Tenant’s data/voice company shall cooperate promptly with Landlord to free up the capacity reasonably required to serve such other tenants and occupants or to install additional conduits and Building data/voice system capacity, at Tenant’s sole cost and expense, to serve the reasonable needs of such other tenants and occupants. Additionally, any data/voice company that installs its equipment and installations in the Building to serve the Premises shall not be entitled to use such equipment and installations to serve any other tenants and occupants in the Building or in other portions of the Business Park without first obtaining Landlord’s written consent (which Landlord may grant, deny or condition in Landlord’s sole discretion). The requirements and provisions in this Section 5.5(a) shall be binding on Tenant, and Tenant shall be responsible to Landlord for causing Tenant’s data/voice company to comply with such requirements and provisions.

(b)                                 Tenant shall be responsible for the maintenance, repair or replacement in a first-class condition and state of operation of (i) all equipment, electrical panels and breakers (including emergency power ATS and emergency electrical panels, breakers and switches), UPS, computers, and servers installed in and for the Data Center, (ii) any and all other systems which are located within the Premises and are supplemental or special to the Building’s standard systems, whether installed pursuant to a work letter or otherwise, including, without limitation, Supplement HVAC Equipment pursuant to Section 5.5(c) herein, (iii) floor and wall coverings in the Premises and (iv) all equipment and improvements (including, without limitation, the venting apparatus and system) in or serving the small commercial test kitchen anticipated to be installed in the Premises as part of the Tenant Improvements pursuant to Section 7.1 herein. Additionally, Tenant shall be responsible for all other services, maintenance and repairs not specifically delegated to Landlord hereunder which are required to keep the interior of the Premises in good condition and repair or are required by Tenant to conduct business in the Premises; provided, however, Tenant must obtain Landlord’s prior written consent before obtaining or contracting for any service not specifically provided for in this Lease.

(c)                                  If heat generating machines or equipment are used in the Premises by Tenant which materially affect the temperature otherwise maintained by the Building’s HVAC system (it being understood that, without limiting the foregoing, if such machines or equipment cause the temperature in a specific area of the Premises in the vicinity of such machines or equipment to exceed 78° F dry bulb on a recurring basis, then the provisions in this Section 5.5(c) shall be triggered), Landlord shall have the right to install, or to require Tenant to install, supplemental air conditioning units and any associated equipment, lines and appurtenances (including, without limitation, equipment to supply the necessary condenser water and chilled water for such supplemental air conditioning units) (collectively, the “Supplemental HVAC Equipment”) after providing Tenant not less than thirty (30) days written notice to correct the situation, in or for the Premises. Additionally, Tenant shall have the right to install Supplemental HVAC Equipment. With respect to any Supplemental HVAC Equipment that may be hereafter installed to serve the Premises, (i) all condenser water and chilled water as may be necessary to serve any such Supplemental HVAC Equipment shall be provided by separate equipment to be supplied by Tenant, (ii) the Supplemental HVAC Equipment shall be located on the Land as generally shown depicted and labeled as the “Screened Mechanical and Electrical Equipment Courtyard” on Exhibit O attached hereto and incorporated herein by reference or Landlord shall be entitled to approve any other location for such Supplemental HVAC Equipment within the Building, on the roof of the Building and/or on the Land (such approval not to be unreasonably withheld, conditioned or delayed), and, irrespective of the location of the Supplemental HVAC Equipment, Landlord shall be entitled to approve, in advance and in writing, plans and specifications for such Supplemental HVAC Equipment and the installation thereof, (iii) Landlord may require Tenant to provide screening (including precast screening) of any Supplemental HVAC Equipment located on the roof of the Building and/or on the Land, (iv) Landlord may, at Landlord’s option, require the separate metering of any Supplemental HVAC Equipment and charge Tenant as Additional Rent (to be paid within thirty (30) days after the delivery of an invoice therefor) for any excess electrical or other Building resources consumed by such Supplemental HVAC Equipment, (v) Landlord may reserve the right to require Tenant to remove any or all of the Supplemental HVAC Equipment at the expiration of the Lease Term and to restore any damage to the Building or the Land caused by such removal (provided, if Landlord desires to reserve such removal right, Landlord shall do so in writing at the time Landlord grants its approval for the installation of such Supplemental HVAC Equipment), (vi) the cost of the Supplemental HVAC Equipment shall be paid by Tenant to Landlord (if and to the extent such costs are incurred by Landlord) as Additional Rent within thirty (30) days after delivery of an invoice therefor to Tenant, and (vii) Tenant shall not be obligated to pay Landlord any other rent or charge for the location of such Supplemental HVAC Equipment on the roof of the Building and/or on the Land. Any activities by Tenant or Tenant’s agents, employees, licensees, contractors or subcontractors under this Section 5.5(c) that will involve venting, opening, sealing, waterproofing or altering the roof of the Building shall be performed by Landlord’s roofing contractor or other roofing contractor approved in writing in advance by Landlord (in Landlord’s sole discretion), at Tenant’s expense, and Tenant shall ensure that any use of the roof by Tenant and Tenant’s agents, employees, contractors, invitees and guests shall be conducted in a manner that does not void or impair Landlord’s roof warranty. Additionally, any activities by Tenant or Tenant’s agents, employees, licensees, contractors or subcontractors under this Section 5.5(c) that will involve venting, opening, sealing, waterproofing or altering any other structural portion of the Building, the Building slab or the Building Shell Improvements shall be performed by a contractor approved in writing in advance by Landlord (in Landlord’s sole discretion), at Tenant’s expense. As stated above, Landlord shall be entitled, at Landlord’s option, to require the installation of separate electrical meter(s) for any and all Supplemental HVAC Equipment that is installed in or to serve the Premises pursuant to this Section 5.5(c); all such separate meters must meet specifications provided by Landlord, and the costs of installing such meters and all associated data and electrical wiring (including all material and labor costs) shall be treated as part of the Tenant Improvements costs or, if installed by Landlord at Landlord’s expense, the cost thereof shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after the delivery by Landlord to Tenant of a statement for such costs.

(d)                                 Subject to the terms and provisions in this Section 5.5(d) and provided Tenant has properly installed required Supplemental HVAC Equipment and otherwise complied with the terms and provisions of Section 5.5(c) herein, Tenant shall be entitled to obtain a secondary (i.e., backup) supply of condenser water from Landlord to serve the Supplemental HVAC Equipment in the event of an interruption of the primary condenser water supply to be provided by Tenant pursuant to Section 5.5(c) herein. As of the Date of Execution, the Building has, and except for causes relating to Force Majeure Matters, the Building shall have during the Lease Term, a condenser water loop that is capable of providing approximately one hundred fifty (150) tons of condenser water (approximately fifteen (15) tons per floor) to serve tenant premises in the Building. During any period when the primary condenser water supply to be provided by Tenant pursuant to Section 5.5(c) herein has been interrupted and subject to the terms and provisions of this Section 5.5(d), Tenant shall be entitled to obtain from Landlord and use that portion of the Building’s total condenser water supply that is determined by multiplying such total supply (i.e., approximately 150 tons) by a fraction, the numerator of which is the number of complete floors in the Building then being leased by Tenant and the denominator of which is the total number of floors in the Building (i.e., 10) (accordingly, during any period in which Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall be entitled to obtain from Landlord and use, as a backup source, all of the Building’s condenser water supply). With respect to the supply of the Building’s condenser water that Tenant is entitled to use pursuant to this Section 5.5(d), Landlord shall provide such condenser water for Tenant’s use on a 24-hour, 7 day-per-week basis (subject to causes related to Force Majeure Matters), in accordance with the following terms and conditions:

(i)                                     Notwithstanding any other term or provision of this Lease to the contrary (including, without limitation, the terms and provisions of Section 5.4 herein), Landlord shall have no liability or responsibility to Tenant for, and Tenant agrees to indemnify and hold Landlord harmless from, any loss, cost, expense or damage arising out of, or in any way relating to, an interruption in supply of backup condenser water to be provided by Landlord pursuant to this Section 5.5(d), including, without limitation, damages to the Supplemental HVAC Equipment and any and all equipment and/or systems supported thereby.

(ii)                                  Tenant shall pay Landlord a one-time fee of $900.00 for the tap charge, rebalancing and valves needed for each separate tap that is made into the Building’s condenser water loop system. Landlord shall provide valved taps at riser for connection of Tenant’s condenser pipes. This fee shall be deemed Additional Rent for all purpose under this Lease and shall be paid by Tenant to Landlord before the applicable connection is made. Landlord shall be entitled to approve, in advance and in writing, plans and specifications for each such connection to the Building’s condenser water loop system.

(iii)                               In the event that Tenant elects in writing to use the Building’s condenser water supply as a backup source, then on and after the date on which Tenant taps into the Building’s condenser water loop system and for so long as Tenant remains tapped into such condenser water loop system, Tenant shall pay to Landlord a $3,500 per year fee (the “Annual Backup Condenser Fee”) for the right to access such condenser water supply as a backup source. In addition,

Tenant shall pay to Landlord a $35.00 per hour usage fee (the “Condenser Usage Fee”) for periods during which the Building’s condenser water supply is used by Tenant (it being understood by Tenant that, in order to keep the Building’s condenser water loop system operational on an on-going basis for Tenant’s backup use, Landlord is required to run the Building’s condenser water loop system on a periodic basis for testing and maintenance purposes during periods in which such condenser water supply serves as a backup source and that the $35.00 per hour usage fee shall apply to such use for such purposes). Such fees are intended to cover electricity costs to operate the condenser water loop system as well as costs associated with the maintenance of the condenser water loop system. The Annual Backup Condenser Fee and the Condenser Usage Fee shall not be included in Operating Expenses, but shall be Additional Rent for all purposes under this Lease. Accordingly, Tenant shall pay to Landlord, as Additional Rent with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12th) of the Annual Backup Condenser Fee, and Tenant shall pay to Landlord the cost of the Condenser Usage Fee within thirty (30) days of receipt by Tenant from time to time of invoices for the same from Landlord.

(iv)                              The fee amounts set forth in Section 5.5(d)(ii) and Section 5.5(d)(iii) herein are subject to increase, at Landlord’s reasonable discretion, to the extent of Landlord’s increased actual costs to provide the same. The term “actual costs,” in this Section 5.5(d)(iv), means Landlord’s out of pocket cost (without profit) excluding a depreciation charge for capital equipment.

(v)                                 All installations, if any, by Tenant under this Section 5.5(d) shall be at Tenant’s expense and shall be performed in a diligent, good and workmanlike manner, according to plans and specifications and using only contractors, subcontractors and methods approved by Landlord in advance and in compliance with all applicable legal requirements. Additionally, all such installations by Tenant shall be permitted through the appropriate governmental agencies and shall meet all required legal codes and requirements.

Section 5.6                                   Building Standard Improvements. Building Standard improvements shall mean those tenant improvements which normally and customarily are provided for tenants leasing space in the Buildings which has been previously unleased. Such Building Standard improvements shall exclude any tenant improvements of higher quality or quantity than Building Standard improvements and shall exclude additional mechanical systems, fixtures, flooring, finishes, alterations or improvements which are normally and customarily required to be paid by such new tenants, such excluded improvements being called non-Building Standard improvements. With regard to other components and elements of the Buildings, for the purposes of this Lease, “Building Standard” means those components and elements of the Buildings utilized in the design and construction of the Buildings and the various suites and offices therein that have been pre-selected by Landlord to ensure uniformity of quality, function and appearance throughout the Buildings, including Building Standard lighting (which is described in Section 5,1(a)(vi) herein). However, Landlord, in Landlord’s reasonable discretion, may add, delete or change elements on this list when, in Landlord’s reasonable discretion, such addition, deletion or change is needed in order to maintain the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land in good condition and repair.

ARTICLE VI
ALTERATIONS, REPAIRS AND MAINTENANCE

Section 6.1                                   Alterations.

(a)                                 Except as provided in Section 6.1(c) herein, and subject to the terms and provisions of Exhibit C-2 relating to the initial Tenant Improvements to be installed prior to Tenant’s initial occupancy of the Premises, no alterations, additions or improvements (collectively “Improvements,” which term shall include the Tenant Improvements) shall be made to the Premises, whether before or during the Lease Term, without the prior written consent of Landlord, and all such Improvements, including, without limitation, subdividing partitions, walls and railings of whatever type, material or height, shall, when made, become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, unless, at the end of the Lease Term and subject to the terms and provisions of this Section 6.1(a), with regard to Improvements (including, without limitation, cabling and wiring) made to the Premises during the Lease Term, Landlord shall notify Tenant to remove same, in which latter event Tenant shall do so. With respect to any Improvement(s) for which Tenant seeks Landlord’s approval (as contemplated in Section 6.1(b) herein), if Landlord approves the proposed Improvement(s), Landlord shall also notify Tenant in writing, simultaneously with the delivery to Tenant of the approval communication, as to whether Landlord reserves the right to require Tenant, at the expiration or earlier termination of the Lease Term, to remove all or any portion of such Improvement(s) and to restore the Premises to the condition that existed immediately prior to the installation of such Improvement(s). If Landlord does not reserve such right to require Tenant to remove the relevant Improvement(s) and to restore the Premises at the expiration or earlier termination of the Lease Term at the time Landlord approves such Improvement(s), then Landlord shall be deemed to have waived such removal and restoration right. Tenant shall remain subject to Landlord’s right to require the removal of all or any portion of Improvements and the associated restoration to be completed by Tenant at the expiration or earlier termination of the Lease Term unless Landlord, as provided above in this Section 6.1(a), either has waived or is deemed to have waived (i.e., because Landlord has allowed the ten (10) business day period in Section 6.1(b) herein to lapse without responding) the right to require the removal of such Improvements and the associated restoration to be completed at the expiration or earlier termination of the Lease Term, Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any alterations, additions or other Improvements (excluding, however, the initial Tenant Improvements installed prior to Tenant’s initial occupancy of the Premises) related to a single project so long as (i) the expenditures (or series of expenditures made with respect to such project in a six (6) month period) to be made in connection with such project do not exceed $50,000.00, (ii) such project does not involve connecting to or tampering with any Building system (including the Building systems referenced in Section 5.1(a)(x) herein) or any Building structural elements or components, (iii) such project does not require work to be performed inside the walls or above the ceiling of the Premises; (iv) such project does not involve any alterations, additions or other Improvements that are visible from the exterior of the Premises or the Building and (v) Tenant provides Landlord with written notice of such project at least thirty (30) days in advance of the commencement of same.

(b)                                 If Tenant is required to seek or desires to seek Landlord’s approval of plans and specifications for Improvements that Tenant desires to install, Tenant shall deliver to Landlord two (2) complete sets of reasonably detailed plans and specifications for such Improvements, including dimensions, materials, colors and similar information that landlords of other first-class suburban office buildings comparable to the Building in the south Charlotte area typically require in cases where they have a review right, and each such submittal shall be delivered to Landlord under the cover of a submittal form that is materially similar to the sample submittal form attached hereto as Exhibit J (with blanks completed). Upon Landlord’s receipt of a submittal of plans and specifications, Landlord shall complete such review and provide Landlord’s written response to such plans and specifications to Tenant within ten (10) business days after Tenant initially delivers such plans and specifications to Landlord. As provided in Section 6.1(a) herein, Landlord’s written response to Tenant also shall indicate whether Landlord reserves the right to require Tenant, at the expiration or earlier termination of the Lease Term, to remove all or any portion of such Improvement(s) and to restore the Premises to the condition that existed immediately prior to the installation of such Improvement(s). Landlord’s approval of any such plans and specifications shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve the plans and specifications, such written notice from Landlord to Tenant shall provide reasonably detailed comments and suggestions which, if incorporated in the plans and specifications, will render them acceptable to Landlord. Additionally, if Landlord requires more information in order to complete its review, Landlord shall so notify Tenant in writing within the foregoing ten (10) business day period. If Landlord initially does not approve plans and specifications or approves them conditioned upon certain modifications being made therein, the same process set forth above in this Section 6.1(b) shall apply to the resubmittal of such plans and specifications by Tenant to Landlord for Landlord’s approval or unconditional approval, as the case may be. Notwithstanding anything to the contrary contained in this Section 6.1(b), Exhibit C-2 shall control the procedure for submittal and approval of the Tenant Improvements Plans and Specifications (for the initial Tenant Improvements) to be prepared by the Architect/Engineer.

(c)                                  In addition to the terms and provisions contained in the last sentence in Section 6.1(a) herein, Tenant shall not core drill or in any other manner attempt to penetrate the floors of the Building without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. All Improvements shall be constructed in a diligent, good and workmanlike manner, using, at a minimum, finishes which are Building Standard, using only contractors and subcontractors approved in advance and in writing by Landlord, and in compliance with all applicable legal requirements, including, without limitation, the procurement of a building permit. With respect to any plans and specifications for Improvements which are approved by Landlord as contemplated in Section 6.1(b) herein, the relevant Improvements shall be constructed in accordance with the plans and specifications approved by Landlord. At Landlord’s request, Tenant shall obtain a Builders’ Risk Insurance Policy covering the Improvements in such amount as is reasonably requested by Landlord, naming Landlord and Landlord’s lender(s) as an additional insured and providing that such policy will not be canceled without giving Landlord and Landlord’s lender(s) at least fifteen (15) days’ prior written notice thereof, and upon completion of such Improvements, Tenant shall furnish Landlord with a complete set of as-built plans and specifications for the same along with a CAD or other electronic version (as reasonably requested by Landlord) of such plans and specifications. Tenant has no authority to allow, will not permit, and will indemnify Landlord and hold it harmless from, any contractors’, laborers’, mechanics’, and/or materialmen’s liens, or any other similar liens filed against the Premises, the Land and/or the Building in connection with any Improvements. Also, with respect to any alterations, additions or other Improvements to the Premises made by Tenant (excluding, however, the initial Tenant Improvements installed prior to Tenant’s initial occupancy of the Premises), if Tenant requests, or if Landlord requires, the involvement of or work by Landlord’s construction coordinator, Tenant shall pay to Landlord the reasonable cost thereof (generally two percent (2%) or more of the cost of the relevant Improvements), to be paid as Additional Rent within thirty (30) days of receipt of an invoice for the same; provided, however, Landlord shall not be entitled to require the involvement of or work by Landlord’s construction coordinator unless (i) Tenant is leasing from Landlord less than all of the rentable space of the Building, or (ii) Tenant is failing to comply, or has previously failed to comply, with Landlord’s construction requirements and guidelines. Landlord shall have no obligation to provide a construction coordinator relative to the initial Tenant Improvements. Landlord’s concerns and requirements for a supervisory role in connection with any Improvements will be greater relative to any portion of the Lease Term during which Tenant is leasing from Landlord less than all of the rentable space in the Building. In connection with any Improvements, Tenant shall be entitled to use only the Loading Dock Elevator (which Tenant shall pad and protect to prevent damage to same and the finishes therein) at no additional cost to Tenant beyond the rent otherwise provided for in this Lease, provided all such usage shall be subject to the standard Building Rules and Regulations in effect from time to time, as referenced in Section 7.4 herein and on Exhibit F attached hereto (the “Building Rules and Regulations”). Additionally, Tenant shall cause the construction of any Improvements to be completed in a manner that does not materially adversely impact or disrupt other tenants and occupants in the Building and in other buildings in the Business Park.

(d)                                 Notwithstanding the foregoing terms and provisions in this Article VI to the contrary, reference is made to the terms and provisions of Exhibit G hereto regarding the rights and obligations of the parties relating to the Generator and the Communications Equipment.

Section 6.2                                   Right of Entry. Landlord and its authorized agents shall have the right to enter and grant licenses to enter the Premises at any time upon at least 24 hours’ advance verbal notice (except in emergencies, in which case no notice is required, or in connection with the performance of maintenance services which Landlord is obligated to perform under this Lease, in which case Landlord shall use reasonable efforts to verbally notify Tenant prior to Landlord’s entry into the Premises) (i) to examine the Premises, (ii) to make alterations and repairs to the Premises or to the Building (including the right, during the progress of such alterations or repairs, to store within the Premises necessary materials, tools and equipment in a manner not to unreasonably interfere with Tenant’s business operations), and (iii) to exhibit the Premises to prospective purchasers or, during the last twelve (12) months of the Lease Term, prospective tenants (provided, however, with respect to any entry into the Premises under the immediately preceding clauses (i)-(iii) in non-emergency circumstances, Tenant shall be afforded a reasonable opportunity to have a representative accompany Landlord’s representative, and, if applicable, the representative(s) of the prospective purchaser or tenant); and no such entry shall render Landlord liable to any claim or cause of action for loss of or damage to the property of Tenant by reason thereof, nor in any manner affect the agreements in this Lease, except to the extent any damage to or loss of Tenant’s property is caused by Landlord’s negligence or willful misconduct and is not covered by Tenant’s insurance or the insurance Tenant is required to carry hereunder, whichever is greater.

Section 6.3                                   Tenant’s Care of Premises. In addition to the applicable obligations and duties of Tenant under Article V herein, Tenant shall (i) keep the Premises and fixtures therein in good order and repair, including, without limitation, maintenance, repair and replacement, if necessary, of doors (exterior and interior), interior plate glass and interior window glass, and wall and floor coverings, effecting all such maintenance, repairs and replacements at its own expense, employing materials and labor of a kind and quality at least equal to the original installations; (ii) make repairs and replacements to the Premises and the Building needed because of Tenant’s misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord’s insurance or would be covered by Landlord’s insurance if Landlord carried the insurance Landlord is required to carry under Section 8.1; (iii) repair and replace special equipment or decorative treatments above Building Standard installed by or at Tenant’s request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord’s misuse or negligence, and are not covered by Tenant’s insurance or the insurance Tenant is required to carry under Section 8.2 and Section 8.6, whichever is greater, and (iv) not commit waste. If Tenant fails to maintain, repair or replace such equipment or other installations in or about the Premises as above provided within a reasonable time, not less than thirty (30) days, after written request from Landlord to do so, then Landlord may, but is not required to, complete the required work and Tenant shall pay the cost thereof to Landlord as Additional Rent within thirty (30) days of receipt of an invoice for the same.

Section 6.4                                   Refrigerators, Water Fountains, Water Coolers, Icemakers, and Other Water-Using Equipment. Before placing any water-using equipment, including, without limitation, refrigerators, water fountains, fish tanks, water walls, water coolers or icemakers in the Premises, Tenant must obtain Landlord’s prior written consent, which consent Landlord will not unreasonably withhold, condition or delay. Further, notwithstanding any other provisions of this Lease, including, without limitation, Section 8.7 herein, if Tenant places in the Premises any such water-using equipment, if any such water-using equipment is placed or installed in the Premises as a part of the original Tenant Improvements installed in the Premises, or if any such water-using equipment is placed within or made a part of the Premises by Tenant or at Tenant’s request at any other time during which this Lease is in force, whether or not Landlord has consented to the same, and such water-using equipment, including, without limitation, refrigerators, water fountains, fish tanks, water walls, water coolers or icemakers, leaks for any reason and/or causes damage to the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land, or any part thereof, including, without limitation, walls, floors, ceilings, or any coverings thereof, or to any other property of Landlord or of any other tenant, then in such case, Tenant shall be responsible for and shall pay and reimburse Landlord (as Additional Rent) and such other tenant(s) for the cost of the repair or replacement of any such part of the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land or other property of Landlord or such other tenant, whether covered by Landlord’s or such other tenant’s insurance or not, and the waiver of claims and subrogation in Section 8.7 herein shall not apply to such damage. As provided above, Landlord’s consent to any such water-using equipment being in the Premises shall not release Tenant from its liability under this Section 6.4, Notwithstanding the foregoing, this Section 6.4 shall not apply to leakage from pipes installed as a part of the base Building or from the base Building plumbing system located above the ceiling, below the floor or behind the walls. Further, this Section 6.4 shall not apply to the restrooms and water fountains installed in the Premises by Landlord as part of the Building Shell Improvements prior to the installation of the Tenant Improvements in the Premises, as contemplated in Exhibit C-2. However, any water-using equipment installed in the Premises as part of the installation of the Tenant Improvements or later during the Lease Term shall be subject to the terms and conditions of this Section 6.4.

Section 6.5                                   Landlord’s Repairs. Subject to Tenant’s obligations in Section 6.3 and Section 6.4 herein and in addition to Landlord’s obligations set forth in Section 2.3 and Section 5.1 herein, Landlord shall be responsible for maintenance (including repair and replacement, where applicable) of the Building, the Building slab, the Building Shell Improvements (including, without limitation, the elevators, the restrooms and fixtures located therein and the stairwells), the roof of the Building, the Building-Specific Common Areas and the Exterior Common Areas in a condition reasonably consistent with other first-class suburban office buildings comparable to the Building in the south Charlotte area, except as otherwise provided in this Lease and so long as the need for such maintenance, repair and/or replacement is not the result of Tenant’s construction and/or installation of the Tenant Improvements or other Improvements. Additionally, Landlord shall be responsible for defects in manufacture and construction which affect the Building’s HVAC, mechanical, electrical and plumbing systems for the period beginning on the Commencement Date and ending on September 30, 2011, provided Tenant provides Landlord with written notice thereof during such period of time. Landlord shall be entitled to pass through to Tenant, as Additional Rent, Tenant’s Proportionate Share of the costs of any work that Landlord is required to perform hereunder to the full extent allowed under the terms and provisions of Section 4.2 herein; provided, however, in the event any work which Landlord is required to perform under this Section 6.5 or under Section 2.3 or Section 5.1 herein is covered, in whole or in part, under any warranty held by Tenant relative to the Tenant Improvements, Landlord shall use commercially reasonable efforts to make a claim (or to coordinate with Tenant in making a claim) under such warranty before passing through the costs covered by such warranty to Tenant in accordance with the terms and provisions of Section 4.2 herein. Accordingly, Tenant shall provide Landlord with a comprehensive list of warranties held by Tenant relative to the Tenant Improvements as well as a copy of each such warranty, and Tenant agrees that Tenant shall cooperate with and assist Landlord, as reasonably requested by Landlord, in making or asserting claims under such warranties.

Section 6.6                                   Time for Repairs. Repairs or replacements required under Section 6.3, Section 6.4 and Section 6.5 herein shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice of the need for such repair or replacement.

Section 6.7                                   Surrendering the Premises. Tenant shall schedule its date(s) for vacating and moving out of the Premises, in writing, with Landlord in advance of the Termination Date and surrender the Premises to Landlord in a broom clean condition and otherwise in the same condition that existed immediately following the installation of the Tenant Improvements in the Premises, except for: (i) ordinary wear and tear; (ii) damage by the elements, fire, and other casualty, unless Tenant would be required to repair such damage under Section 6.3 or Section 6.4 herein; (iii) condemnation; and (iv) permitted Improvements, unless Landlord requires their removal under Section 6.1 herein. On surrender, Tenant shall remove from the Premises its personal property, trade fixtures, any Improvements required to be removed under Section 6.1 herein, and, at Landlord’s request given to Tenant at least ninety (90) days prior to the scheduled Termination Date (unless the termination is due to Tenant’s default, in which case Tenant will remove such cabling and wiring upon Landlord’s request without notice, or reimburse Landlord for the cost of such removal if Landlord removes the same), Tenant shall remove any communications or computer cabling and wiring placed in the Premises or other parts of the Building (including, without limitation, the Data Center) by Tenant, and Tenant shall repair any damage to the Premises or the Building (or reimburse Landlord for the cost of the same) caused by any such removal of such personal property, trade fixtures, Improvements or cabling and wiring, required in this Section 6.7. Any items not removed by Tenant as required above shall be considered abandoned unless the parties agree otherwise in writing. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their removal and disposal, minus any revenues received by Landlord for their disposal.

ARTICLE VII
USE AND COVENANTS

Section 7.1                                   Use and Occupancy. Tenant shall use the Premises for general office purposes only and all lawful uses ancillary thereto (which shall be deemed to include the operation of a small commercial test kitchen, provided the location of, plans and specifications for, and activities to be conducted within such kitchen shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld) and shall otherwise make no unlawful use of the Premises. With respect to the small commercial test kitchen to be installed in the Premises as part of the Tenant Improvements pursuant to the immediately preceding sentence, such facility must be vented to Landlord’s reasonable satisfaction, and as part of Tenant’s maintenance obligations under Section 5.5 herein, Tenant shall keep the vent apparatus and system maintained in a first-class condition and state of operation throughout the Lease Term. Additionally, in no event shall the Premises, or any portion thereof, be used for the operation of (i) an executive office business where individual suites or offices within the Premises are leased, rented or licensed to individual tenants, renters or licensees, (ii) an office of any federal, state or local governmental entity or organization (provided, a professional governmental non-social service agency (e.g., FBI, Secret Service, FDIC) shall be permitted), (iii) a medical office or facility for the primary purpose of conducting laboratory research and/or treating or otherwise counseling patients, or (iv) any use that is inconsistent with the terms and provisions of the Declaration Documentation, without Landlord’s prior written consent, which Landlord may withhold in Landlord’s sole discretion. Further, Tenant shall not place or affix any sign, name, legend, notice or advertisement of any kind on any part of the Building, except as provided in Section 7.2 herein or elsewhere in this Lease, except for signage in the lobby of the Premises which is not visible from the exterior of the Building and except for name plates for offices and conference rooms, without the prior written approval of Landlord, which Landlord may withhold in its sole discretion. Provided, however, during any portion of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Tenant shall not display any signs or other media in the lobby of the Building for the purpose of advertising Tenant, any product of Tenant or any other entity, event or thing. Regarding any patio, balcony, porch or similar contiguous space outside of the Building (including any balcony, porch or similar contiguous space located outside of the Building that may be attached to and accessible only from the Premises, e.g., exterior balconies accessible only from, and serving only, the Premises), Tenant shall not have the right to place furniture or equipment or any other personal property in such space without Landlord’s prior written consent, which Landlord may withhold in Landlord’s sole discretion. Also, notwithstanding any other provision of this Lease, such space shall not be used for office purposes, but shall be used by Tenant’s employees and visitors only for viewing, relaxing or talking purposes (which may include incidental use of laptop computers on a non-permanent basis); and in no event shall any smoking or other use of tobacco products be permitted on or in any such space. Also, Tenant shall cause its commercial general liability insurance required under this Lease to cover all such spaces.

Section 7.2                                   Signage.

(a)                                 Directory Signage. During all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall be entitled to the use (and, under certain scenarios more fully described below in this Section 7.2(a) with regard to the Building-Specific Digital Information Screens, control) of two (2) electronic/digital directional and information screens (one of which is located on the first floor of the Building and one of which is located on the fourth floor of the building) which are devoted to providing information about tenants in the Building (e.g., tenant directory-type information) (the “Building-Specific Digital Information Screens”) and one (1) electronic/digital directional and information screen located on the first floor of the Building which is devoted to providing information about the Business Park (e.g., events occurring and opportunities available within the Business Park community) (the “Business Park-Specific Digital Information Screen”) (the Building-Specific Digital Information Screens and the Business Park-Specific Digital Information Screen being collectively referred to in this Lease as the “Digital Information Screens”). Moreover, during such portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall have the right to have direct network control (using Tenant’s own computers, software and networking equipment) of the Building-Specific Digital Information Screens for the purpose of incorporating such screens into Tenant’s overall digital signage program for the Building, and in the event Tenant elects to exercise such right, Landlord agrees to cooperate with Tenant, at no cost or expense to Landlord, as reasonably necessary to enable Tenant to connect Tenant’s computers, software and networking equipment directly to the Building-Specific Digital Information Screens, and Tenant agrees to maintain such screens in good condition at Tenant’s sole cost and expense. However, during all portions of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Landlord shall be entitled to control the content to be displayed on the Building-Specific Digital Information Screens (in addition to the Business Park-Specific Digital Information Screen, with respect to which Landlord shall have the right to control content during all portions of the Lease Term), and the amount of content to be displayed on such Building-Specific Digital Information Screens devoted to information relating to Tenant shall be reasonably determined by Landlord at such time in a manner that is consistent with standards used for other multi-tenant buildings in the Business Park (taking into account Tenant’s reasonable input and feedback and Tenant’s size (i.e., percentage of square feet leased and/or occupied by Tenant in the Building relative to other tenants in the Building). From time to time during the Lease Term when Landlord is controlling the content to be displayed on the Building-Specific Digital Information Screens, Tenant shall provide Landlord with relevant information about Tenant and Tenant’s business units, departments and employees to enable Landlord’s property manager to enter such information into the electronic database that populates the Building-Specific Digital Information Screens. The costs and expenses associated with managing, operating and maintaining the Digital Information Screens and the electronic database that populates the Digital Information Screens shall be included in Operating Costs under this Lease; provided, however, with respect to portions of the Lease Term when Tenant has direct network control of the Building-Specific Digital Information Screens, costs and expenses relating the Building-Specific Digital Information Screens (which costs and expenses shall be borne by Tenant), including costs of maintaining the Building-Specific Digital Information Screens in good condition and repair, shall not be included in the Operating Costs that may be passed through to Tenant pursuant to Section 4.2 herein. Upon the expiration or earlier termination of this Lease or, at such time during the Lease Term when Tenant is no longer leasing from Landlord all of the rentable space in the Building, Tenant shall relinquish control of the Building-Specific Digital Information Screens, and at such time such screens shall be in generally the same condition as when Tenant assumed direct network control of such items, normal wear and tear excepted. Notwithstanding anything to the contrary contained in this Section 7.2(a), during any portion of the Lease Term following March 1, 2012, when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall be entitled to direct Landlord to remove from the Building all three (3) (but not less than all three (3)) of the Digital Information Screens by delivering written notice of such election to Landlord. Landlord shall have ninety (90) days after the receipt of such written notice to remove such Digital Information Screens, and Tenant shall be required to pay to Landlord as Additional Rent, within thirty (30) days of receipt of an invoice therefor, the actual and reasonable costs and expenses incurred by Landlord in connection with the removal of the Digital Information Screens and the associated repair and restoration of the surfaces from which such Digital Information Screens were removed, and upon such removal, (i) the costs associated with the Digital Information Screens shall not be included thereafter in the Operating Costs that may be passed through to Tenant pursuant to Section 4.2 herein and (ii) the total Base Year Operating Costs shall be reduced thereafter by the portion of Base Year Operating Costs associated with the Digital Information Screens. Provided, however, during any portion of the Lease Term following Landlord’s removal of the Digital Information Screens when Tenant is leasing from Landlord less than all of the rentable space in the Building, and in any event, at the expiration or earlier termination of the Lease Term, Landlord shall have the right, in its sole discretion, to reinstall such Digital Information Screens in the areas of the Building where such Digital Information Screens were originally installed, and Tenant shall be required to pay to Landlord as Additional Rent, within thirty (30) days of receipt of an invoice therefor, the actual and reasonable costs and expenses incurred by Landlord in connection with the reinstallation of the Digital Information Screens; and upon such reinstallation, (i) the costs associated with the Digital Information Screens shall be included in the Operating Costs that may be passed through to Tenant pursuant to Section 4.2 herein and (ii) the total Base Year Operating Costs shall be prospectively increased by the portion of Base Year Operating Costs associated with the Digital Information Screens.

(b)                                 Building Monument Signage. During all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant shall be entitled to exclusive tenant exposure on the monument sign for the Building (the “Building Monument Sign,” which shall include the Building name and address as well as Tenant’s information, as provided below) which is located or is to be located along the right-of-way of Ballantyne Corporate Place. During all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant’s Trade Name and logo (depicted using the same size lettering as is being used on the date this Lease is executed for building monument sign exposure for tenants in other multi-story, single-tenant buildings in the Business Park, provided Tenant’s Trade Name may use lettering in Tenant’s logo style) shall be included on the Building Monument Sign. During all portions of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Tenant shall be entitled to non-exclusive exposure, in common with one or more other tenants and occupants in the Building (as determined by Landlord from time to time), on the Building Monument Sign, such non-exclusive exposure to include only Tenant’s Trade Name and not Tenant’s logo and to use the same size and style lettering as is being used at such time for building monument sign exposure for tenants in other multi-story, multi-tenant buildings in the Business Park. Subject to the foregoing criteria and details, plans and specifications for Tenant’s Trade Name and, if applicable, logo to be installed on the Building Monument Sign shall be subject to Landlord’s advance written approval, such approval not to be unreasonably withheld, conditioned or delayed. As used in this Lease, “Tenant’s Trade Name” shall mean the name “Premier” or any name that in the future replaces the name “Premier” as a result of the original Tenant under this Lease being acquired by or merged into a different entity.

(c)                                  Exterior Building-Mounted Signage Above Building Entrance. Tenant shall be entitled, during all portions of the Lease Term when (A) all of the rentable space in the Building is being leased by Tenant, and (B) at least sixty percent (60%) of the total rentable space in the Building is being occupied by either Tenant or one or more Affiliates of Tenant (as opposed to other subtenants or assignees), to replace the signage reading “Boyle” currently located on the silver band over the entrance to the Building with signage reading “Premier,” subject to the following terms and conditions: (i) such replacement signage shall be the same size, material, color and style as the signage being replaced, and the plans and specifications for such signage shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, (ii) the cost of designing, permitting, installing, maintaining (in a first-class condition) and removing the sign shall be borne entirely by Tenant, (iii) Tenant shall be responsible, at its sole cost and expense, for obtaining and maintaining any governmental approvals necessary for the installation and maintenance of the sign, (iv) such sign shall be promptly removed by Tenant, at its sole cost and expense, upon the Termination Date or any earlier termination of the Lease Term or, at Landlord’s option, at such earlier time as (A) Tenant is no longer leasing from Landlord all of the rentable space in the Building, or (B) less than sixty percent (60%) of the total rentable space in the Building is being occupied by either Tenant or one or more Affiliates of Tenant (as opposed to other subtenants or assignees), and Tenant, at its sole cost and expense, shall restore the exterior of the Building and any resulting damage to the Land to the condition that existed prior to the installation of such sign (including the reinstallation of the “Boyle” sign in the silver band above the Building entrance), and (v) such right is personal to Tenant named in this Lease (i.e., Premier Purchasing Partners, L.P.), including any Affiliate of Tenant, but shall not inure to the benefit of any other assignees or subtenants of Tenant hereunder, and shall permit the display of only Tenant’s Trade Name and associated logo.

(d)                                 Exterior Building-Mounted Signage on Building Face. Tenant shall be entitled, during all portions of the Lease Term, to install and maintain one (1) Building-mounted sign with Tenant’s Trade Name and logo on the face of the Building, subject to the following terms and conditions: (i) the plans and specifications for such sign, including the size, materials, lighting, and placement on the exterior of the Building (placement is anticipated near the top of the Building, but not on the roof of the Building), shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, (ii) the cost of designing, permitting, installing, maintaining (in a first-class condition) and removing the sign shall be borne entirely by Tenant, (iii) Tenant shall be responsible, at its sole cost and expense, for obtaining and maintaining any governmental approvals necessary for the installation and maintenance of the sign, (iv) such sign shall be promptly removed by Tenant, at its sole cost and expense, upon the Termination Date or any earlier termination of the Lease Term, and Tenant, at its sole cost and expense shall restore the exterior of the Building and any resulting damage to the Land to the condition that existed prior to the installation of such sign, and (v) such right is personal to Tenant named in this Lease (i.e., Premier Purchasing Partners, L.P.), including any Affiliate of Tenant, but shall not inure to the benefit of any other assignees or subtenants of Tenant hereunder, and shall permit the display of only Tenant’s Trade Name and associated logo.

(e)                                  Possible Second Exterior Building-Mounted Signage on Building Face. In addition to the Building-mounted sign which Tenant shall have the right to install pursuant to Section 7.2(d) herein, Tenant shall be entitled, during all portions of the Lease Term, to install and maintain one (1) additional Building-mounted sign with Tenant’s Trade Name and logo on the face of the Building (to be installed on a different face of the Building than the sign described in Section 7.2(d) herein), subject to all of the terms and conditions set forth in clauses (i)-(v) in Section 7.2(d) herein, and further subject to the obligation by Tenant to pay to Landlord during the period within which such additional Building-mounted sign shall be installed, as Additional Rent with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12th) of the Additional Signage Rental Amount. For purposes hereof, “Additional Signage Rental Amount” shall mean an annualized rental amount equal to the total Rentable Area of the Premises multiplied by Twenty Cents ($0.20).

Section 7.3                                   Parking.

(a)                                 General. Tenant, and its employees, agents and invitees shall be required by Tenant to comply with the Parking Rules and Regulations attached hereto as Exhibit E, together with all modifications thereto which Landlord may hereafter make (the “Parking Rules and Regulations”), and to use the parking areas located within the boundaries of the Land and the Adjacent Land (collectively, the “Parking Areas,” which shall include parking areas within Parking Deck A and Parking Deck B) only in a manner which is compatible with the day-to-day general use of the Buildings, the Land and the Adjacent Land. The Parking Areas are designed and intended to be used by tenants in the Buildings and their employees, agents, visitors, and invitees; and as of Date of Execution of this Lease, the Parking Areas are designed to contain approximately three and six-tenths (3.6) parking spaces for each 1,000 square feet of rentable area in the Building, and Tenant and its employees, agents, invitees and visitors shall be entitled to use three and six-tenths (3.6) parking spaces for each 1,000 square feet of Rentable Area of the Premises. Landlord shall have the right to tow vehicles of Tenant and Tenant’s employees, agents, visitors and invitees that are parked in violation of the Parking Rules and Regulations. Upon Landlord’s request, Tenant will provide Landlord with the license tag numbers of all its employees and agents using the Premises or the Building. Landlord reserves the right from time to time, with reasonable notice to Tenant, and provided Tenant’s business operations within the Premises are not materially adversely affected thereby, to (i) change the location or configuration of the Parking Areas; (ii) change the number of parking spaces located within the Parking Areas; (iii) install systems to control and monitor parking in the Parking Areas, including without limitation, a parking gate and identification card system; (iv) utilize parking guards or attendants to supervise and control parking within the Parking Areas; (v) make repairs, alterations, and improvements to the Parking Areas; (vi) modify the Parking Rules and Regulations; and (vii) enforce the Parking Rules and Regulations by appropriate legal action, including, without limitation, towing of vehicles parked in violation of the Parking Rules and Regulations. Tenant shall not be required to pay a separate charge for its use of the Parking Areas, which, except for the rentals and other sums required to be paid by Tenant under this Lease, shall be free of charge during the Lease Term for Tenant and Tenant’s employees, agents, visitors and invitees. Notwithstanding anything to the contrary in this Section 7.3(a) or elsewhere in this Lease, Landlord hereby reserves the right to (i) allow the owners, occupants and tenants of other buildings in the Business Park (including the employees and invitees of same) to use the Parking Areas from time to time for overflow or special event purposes and (ii) to reserve parking spaces in the Parking Areas for the exclusive use of other tenants in the Buildings, provided such actions do not prevent Tenant from accessing the number of parking spaces within the Parking Areas which Tenant has the right to use under this Section 7.3(a) (i.e., three and six-tenths (3.6) parking spaces for each 1,000 square feet of Rentable Area of the Premises) during Business Hours. Landlord agrees to cause Harris Building Landlord and Adjacent Land Owner, to execute this Lease for the purpose of acknowledging and consenting to the rights and obligations of Tenant and Landlord pursuant to this Section 7.3(a) relative to the portion of the Parking Areas located within the Adjacent Land.

(b)                                 Visitor Parking. Subject to the terms and provisions of Section 7.3(a) herein, Tenant shall be entitled to the exclusive use and designation of two (2) parking spaces per 26,250 square feet of Rentable Area of the Premises (i.e., twenty (20) parking spaces during all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building) for the purpose of Tenant’s visitor parking, which shall be in a location mutually agreeable to both Landlord and Tenant on the grade level of Parking Deck A. Such visitor parking spaces shall be included within the total number of parking spaces within the Parking Areas which Tenant has the right to use under Section 7.3(a) herein and shall be clearly marked “Premier Visitor Parking” or similar verbiage. Notwithstanding the foregoing, Landlord shall have no obligation or responsibility to monitor or police the use of such visitor parking spaces or to take any enforcement action relative to any vehicles parked in such spaces.

Section 7.4                                   Building Rules and Regulations. Tenant shall obey and require its employees, agents and invitees to obey the Building Rules and Regulations attached hereto as Exhibit F and to such further reasonable and non-discriminatory rules and regulations as Landlord may hereafter make or adopt for the Building and/or the Land. During any portion of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Landlord may not unreasonably modify the Building Rules and Regulations without Tenant’s consent; provided, however, during any portion of the Lease when Tenant is leasing from Landlord less than all of the rentable space in the Building, Landlord may, in a commercially reasonable manner, waive or modify any of such Building Rules and Regulations in the case of any one or more tenants, or their employees, agents, invitees and visitors, so long as such waiver or modification does not materially adversely affect Tenant’s rights hereunder or materially interfere with Tenant’s use of the Building-Specific Common Areas or the Exterior Common Areas, without affecting Tenant’s obligations under this Lease, and Landlord shall not be responsible to Tenant for the nonconformance by any other tenant, or its employees, agents, invitees or visitors, to any of said Building Rules and Regulations.

Section 7.5                                   Hazardous Substances.

(a)                                 Tenant shall not use, store, generate or dispose of any Hazardous Substances, or knowingly permit the same, in, on, above or below any part of the Premises, the Building, the Land or the Adjacent Land except for reasonable quantities of normal and customary office and cleaning supplies used in compliance with applicable laws, reasonable quantities of Hazardous Substances used in compliance with applicable laws in connection with construction and maintenance activities related to the Building and the Land, and reasonable amounts of fuel for the Generator provided for on Exhibit G (which shall be stored only in the fuel tank of the Generator and used only in compliance with applicable laws), all of which Tenant shall remove at the end of the Lease Term or earlier, if they pose a danger to persons or property. Tenant shall indemnify and hold Landlord harmless from all claims, damages, fines, judgments, penalties, costs, liabilities or losses, and any and all sums reasonably paid by Landlord for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees, arising during or after the Lease Term as a result of a breach of this Section 7.5(a) by Tenant or as a result of the use, storage, generation or disposal of Hazardous Substances by Tenant or Tenant’s employees, agents or invitees (including Tenant’s contractors and subcontractors, but only with respect to the use, storage, generation or disposal of Hazardous Substances in connection with construction and maintenance activities relating to the Building and the Land) in, on, above, or below any part of the Premises, the Building, the Land or the Adjacent Land (provided such agent or invitee is using the Adjacent Land for a purpose related to the business operations of Tenant), whether permitted under this Section 7.5(a) or not. “Hazardous Substance” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any governmental body having jurisdiction over the same and includes any and all materials or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local law. “Hazardous Substance” includes, but is not restricted to, asbestos, polychlorobiphenyls (“PCBs”) and petroleum. “Hazardous Substances” refers to more than one Hazardous Substance. In no event shall Tenant’s liability to Landlord under this Section 7.5(a) extend to or encompass consequential, special or indirect damages.

(b)                                 To the best of Landlord’s actual knowledge (without any inquiry or investigation), no Hazardous Substances currently exist or previously existed in the Building or on, in, above or below the Land or the Adjacent Land in violation of applicable laws. Throughout the Lease Term, Landlord shall not use, store, generate or dispose of any Hazardous Substances or knowingly cause, permit or allow any Hazardous Substances to be placed, stored, dumped, dispensed, released, discharged, used, sold, transported, or located, on or within any portion of the Premises, the Building, the Land or the Adjacent Land by itself or its servants, agents or employees; provided, however, reasonable quantities of normal and customary office and cleaning supplies may be used by tenants in the Building in compliance with applicable laws and reasonable quantities of Hazardous Substances may be used in compliance with applicable laws in connection with construction and maintenance activities relating to the Building and the Land. Landlord agrees to promptly clean up any Hazardous Substances which are placed in the Building, on the Land or on the Adjacent Land by Landlord or its servants, agents or employees and to remediate and remove any such contamination of the Building and/or the Land and/or the Adjacent Land resulting from the acts of Landlord and its servants, agents or employees, at Landlord’s cost and expense, in compliance with all applicable laws, ordinances, rules and regulations then in effect, at no cost or expense to Tenant. Landlord shall indemnify and hold Tenant harmless from all claims, damages, fines, judgments, penalties, costs, liabilities or losses, and any and all sums reasonably paid by Tenant for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees, arising during or after the Lease Term as a result of a breach of this Section 7.5(b) by Landlord or as a result of the use, storage, generation or disposal of Hazardous Substances by Landlord or Landlord’s employees or agents in, on, above, or below any part of the Premises, the Building, the Land or the Adjacent Land, whether permitted under this Section 7.5(b) or not. In no event shall Landlord’s liability to Tenant under this Section 7.5(b) extend to or encompass consequential, special or indirect damages.

(c)                                  Additionally, in the event any Microbial Matter necessitating abatement is discovered in the Building following the Date of Execution, Landlord shall be responsible, at its sole cost and expense, for removing and remediating such Microbial Matter, but only if and to the extent the existence of such Microbial Matter is caused by Landlord’s negligent management of the Building or the defective construction of the Building Shell Improvements. Notwithstanding the foregoing to the contrary, (i) in no event shall Landlord be responsible for the investigation, removal and/or remediation of Microbial Matter (or any costs or expenses associated therewith) where the existence of such Microbial Matter is caused by Landlord’s managing the Building consistent with Tenant’s instructions regarding the maintenance of Building temperature, Building humidity or any other Building factor which results in the existence of Microbial Matter in the Building and (ii) in order to trigger any duties of Landlord set forth in this Section 7.5(c), the Microbial Matter must be present in the Building in types, in locations and in amounts which, in the reasonable business judgment of a certified industrial hygienist (i.e., a licensed professional as established by the American Board of Industrial Hygiene) who has experience with Microbial Matter and who is mutually acceptable to both Landlord and Tenant, pose a hazard to the health and safety of Tenant’s employees, agents and invitees in the Building. As used herein, “Microbial Matter” shall mean fungi, mold or mildew, whether or not such Microbial Matter is living.

Section 7.6                                   Compliance with Laws/Accessibility Issues. Landlord represents that it has caused or shall cause the Building Shell Improvements to be completed in compliance with all applicable construction codes, laws, regulations and orders in effect as of the date on which the plans and specifications for such improvements were prepared (including the ADA, as in existence on such date). Landlord shall be responsible, at its sole cost and expense, for any modifications to the Building Shell Improvements that may be required to address or correct any inaccuracy (if any) in the representation of Landlord in the immediately preceding sentence, and any such expenses incurred by Landlord to address or correct any such inaccuracy in the foregoing representation of Landlord shall not be passed through to Tenant in any manner, including as Operating Costs under this Lease. Except as provided above in this Section 7.6 or elsewhere in this Lease or any exhibit to this Lease, (i) during all portions of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Tenant agrees, at Tenant’s sole cost and expense, to comply (relative to the entire Premises and the Building) with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction over the Premises and the Building; provided, however, if and to the extent any such costs of compliance are for capital improvements that Landlord otherwise would be permitted to pass through to Tenant pursuant to Section 4.2 herein, Tenant shall be entitled to have such capital costs included within Operating Costs pursuant to the terms and provisions of Section 4.2 herein and (ii) during all portions of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building:

(a)                                 Tenant agrees to comply, relative to the Premises (but excluding any portions of the Premises which are Building Shell Improvements, for which Landlord generally shall be responsible under Section 7.6(c) herein), with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction over the Premises. Without limiting the generality of the foregoing sentence, if the Premises must be modified or any other action relating to the Premises must be undertaken in the future to comply with the ADA or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant.

(b)                                 If the Building-Specific Common Areas, Exterior Common Areas or the exterior of the Building must be modified or any other action relating to the Building-Specific

Common Areas, Exterior Common Areas or the exterior of the Building must be undertaken to comply with the ADA or any similar federal, state or local statute, law, or ordinance and if such modification or action is required because of (a) any special or unique use or activity in the Premises or (b) the performance of any alterations within the Premises, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant.

(c)                                  Landlord agrees to comply (relative to the Building-Specific Common Areas, the Exterior Common Areas, the exterior of the Building and the Building Shell Improvements) with all applicable laws, ordinances, rules and regulations (including the ADA and any similar federal, state or local statute, law, or ordinance) of any governmental entity or agency having jurisdiction over the Building-Specific Common Areas, Exterior Common Areas, the exterior of the Building and the Building Shell Improvements, except as provided in Section 7.6(b) herein. Costs incurred by Landlord in such case may be included in Operating Costs under this Lease.

Section 7.7                                   Non-Smoking Provision. Landlord shall prohibit smoking at any location in the Building, including, without limitation, in the Premises and on all floors in the Building where any portion of the Premises is located, and on or in the patio and balcony areas attached to or contiguous to the Building and/or the Premises. Additionally, any outdoor smoking area designated by Landlord for use by Building tenants and occupants and their employees, invitees and guests shall be located at least twenty-five (25) feet from any Building entries, outdoor intakes serving the Building and operable windows in the Building; and Landlord has informed Tenant that, at least initially following the Date of Execution, the designated smoking area for the Building is expected to be in a parking deck near the Building.

Section 7.8                                   Warning of Risks. Tenant, acknowledges that (a) the Building and the Land is located directly adjacent to a recreational area that includes that certain public golf course commonly known as The Golf Club at The Ballantyne Hotel & Lodge (the “Recreational Facility”), and (b) occupying property adjacent to the Recreational Facility involves certain risks, including, without limitation, golf balls being hit onto the Land and elsewhere within the Business Park, with the potential of causing bodily injury (including death) or physical damage to property. Accordingly, Tenant agrees to undertake reasonable efforts to alert and warn Building occupants and/or visitors (including employees, agents, contractors, subcontractors, invitees and licensees) about the foregoing risks; provided, however, the size, style, colors, materials and other aspects of any signs erected by Tenant to communicate such risks shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed).

Section 7.9                                   Art Work Within Building. Landlord has installed certain art work and other decorations within the Building prior to the Date of Execution. During any portion of the Lease Term when Tenant is leasing from Landlord all of the rentable area in the Building, Tenant may elect, by so notifying Landlord in writing, not to display all or a portion of the art work or other decorations provided by Landlord in the Building as of the Date of Execution, in which case (i) Landlord shall be responsible for the removal of such art work or other decorations (and in no event shall Tenant remove same) within a reasonable timeframe after receiving written notice from Tenant requesting that Landlord remove same and (ii) Landlord shall have the right to remove such art work or other decorations permanently from the Building.

ARTICLE VIII
INSURANCE AND INDEMNITY

Section 8.1                                   Landlord’s Insurance. Landlord shall keep the Building insured against damage and destruction by fire and such other perils as Landlord in Landlord’s sole discretion shall determine, in the amount of at least ninety-five (95%) percent of the replacement value of the Building. Landlord shall also maintain commercial general liability insurance with respect to the Building, the Building-Specific Common Areas and the Exterior Common Areas, covering bodily injury, including death, and property damage in the amount of at least Two Million Dollars ($2,000,000.00) per occurrence, and annual aggregate limit, with a contractual liability endorsement. Landlord is not obligated to insure fixtures or other property of Tenant.

Section 8.2                                   Tenant’s Insurance. In addition to the insurance coverage contemplated in Section 8.6 herein, Tenant shall keep in force, during the entire Lease Term, including any renewal or extension thereof, workers compensation insurance as required by law and commercial general liability insurance, with respect to the Premises, the Building and the Land, covering bodily injury, including death, and property damage, with such limits as may be reasonably requested by Landlord, but with minimum limits not less than Two Million Dollars ($2,000,000.00) per occurrence, and annual aggregate limit, with a contractual liability endorsement. Notwithstanding the foregoing, such minimum limit prescribed by Landlord may be increased from time to time during the Lease Term commensurate with increases over the same period in the CPI (provided such increases may be implemented only when the cumulative increase in the CPI since the last increase exceeds five percent (5%)). All insurance policies required to be maintained by Tenant under this Section 8.2 shall name Landlord, Land Owner and Landlord’s lender(s) as additional insureds and shall provide that they shall not be canceled for any reason unless Landlord, Land Owner and Landlord’s lender(s) are given fifteen (15) days notice in writing by the issuing insurance company. Tenant shall deposit with Landlord satisfactory evidence of the above insurance coverages prior to the Commencement Date and thereafter at least five (5) business days prior to the expiration date for any such coverages. Additionally, all insurance coverage required to be maintained by Tenant under this Section 8.2 shall include commercially reasonable, industry standard terms and provisions, including boilerplate provisions and special stipulations and conditions, that are in any event no less favorable to Landlord (as an additional insured) than the terms and provisions in third-party insurance policies maintained by landlords relative to multi-tenant buildings located in the Business Park from time to time during the Lease Term. Furthermore, such insurance coverage shall include coverage types, limits of coverage, and other terms and provisions that are reasonably required from time to time by Landlord’s third-party, institutional lenders whose loans are secured by a security interest in the Building and that are consistent with the requirements of other such lenders for loans on other similar buildings in the south Charlotte area, and such obligation shall include delivering to Landlord and Landlord’s lender (if and as requested from time to time) a certificate from Tenant’s third-party insurance provider confirming the insurance coverages then being maintained by Tenant hereunder. As used herein, “CPI” shall refer to the Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, U.S. City Average, Subgroup “All Items” (1982-84 = 100). If at any time the CPI is no longer published by the Bureau of Labor Statistics, Landlord shall substitute for the CPI any official index published by the Bureau of Labor Statistics or by such successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto.

Section 8.3                                   Insurance Criteria. Insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state of North Carolina, or a non-admitted insurer authorized to write insurance in the state of North Carolina, with general policyholder’s ratings of at least A- and a financial rating of at least X in the most current Best’s Insurance Reports available from time to time (if the Best’s ratings are changed or discontinued, the parties shall agree at such time to an equivalent method of rating insurance companies, and if the parties cannot agree, they shall submit the dispute to arbitration); (ii) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry; (iii) be permitted to be carried through a “blanket policy” or “umbrella” coverage; (iv) be maintained during the entire Lease Term and any extension and renewal periods exercised by Tenant; and (v) with regard to Tenant’s insurance only, have deductibles of not less than Twenty-Five Thousand Dollars ($25,000.00).

Section 8.4                                   Increase in Insurance Premiums. If Tenant uses the Premises in any manner which causes the premium rate for any kind of insurance maintained by Landlord on the Building and/or the Land to be raised, including, without limitation, any increase due to Tenant’s use of the Generator, Tenant shall pay on demand as Additional Rent the amount of the increase in such premium upon the furnishing of reasonable documentation by Landlord showing such increase, and, at the request of Landlord, Tenant shall remedy the condition which caused the increase in premium upon written notice from Landlord; provided; however, in no event shall Landlord be entitled to require the removal of the Generator pursuant to this Section 8.4.

Section 8.5                                   Mutual Indemnities.

(a)                                 Tenant’s Indemnity. Tenant agrees to indemnify and hold harmless Landlord and the agents and employees of Landlord from and against any claims or demands by or on behalf of any person, firm, corporation or other entity or party and any liability, loss, damage or expense, including reasonable attorneys’ fees, suffered or incurred by Landlord, or Landlord’s agents and employees, arising by reason of injury to any person, including death, or damage to property, occurring in, on, or about the Premises, the Building, the Building-Specific Common Areas or the Exterior Common Areas, occasioned, in whole or in part, by any negligent act or omission on the part of Tenant or any employee (whether or not acting within the scope of employment), agent, or subtenant of Tenant, or by reason of nonperformance of any covenant in this Lease on the part of Tenant, except, however, to the extent that such claims result from the negligent acts or omissions of Landlord or Landlord’s employees or agents or to the extent such claims result from the nonperformance of any covenant in this Lease on the part of Landlord. Landlord shall not be liable to Tenant for any damage by or from any act or omission of any other tenant or occupant of the Building or by any owner or occupant of adjoining or contiguous property.

(b)                                 Landlord’s Indemnity. Landlord agrees to indemnify and hold harmless Tenant and the agents and employees of Tenant from and against any claims or demands by or on behalf of any person, firm, corporation or other entity or party and any liability, loss, damage or expense, including reasonable attorneys’ fees, suffered or incurred by Tenant, or Tenant’s agents and employees, arising by reason of injury to any person, including death, or damage to property, occurring in, on, or about the Premises, the Building, the Building-Specific Common Areas or the Exterior Common Areas, occasioned, in whole or in part, by any negligent act or omission on the part of Landlord, or any employee (whether or not acting within the scope of employment) or agent of Landlord, by reason of nonperformance of any covenant in this Lease on the part of Landlord, except, however, to the extent that such claims result from the negligent acts or omissions of Tenant or Tenant’s employees or agents or to the extent such claims result from the nonperformance of any covenant in this Lease on the part of Tenant. Tenant shall not be liable to Landlord for any damage by or from any act or omission of any other tenant or occupant of the Building or by any owner or occupant of adjoining or contiguous property.

Section 8.6                                   Tenant’s Personal Property. Tenant shall insure its personal property, trade fixtures, and non-Building Standard improvements in the Premises and the Building with special form insurance in an amount sufficient to cover the full replacement cost of the same, and all personal property, trade fixtures and non-Building Standard improvements in the Premises, including that of Tenant and Tenant’s employees, agents and invitees, shall remain therein at Tenant’s sole risk, and Landlord shall not be liable for any damage to, or loss of, such personal property, trade fixtures or non-Building Standard improvements arising from fire or other casualty event, or from the bursting, leaking, or overflowing of water, sewer or steam pipes unless due to the negligent act or omission of Landlord, its employees or agents, subject, however, to the provisions of Section 8.7 herein in every case. Also, as provided in Section 6.4 herein, Tenant shall be responsible for and shall pay for the cost of repair of any water damage to the Building, the Building-Specific Common Areas or the Land, or any part thereof, as well as to any other property of Landlord or any other tenant, caused by the malfunction, leaking or misuse of any of Tenant’s water-using equipment, and Landlord shall not be responsible therefor, whether such damage is covered by Landlord’s or such other tenant’s insurance or not.

Section 8.7                                   Waiver of Subrogation. Each party waives claims arising in any manner in its (the “Injured Party’s”) favor and against the other party for loss or damage to Injured Party’s property located within or constituting a part or all of the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land. This waiver applies to the extent the loss or damage is covered by the Injured Party’s insurance or the insurance the Injured Party is required to carry under this Article VIII, whichever is greater. This waiver also applies to each party’s directors, officers, employees, members, partners, shareholders, and agents. This waiver does not apply to claims of Injured Party caused by the other party’s willful misconduct. Each party shall cause its property and general liability insurance to contain a standard waiver of subrogation endorsement or provisions providing for a waiver of subrogation consistent with the terms and provisions in this Section 8.7.

ARTICLE IX
DAMAGES TO PREMISES

Section 9.1                                   Definition.  “Relevant Space” means: (i) the Premises, excluding Tenant’s non-Building Standard Improvements and fixtures; (ii) access to the Premises; and (iii) any part of the Building that provides essential services to the Premises.

Section 9.2                                   Repair of Damage. If the Relevant Space is damaged by fire, storm, flood, earthquake or other insured casualty, Landlord and Tenant shall work cooperatively and diligently with one another to obtain estimates of the cost and time required to repair and restore such damage to the Building and the Relevant Space (which estimates Landlord shall be responsible for obtaining and sharing with Tenant) and to negotiate a settlement payment with the relevant insurance company as quickly as feasible following the date of the casualty event and in any event within ninety (90) days after the date of such casualty event (the “90-Day Casualty Assessment Period”). If it is determined that the damage to the Building and the Relevant Space can be substantially repaired and restored within one hundred eighty (180) days from the expiration of the 90-Day Casualty Assessment Period using standard working methods and procedures, Landlord shall use reasonable efforts to repair and restore the Relevant Space and the Building to its previous condition. Provided, however, if it is determined that the Building and the Relevant Space cannot be repaired and restored within such one hundred eighty (180) day period, then either party may, within ten (10) days after such determination is made and communicated to both Landlord and Tenant, terminate this Lease by giving notice to the other party; provided further, however, Tenant shall not be able to terminate this Lease if the damage was caused by Tenant’s willful misconduct. Notwithstanding the foregoing, Tenant shall reimburse Landlord for the cost of repairing and restoring the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land, or any part thereof, to the extent that any water damage is due to the malfunction, leaking or misuse of any Tenant personal property, equipment, or non- Building Standard Improvements, including, without limitation, refrigerators, fish tanks, icemakers, water fountains and water coolers, to the extent specified in Section 6.4 herein. Additionally, if it is determined that the Building and the Relevant Space will be repaired and restored as provided above, Tenant shall be entitled, by so notifying Landlord in writing during the 90-Day Casualty Assessment Period, to have Landlord’s repair and restoration obligations encompass only a scope of work that is consistent with the Building Shell Improvements originally completed by Landlord prior to the Commencement Date and, in such case, (i) Tenant shall be responsible for all additional work required to repair and restore the Building and the Relevant Space to the condition that existed immediately prior to the casualty event or to a modified condition and receive the relevant insurance proceeds related thereto which remain following the completion of Landlord’s repair and restoration obligations, subject to Landlord’s prior written approval of the plans and specifications for such modifications pursuant to Section 6.1(b) herein (and Tenant shall bear the risk of any shortfall in insurance proceeds to fully pay for such additional work if and to the extent such additional work exceeds the scope of work that would be required to restore the Improvements that existed in the Premises immediately prior to the casualty event), (ii) the foregoing one hundred eighty (180) day period for the completion of the repair and restoration project shall no longer be applicable and (iii) Tenant shall cause such additional work to be completed in an expeditious manner (so that rent hereunder will again be payable with respect to the Relevant Space) and otherwise in compliance with all relevant terms and provisions in this Lease relating to the installation of Improvements by Tenant.

Section 9.3                                   Abatement. Unless the damage is caused by Tenant’s willful misconduct, the Base Rent and other rentals hereunder shall abate in proportion to that part of the Premises that is unfit for use in Tenant’s business, considering the nature and extent of interference to Tenant’s ability to conduct business in the Premises and the need for access and essential services, and shall continue until repairs and restoration to the Relevant Space are completed, provided that in the event of a full abatement of rent, the Lease Term shall be extended automatically for a period equal to the period of such full abatement.

Section 9.4                                   Tenant’s Improvements and Personal Property. Landlord is not obligated to repair or restore damage to Tenant’s non-Building Standard Improvements, trade fixtures, furniture, equipment, or other personal property.

Section 9.5                                   Landlord’s Right to Cancel. If, with regard to damage to the Relevant Space: (i) the damage is not covered by insurance required to be maintained by Landlord or Tenant (as the case may be) hereunder and Landlord actually elects not to rebuild; or (ii) this Lease is in the last twenty-four (24) months of the Lease Term and Tenant has not exercised any renewal option that would extend the Lease Term beyond the then-current Lease Term, then Landlord may terminate this Lease by giving written notice of such decision to Tenant within thirty (30) days after Landlord knows of the event which gives Landlord the right to terminate, which notice shall specify the termination date, which shall be at least thirty (30) but not more than sixty (60) days after the date the termination notice is given.

Section 9.6                                   Termination. If either party terminates this Lease pursuant to this Article IX, Base Rent, Additional Rent and any other rentals hereunder shall be payable up to the termination date, subject to any abatement provided for herein beginning as of the date of damage.

ARTICLE X
EMINENT DOMAIN

Section 10.1                            Right to Terminate. If a material part of the Premises or a material part of the Parking Areas is taken by right of eminent domain or private purchase in lieu thereof (i.e., under threat of eminent domain), then either party hereto shall have the right to terminate this Lease effective on the date physical possession is taken by the condemning authority or private purchaser, by written notice to the other party at least thirty (30) days prior to the said effective date (or if such taking is not known a sufficient amount of time prior to said thirty (30) day notice period to allow the terminating party to give such notice, such notice shall be given within thirty (30) days after the terminating party knows of such taking); provided, however, if this Lease is not so terminated, the rental specified herein shall be reduced during the unexpired portion of the Lease Term in proportion to the area of the Premises so taken and shall be effective on the date physical possession is taken by the condemning authority or private purchaser. If Landlord receives notice from an applicable government authority indicating that such authority intends to take a material portion of the Premises by right of eminent domain, Landlord shall notify Tenant within a reasonable time thereafter of Landlord’s receipt of such notice. Notwithstanding anything to the contrary in this Section 10.1, Tenant shall have no right to terminate this Lease due to a taking of a material portion of the Parking Areas so long as Landlord provides Tenant with access to replacement or substitute parking spaces in a quantity equal to Tenant’s share of the total number of parking spaces which were lost as a result of any such taking, provided either (i) such parking spaces are located within a reasonable walking distance from the Building or (ii) such parking spaces are located within the Business Park (or at a location outside of the Business Park that is no greater distance from the Building than the farthest location in the Business Park from the Building) and Landlord, at its sole cost and expense (not to be included in Operating Costs), provides shuttle transportation services to and from such parking spaces at reasonable intervals.

Section 10.2                            Compensation. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of Landlord whether such award is compensation for damages to Landlord’s or Tenant’s interest, provided Landlord shall have no interest in any award made to Tenant for loss of business, for moving expenses, or for the taking of Tenant’s fixtures and other tangible personal property within the Premises, if a separate award for such items is made to Tenant.

ARTICLE XI
DEFAULT AND WAIVER

Section 11.1                            Tenant’s Default. Tenant shall be in default under this Lease if:

(a)                                 Tenant fails to pay any installment of Monthly Base Rent or any other sum due hereunder within five (5) days after Tenant receives notice from Landlord that such payment was not received by Landlord by the due date; provided however, with regard to the payment of any extraordinary sum owed by Tenant to Landlord under this Lease (other than Base Rent and other regularly scheduled sums due and sums due for which a time period for payment is already specifically provided for elsewhere in this Lease) for which no time period for payment is provided (e.g., required reimbursements by Tenant to Landlord on demand, upon receipt of invoice or within thirty (30) days following receipt of invoice), Tenant shall not be in default for the failure to pay such extraordinary sums to Landlord until thirty (30) days after Tenant’s receipt of invoice for the same or other written notice that such extraordinary payment is due; provided, further, Tenant shall not be entitled to the benefit of any notice and cure period under this Section 11.1(a) more than once in any consecutive twelve (12) month period during the Lease Term;

(b)                                 Tenant fails to perform any other Tenant covenant, representation, term or other obligation (other than those addressed in Section 11.1(c) and Section 11.1(d) herein) within a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after Tenant receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision; provided, however, such cure period shall not apply to emergencies or the failure of Tenant to maintain the insurance required by Article VIII herein;

(c)                                  Tenant fails to vacate or stay any of the following within ninety (90) days after they occur:

(i)                                     an involuntary petition in bankruptcy is filed against Tenant by an unrelated third party;

(ii)                                  Tenant is adjudicated as bankrupt or insolvent; or

(iii)                               a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant’s property; or

(d)                                 Any of the following occur (in which case no notice and cure period shall apply):

(i)                                     a petition in bankruptcy is filed by Tenant or with Tenant’s consent; or

(ii)                                  Tenant makes an assignment for the benefit of creditors.

Section 11.2                            Landlord’s Remedies.

(a)                                 Upon Tenant’s default, Landlord shall have all remedies provided in this Lease, as well as in law or equity, including, without limitation, the right to terminate this Lease or Tenant’s right to possession hereunder, in which case Tenant shall immediately vacate the Premises and in such event if Tenant fails to vacate the Premises, Landlord, with due process of law, may have Tenant removed from the Premises; provided, however, in no event shall Tenant be liable for consequential or punitive damages in connection with this Lease.

(b)                                 Landlord’s exercise of any of its remedies or its receipt of Tenant’s keys shall not be considered an acceptance of surrender of the Premises by Tenant, unless such acceptance of surrender is agreed to in writing by Landlord.

(c)                                  If Landlord terminates this Lease or Tenant’s right to possess the Premises hereunder, Tenant shall be liable to Landlord for Monthly Base Rent, Additional Rent and all other indebtedness of Tenant under this Lease accrued to the date this Lease is terminated or Tenant’s right to possess the Premises ends and thereafter scheduled during the remainder of the Lease Term (which total Base Rent and Additional Rent may, at Landlord’s election be accelerated to be due and payable in full as of the event or events of default and recoverable as damages in a lump sum), less the rentals actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the Lease Term reduced to present value using a discount rate equal to the then-current Prime Rate. Provided, however, if Landlord relets the Premises during all or any portion of the remainder of the scheduled Lease Term at a rental in excess of that provided for under this Lease, Tenant shall not be entitled to any such excess rental, and Tenant waives any claim thereto. Landlord shall use reasonable efforts to mitigate its damages suffered as a result of Tenant’s default, if and to the extent required by North Carolina law.

(d)                                 Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to the remainder of the scheduled Lease Term:

(i)                                     reasonable broker’s fees incurred by Landlord for reletting part or all of the Premises, prorated for the part of the reletting term ending concurrently with the scheduled Lease Term;

(ii)                                  the cost of removing and storing Tenant’s property;

(iii)                               the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new tenant; and

(iv)                              other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.

(e)                                  Landlord may sue and take any other action provided by law to collect the amounts due hereunder at any time, and from time to time, without waiving its rights to sue for and collect further amounts due from Tenant hereunder.

Section 11.3                            Waiver. The waiver of the breach of any agreement herein by either party in any one instance shall not be deemed to be a waiver of such agreement or any subsequent breach of the same or any other agreement herein contained, and the acceptance of rent hereunder by Landlord subsequent to the breach of this Lease by Tenant shall not be deemed to be a waiver of such breach, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such breach at the time of acceptance of such rent.

Section 11.4                            Landlord’s Default.

(a)                                 Landlord shall not be in default for failure to perform any of its Lease covenants, representations, terms or other obligations until after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant, in writing and giving in reasonable detail the nature and extent of the failure and identifying the Lease provision(s) containing the relevant covenant(s), representation(s), term(s) or other obligation(s).

(b)                                 If Landlord should be in default with respect to any of its covenant(s), representation(s), term(s) or other obligation(s) under this Lease and the applicable cure period has expired, Tenant shall be entitled to pursue any remedy now or hereafter permitted or available to Tenant under the laws or judicial decisions of the State of North Carolina; provided, however, in no event shall Landlord be liable for consequential or punitive damages in connection with this Lease.

(c)                                  If Landlord fails to remedy any such Landlord default after receipt of written notice as aforesaid and Tenant delivers a second written notice to Landlord alleging such failure and Landlord does not thereafter commence to cure same within five (5) days of receipt of such second written notice, then Tenant may perform such obligation of Landlord and Landlord shall, within thirty (30) days of Landlord’s receipt of an invoice therefor, reimburse Tenant for the costs incurred by Tenant to remedy such Landlord default; provided, however, the foregoing self-help remedy shall apply only to a non-monetary default by Landlord which does not affect the base Building systems (e.g., electrical, mechanical, plumbing), is of a non-structural nature and does not affect other tenants in the Building, and nothing herein shall be construed as giving Tenant a claim for offset or abatement of rent relative to the costs incurred by Tenant in exercising the foregoing self-help remedy.

Section 11.5                            Survival. The remedies provided in this Article XI and any covenants, representations, terms or other obligations in this Lease which, by their nature, would require the survival of the ending of this Lease shall survive the ending of this Lease.

ARTICLE XII
ASSIGNMENT AND SUBLETTING

Section 12.1                            Consent Required.

(a)                                 Tenant shall not transfer, mortgage, grant a security interest in, encumber, or assign this Lease, or any interest therein, or sublease all or part of the Premises, without Landlord’s advance written consent, which in the case of an assignment or sublease, shall not be unreasonably withheld or delayed; provided, however, Landlord may withhold its consent to the granting of a security interest in, or mortgaging of, Tenant’s leasehold estate, or any interest therein, in Landlord’s sole discretion. Assignments requiring Landlord’s consent shall include, and be deemed to mean, without limitation, an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant’s interest in this Lease (the consent to which Landlord may withhold in its sole discretion as provided above), an arrangement (including, without limitation, management agreements, concessions and licenses) that allow the use and occupancy of all or part of the Premises by anyone other than Tenant, a transfer of voting control of Tenant (if

Tenant is a corporation) and a transfer of more than fifty percent (50%) of the interest in the capital of Tenant if Tenant is a partnership or limited liability company. Notwithstanding the foregoing, Tenant has informed Landlord that Tenant intends to provide office space integrated within the various business units of Tenant located throughout the Premises for use by independent consultants of Tenant, and Landlord acknowledges that such arrangement shall not be deemed an assignment requiring Landlord’s consent under this Section 12.1(a) so long as such independent consultants use such portions of the Premises solely for the purpose of serving Tenant and Tenant’s business objectives. On sublease and assignment, Tenant will be responsible for any and all reasonable documented costs that Landlord incurs in connection with its review and/or approval of such sublease or assignment, including, but not limited to, reasonable attorneys’ fees.

(b)                                 Notwithstanding anything to the contrary in Section 12.1(a) herein, Tenant shall be permitted to encumber with a first-lien security interest any equipment, furniture, inventory or other personal property located in the Premises which (i) is owned by Tenant; (ii) is not permanently affixed to the Premises and does not otherwise constitute “real property” improvements; (iii) is not central to the operation of the mechanical, electrical or other systems located in the Premises (independent of Tenant’s particular use of the Premises) and (iv) with respect only to the Initial Lease Term, was not constructed or purchased, in whole or in part, directly or indirectly, using the Tenant Improvements Allowance, or any portion thereof, or other funds provided by Landlord (collectively, the “Tenant’s Security Property”). Accordingly, Landlord hereby agrees to subordinate its right in and to Tenant’s Security Property to the lien of any holder of a first-lien security interest in and to Tenant’s Security Property; provided, however, such subordination shall not prevent Landlord from exercising any right or remedy against Tenant to which Landlord may be entitled under the terms of this Lease or as may be provided by applicable law, nor shall it prevent Landlord from exercising any rights it may have relative to Tenant’s Security Property, so long as Landlord recognizes the prior right of such first-lien security interest holder in and to Tenant’s Security Property. With respect to any first-lien security interest granted by Tenant hereunder, a three (3)-party agreement shall be entered into among Landlord, Tenant and the holder of such first-lien security interest at the time such first-lien security interest is created, which agreement shall contain terms and provisions reasonably satisfactory to Landlord relating to the processes and procedures to be followed by such first-lien security interest holder in exercising its rights relative to Tenant’s Security Property, including, without limitation, terms and provisions relating to the obligation of such first-lien security interest holder to (i) provide Landlord with reasonable advance written notice prior to removal of Tenant’s Security Property from the Premises, (ii) remove Tenant’s Security Property from the Premises after Business Hours and (iii) repair and restore any damage caused to the Premises, the Building and the Exterior Common Areas by removal of Tenant’s Security Property from the Premises.

Section 12.2                            Affiliates. Notwithstanding Section 12.1(a) herein and subject to Section 12.5 herein, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to the following (“Affiliates”): (i) any entity that controls, is controlled by, or is under common control with, Tenant; or (ii) any entity resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted in the Premises, as long as the assignee or subtenant is a bona fide entity and assumes the obligations of Tenant. Tenant shall notify Landlord of any assignment or sublease under this Section 12.2 at least thirty (30) days prior to the effective date of such assignment or sublease.

Section 12.3                            Reasonableness. Where consent is required under this Article XII, Landlord’s consent, with regard to subleases and assignments, shall not be considered unreasonably withheld if, without limitation: (i) the proposed assignee’s financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants; (ii) the proposed subtenant’s or assignee’s use is inconsistent with the use permitted by Section 7.1 herein or violates an exclusive use granted to a then-current tenant; or (iii) the portion of the Premises proposed to be assigned or sublet by Tenant to a prospective assignee or subtenant exceeds 23,000 useable square feet in size (including contemplated or permitted expansions) and space containing comparable square footage exists within another building in the Business Park that is owned by Landlord or Land Owner or an affiliate of Landlord or Land Owner and such space is available to be leased to such assignee or subtenant.

Section 12.4                            Procedure. With regard to a proposed sublease or assignment, Tenant shall provide Landlord in writing: (i) the name and address of the proposed subtenant or assignee; (ii) the nature of the business the proposed subtenant or assignee will operate in the Premises; (iii) the material terms (such as term, rent, available renewals, expansions, parking rights, upfit allowances and similar tenant concessions of financial value) of the proposed sublease or assignment; and (iv) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee under this Article XII, and Landlord shall, with regard to a sublease or assignment only, within ten (10) business days after receiving the information required (which Tenant shall deliver to Landlord under the cover of a memorandum or letter that boldly (e.g., all capital letters, etc.) alerts Landlord to the fact that, under the terms of Section 12.4 in this Lease, Landlord’s approval will be deemed given if Landlord fails to respond within ten (10) business days), give notice to Tenant to permit or deny the proposed sublease or assignment. If Landlord fails to deliver to Tenant a written response to such request for approval within such ten (10) business day period, then Landlord shall be deemed to have approved such proposed assignment or sublease transaction; but even in such case, the use provisions in Section 7.1 herein shall be fully binding on such assignee or subtenant.

Section 12.5                            Conditions. Subleases and assignments by Tenant are also subject to: (i) the terms of this Lease; (ii) the current Lease Term (i.e., the term of the sublease or assignment shall not extend beyond the then-current Lease Term), and subtenants and assignees (except for an assignee that is an Affiliate and that receives an assignment of all of Tenant’s rights under this Lease for the entire Premises) shall not have the right to exercise any of the Lease Term renewal/extension rights provided for in this Lease; (iii) Tenant shall not be released of, and shall remain liable for, all Lease obligations; (iv) consent to one sublease or assignment shall not waive the consent requirement for future assignments or subleases; (v) subtenants and assignees shall not have the signage rights set forth in Section 7.2(b) , Section 7.2(c) and Section 7.2(d) herein, except as otherwise expressly set forth in such sections; and (vi) fifty (50%) percent of the consideration (the “Excess Consideration”) received by Tenant from an assignment or sublease that exceeds the total of (a) the amount Tenant must pay Landlord, which amount is to be prorated where only a part of the Premises is subleased or assigned, and (b) the actual reasonable costs incurred by Tenant in procuring said assignment or sublease, which amount is to be prorated over the term of such assignment or sublease, shall be paid to Landlord, within ten (10) days of receipt of same from time to time, with a detailed statement showing the total consideration paid to Tenant by the subtenant or assignee and the actual reasonable costs incurred in procuring such assignment or sublease. Tenant shall provide Landlord with reasonable documentation of the information contained in the detailed statement.

Section 12.6         Leasehold Mortgage or Security Interest. If Landlord consents to Tenant’s granting a security interest in, or mortgaging, Tenant’s leasehold estate, which consent Landlord may withhold in its sole discretion, Tenant shall indemnify Landlord and hold Landlord harmless from and against any loss, cost or expense, including reasonable attorneys’ fees, incurred by Landlord with respect thereto, as a result of such security interest or mortgage, and such consent shall not be considered a waiver of the requirement to obtain Landlord’s consent with regard to any future security interest or mortgage of Tenant’s leasehold estate.

Section 12.7         Implications for Single-Tenant/Multi-Tenant Status. If Tenant assigns Tenant’s rights under this Lease with respect to less than all of the Premises to a party or entity that is not an Affiliate of Tenant or if Tenant subleases less than all of the Premises to a party or entity that is not an Affiliate of Tenant, then during the continuation of such assignment or sublease, all relevant provisions in this Lease and the exhibits attached hereto that stipulate what will occur if Tenant leases less than all of the rentable space in the Building during the Lease Term shall be automatically invoked and effective upon the effective date of such assignment or sublease transaction (presuming such provisions have not been previously invoked and made effective under any other provision in this Lease and the exhibits hereto).

Section 12.8         Remedy. If Tenant believes that Landlord has unreasonably withheld its consent under this Article XII, Tenant shall have such remedies as are available under this Lease and applicable law against Landlord if such withholding of consent is determined to be, in fact, unreasonable; provided however, in no event shall Tenant have the right to recover from Landlord consequential damages resulting therefrom.

ARTICLE XIII
SUBORDINATION

Section 13.1         Subordination. This Lease, and Tenant’s rights hereunder, shall at all times be subordinate to all mortgages and deeds of trust now existing or hereafter placed on the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land, provided the holder of any such mortgage or deed of trust enters into and delivers to Tenant a non-disturbance agreement in form and content reasonably acceptable to Tenant, such holder, Landlord and Harris Building Landlord (solely with respect to the portion of the Exterior Common Areas located on the Adjacent Land) whereby such holder agrees that, so long as Tenant is not in default hereunder beyond any applicable notice and cure period, (i) Tenant will not be disturbed in the use or enjoyment of the Premises, (ii) none of Tenant’s rights under this Lease will be disturbed or affected (including the rights of Tenant with respect to the Building-Specific Common Areas and the Exterior Common Areas), and (iii) this Lease shall remain in full force and effect, notwithstanding any default or foreclosure under any such mortgage or deed of trust. In such case, Tenant shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust granted by Landlord, and the successor or assign of any of them, and to the purchaser or assignee under any foreclosure. Notwithstanding the foregoing, any secured lender of Landlord or Harris Building Landlord holding a mortgage or deed of trust on, or security interest in, the Building, the Harris Building, the Building-Specific Common Areas, the Exterior Common Areas

or the Land may, in its sole discretion, subordinate its interest to Tenant’s interest in this Lease by written notice of such subordination to Tenant. Landlord represents that, as of the Date of Execution of this Lease, there is no lien, mortgage or deed of trust on, or security interest in, the Building, the Building-Specific Common Areas, the portion of the Exterior Common Areas located on the Land, the Land or Landlord’s leasehold interest in the Ground Lease. Additionally, by executing the signature page attached to this Lease, (i) Land Owner represents that, as of the Date of Execution of this Lease, there is no lien, mortgage or deed of trust on, or security interest in, Land Owner’s fee simple interest in the Land, (ii) Harris Building Landlord represents that, as of the Date of Execution of this Lease, there is no lien, mortgage or deed of trust on, or security interest in, the portion of the Exterior Common Areas located on the Adjacent Land or Harris Building Landlord’s leasehold interest in the Adjacent Land pursuant to the ground lease between Harris Building Landlord and Adjacent Land Owner, and (iii) Adjacent Land Owner represents that, as of the Date of Execution of this Lease, there is no lien, mortgage or deed of trust on, or security interest in, Adjacent Land Owner’s fee simple interest in the portion of the Adjacent Land on which the Exterior Common Areas are located.

Section 13.2         Execution of Instruments. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments, including, but not limited to, such subordination, nondisturbance and attornment agreements, or estoppel letters, as may be reasonably required by any mortgagee in a mortgage or beneficiary in any deed of trust, on the Building and/or the Land, or other secured lender, to give effect to the provisions of Section 13.1 herein or reasonably requested by Landlord in connection with a sale or mortgage of the Building and/or the Land and shall execute and deliver to Landlord such amendments to this Lease as may be reasonably required by such proposed mortgagee, beneficiary, or other secured lender, on the Building and/or the Land, provided such amendments (a) provide for the nondisturbance of Tenant and Tenant’s rights under this Lease as long as Tenant is not in default under this Lease beyond any applicable notice and cure period and (b) do not adversely increase or affect the obligations and duties of Tenant hereunder or adversely decrease or affect the rights and benefits of Tenant hereunder or create any additional liability of Tenant hereunder. Tenant also agrees to require any subtenant of Tenant to execute any of the foregoing instruments if requested to do so by Landlord or any lender of Landlord. Landlord also agrees that it shall use commercially reasonable efforts to obtain and deliver to Tenant a subordination, nondisturbance and attornment agreement in form and content reasonably satisfactory to Tenant, Landlord and Landlord’s lender relative to any deeds of trust encumbering Landlord’s interest in the Building and/or the Land which are granted by Landlord to its lenders in the future. In connection with the foregoing, Landlord and Tenant further agree to employ good faith efforts to agree upon a subordination, nondisturbance and attornment agreement form which thereafter Landlord shall use good faith efforts to have accepted by Landlord’s lenders from time to time.

ARTICLE XIV
GENERAL PROVISIONS

Section 14.1         Transfer of Landlord’s Interest. The term “Landlord,” as used in this Lease, means only the owner, or the mortgagee in possession, for the time being, of the ground lease estate in the Building or the Land (unless the ground lease estate and the underlying fee simple interest are hereafter merged during the Lease Term, in which case Landlord shall be the owner of such merged estate), so that in the event of any sale of said estate, the transferring landlord shall be entirely freed and relieved of all obligations of Landlord hereunder coming due after the date of transfer and provided the transferee or purchaser has assumed all obligations of Landlord hereunder, and Landlord’s assignment, sale or transfer of the Lease, or of any of its rights herein, shall in no manner affect Tenant’s obligations or rights hereunder, and Tenant shall thereafter attorn to such assignee, transferee, or purchaser, as Landlord, provided Tenant first has written notice of such transfer, assignment, or purchase of Landlord’s interest. Any security given by Tenant to Landlord to secure performance of Tenant’s obligations hereunder shall be transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgment by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, the transferring Landlord shall thereby be discharged of any further obligation relating thereto.

Section 14.2         Landlord’s Limited Liability. Notwithstanding any other provision in this Lease to the contrary, the liability of Landlord under this Lease shall be limited to an amount equal to the lesser of (i) Landlord’s equity interest in the Building and associated parking rights, or (ii) twenty-five percent (25%) of the value of the Building and associated parking rights (such value being derived from a then-current appraisal completed by an MAI-certified appraiser) (the “Recovery Ceiling Amount”) in the event of a failure by Landlord to perform any of the terms, covenants, conditions or agreements of this Lease to be performed by Landlord, and Tenant agrees that any judgment it may obtain against Landlord, or Landlord’s general partners, if any, as a result of the breach of this Lease, as aforesaid, shall be limited to the Recovery Ceiling Amount and enforceable solely against Landlord’s equity interest in the Building and associated parking rights. Notwithstanding any terms and provisions of this Section 14.2 to the contrary, with respect to liability relating to obligations of a prior landlord under this Lease which obligations were not assumed by such prior landlord’s successor, Tenant shall not be prohibited from seeking to enforce any judgment it may obtain against such prior landlord against any property of such prior landlord; provided, however, in no event shall the total amount of recovery sought by Tenant pursuant to the terms and provisions of this Section 14.2 (regardless of whether such recovery is sought from Landlord or any prior landlord(s), or both) exceed the Recovery Ceiling Amount. Furthermore, with respect to any conveyance of Landlord’s equity interest in the Building and associated parking rights, the Recovery Ceiling Amount shall be calculated one (1) minute prior to such conveyance and one (1) minute after such conveyance, and, if different (which might be the case, for example, if indebtedness encumbering the Building and associated parking rights varies immediately before and immediately after the relevant conveyance), then whichever calculation yields the highest number shall be the relevant figure under this Section 14.2.

Section 14.3         Landlord Not Partner. It is agreed that Landlord is not a partner, joint venturer or associate of Tenant in the conduct of Tenant’s business, that the provisions of this Lease with respect to the payment by Tenant of rent are not sharing of profits, that the relationship between the parties is and shall remain at all times that of landlord and tenant, and that no provision of this Lease shall be construed to impose upon the parties hereto any obligation or restriction not expressly set forth herein.

Section 14.4         Recording. The recording of this Lease is prohibited; provided, however, at the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the Lease Term, its Commencement Date and Termination Date, and any other information the parties agree to include or that is required by law.

Section 14.5         Additional Instruments. The parties agree to execute and deliver in a timely fashion any instruments in writing necessary to carry out any agreement, term, condition or assurance in this Lease whenever occasion shall arise and reasonable request for any such instrument shall be made.

Section 14.6         Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporation(s) may require.

Section 14.7         Counterparts. This Lease may be executed in counterparts, all of which, taken together, shall be deemed one original.

Section 14.8         Entire Agreement, Amendment and Modification. This Lease embodies the full agreement of the parties and supersedes all prior understandings concerning the subject matter of this Lease, and any amendment or modification of this Lease must be in writing and signed by both parties.

Section 14.9         Controlling Law. This Lease shall be construed and enforced in accordance with the law of the State of North Carolina.

Section 14.10       Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto, their assigns, administrators, successors, estates, heirs and legatees, respectively, except as herein provided to the contrary.

Section 14.11       Partial Invalidity. In the event that any provision of this Lease shall be determined to be invalid or unenforceable, the remaining provisions of this Lease (which can be separated from the invalid, unenforceable provision) shall continue in full force and effect.

Section 14.12       Captions. The section titles, numbers and captions contained in this Lease are only for convenience and reference and in no way define, limit, extend, modify or describe the scope or intent of this Lease or any provision herein.

Section 14.13       Time of Essence. Except as otherwise provided in this Lease, time is of the essence in the performance of the provisions of this Lease.

Section 14.14       Brokerage.

(a)           Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other than The Bissell Companies, Inc. (“Landlord’s Broker”) and Jones Lang LaSalle Brokerage, Inc., a Texas Corporation (“Tenant’s Broker”). Landlord shall be responsible for any commission due to Landlord’s Broker, and Tenant shall not have any obligation with respect thereto. Subject to the terms and provisions of Section 14.14(b) herein, Landlord shall be responsible for the payment of a commission to Tenant’s Broker with regard to this leasing transaction, consistent with the terms and provisions of a previously-executed separate brokerage agreement (the “Brokerage Agreement”) entered into between Landlord and Tenant’s Broker. Landlord agrees to indemnify and hold Tenant harmless from and against any claims by Landlord’s Broker with regard to this leasing transaction, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by Tenant’s Broker with regard to this leasing transaction if and to the extent such claim is justified by the obligations of Landlord under the Brokerage Agreement and under the terms and provisions of Section 14.14(b) herein. With respect to parties other than Landlord’s Broker and Tenant’s Broker, Tenant and Landlord each agree to indemnify and hold the other harmless from and against any claims by any such other broker, agent or person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

(b)           Landlord has agreed to pay to Tenant’s Broker the entire sum of the commission due and payable under the Brokerage Agreement within ten (10) days of the Date of Execution of this Lease; provided, however, in the event (i) the Tenant Improvements are not substantially completed or Tenant does not substantially occupy the Premises as of the Rent Commencement Date for any reason other than a material default by Landlord under the terms of this Lease beyond any applicable grace or cure period afforded to Landlord under the terms of this Lease, and/or (ii) Tenant fails to make the first monthly rent payment due following the Rent Commencement Date beyond any applicable grace or cure period afforded to Tenant under the terms of this Lease, then Landlord shall be entitled to a refund from Tenant of one-half (1/2) of such commission, which refund amount Tenant shall pay to Landlord within ten (10) days after Landlord delivers a written demand to Tenant for such payment. Additionally, in such case, Tenant shall indemnify and hold Landlord harmless from and against any and all costs and expenses incurred by Landlord in seeking a return of such commission, including, without limitation, legal fees incurred by Landlord to compel the payment of such commission by Tenant. Additionally, if the facts entitling Landlord to receive from Tenant a refund of one-half (1/2) of the commission under this Section 14.14(b) constitute a default with respect to other obligations of Tenant under this Lease, nothing in this Section 14.14(b) shall be deemed or construed as a limitation on rights or remedies afforded to Landlord by other provisions in this Lease; provided, however, if and to the extent Landlord recovers one-half (1/2) of the commission under this Section 14.14(b), the total amount which Landlord would otherwise be entitled to recover relative to Tenant’s default with respect to provisions of this Lease shall be reduced by such commission amount recovered, net of all costs and expenses (including, without limitation, legal fees) incurred by Landlord in seeking a return of such commission amount.

Section 14.15       Authority of Parties. Each party warrants that it is authorized to enter into this Lease, that the person signing on its behalf is duly authorized to execute this Lease, and that no other signatures are necessary, and each person signing this Lease certifies that he or she is authorized by the party on whose behalf such person is signing and that no further authorization or signatures are required for such person’s signature to bind such party hereunder.

Section 14.16       Consent Not Unreasonably Withheld. When either party hereto is required to give its consent to the other party prior to doing or refraining from doing some act hereunder, it is agreed that the party whose consent is required shall not unreasonably withhold or delay such consent, unless it is specifically stated herein that the party whose consent is required may withhold such consent in its sole discretion, or words of similar import.

Section 14.17       Mechanics’ Liens. Tenant shall keep the Premises, the Building and the Land, and every part thereof, free from any liens for any work performed, material furnished, or obligations incurred by, or at the direction of, Tenant, whether or not the same shall be made or done with the consent of Landlord or by agreement between Tenant and Landlord. Tenant shall have no right to encumber or subject the interest of Landlord in the Premises, the Building or the Land, or any part thereof, to any mechanics’, materialman’s, or other liens of any nature whatsoever, and upon the filing of any such lien, the failure of Tenant to have the same discharged by bond or otherwise within twenty (20) days after filing shall constitute a default and entitle Landlord at its option to take any action provided for elsewhere in this Lease. Additionally, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, expenses, and liabilities incurred by Landlord relating to any such liens.

Section 14.18       Estoppel Certificates.

(a)           Tenant shall execute, acknowledge and deliver to Landlord, from time to time during the Lease Term, within ten (10) business days after Landlord provides Tenant with written notice to do so, an estoppel certificate certifying in writing that this Lease is in full force and effect, unmodified, or modified solely as set forth in such estoppel certificate, including confirmation of the Commencement Date, the Rent Commencement Date and the Termination Date, the date or dates to which rent has been paid and that Landlord has, as of the date of such estoppel certificate, fully and completely performed and complied with each of the terms and conditions of this Lease, without exception or except as only set forth in such estoppel certificate, and such other matters and facts as Landlord shall reasonably request Tenant to confirm relative to this Lease. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building and/or the Land, and the failure of Tenant to so deliver such estoppel certificate in such period of time shall mean that Tenant represents that this Lease is in full force and effect, without modification, that rent has not been prepaid under this Lease, except as expressly required in this Lease, and that Landlord has, as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each of the terms and conditions which Landlord is required to comply with hereunder, without exception.

(b)           Upon written request from Tenant, Landlord shall provide Tenant, from time to time during the Lease Term, within ten (10) business days after receipt of said request, an estoppel certificate containing the same information required of Tenant in Tenant’s estoppel certificate to Landlord, except that Landlord will certify as to whether Tenant (instead of Landlord) has, as of the date of such estoppel certificate, fully and completely performed and complied with each of the terms and conditions of this Lease which Tenant is required to comply with hereunder, without exception, or except only as set forth in the estoppel certificate.

Section 14.19       Rights Reserved by Landlord.

(a)           Miscellaneous Rights. Notwithstanding any other provision of this Lease, Landlord shall at all times have the right to (i) change the address of the Building if required to do so by any government authority, in which case each party shall pay its own costs regarding the same, (ii) retain pass keys to all locks within or into the Premises, and (iii) make any alterations, additions or improvements to the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land as Landlord may deem, in its reasonable discretion, necessary for the safety, protection, preservation, or improvement of the Building, the Building-Specific Common Areas, the Exterior Common Areas and/or the Land, and to change the arrangement and/or location of entrances, passageways, doors, corridors, elevators, stairs, toilets and public parts of the Building. Provided, however, (A) during any portion of the Lease Term when Tenant is leasing from Landlord all of the rentable space in the Building, Landlord shall not be permitted to change the arrangement and/or location of entrances, passageways, doors, corridors, elevators, stairs, toilets and public parts of the Building without first obtaining Tenant’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless such changes are required by any government authority, in which case Tenant’s consent shall not be required, and (B) during any portion of the Lease Term when Tenant is leasing from Landlord less than all of the rentable space in the Building, Landlord shall be permitted to change the arrangement and/or location of entrances, passageways, doors, corridors, elevators, stairs, toilets and public parts of the Building to the extent such changes do not materially adversely affect Tenant’s business operations conducted within the Premises, unless such changes are required by any government authority, in which case Landlord shall be entitled to implement such changes without regard to the effect on Tenant’s business operations.

(b)           Rights to Common Area Amenities. Additionally, Landlord shall at all times have the right to grant to other owners, occupants and tenants of other buildings within the Business Park (including the employees and invitees of same) the right to use, on a non-exclusive basis, certain amenities and features located within the Exterior Common Areas which have been provided (or which shall hereafter be provided) for the general use and enjoyment of such owners, occupants and tenants (including the employees and invitees of same), including, without limitation, walkways, running paths, driveways, sitting areas, putting greens, “pocket parks,” and other landscaped and open areas. Accordingly, Tenant hereby acknowledges that its right to use such areas shall be subject to the non-exclusive rights granted (or to be granted) by Landlord pursuant to the immediately preceding sentence.

Section 14.20       Landlord and Tenant OFAC Representations.

(a)           Landlord, to its actual knowledge, is now and will in the future be, in compliance with U.S. Executive Order 13224 (“Order”), and no action, proceeding, investigation, charge, claim, report or notice has been filed, commenced or threatened against Landlord alleging any failure to so comply. Landlord has no actual knowledge and has not received actual notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against Landlord alleging any failure to comply with the Order, or (ii) the imposition of any civil or criminal penalty against Landlord for any failure to so comply. Landlord is not included in the OFAC List set forth in the Order or 31 CFR Ch V (Part 595) Appendix A.

(b)           Tenant, to its actual knowledge, is now and will in the future be, in compliance with the Order, and no action, proceeding, investigation, charge, claim, report or notice has been filed, commenced or threatened against Tenant alleging any failure to so comply. Tenant has no actual knowledge and has not received actual notice of any fact, event, circumstance, situation or condition which could reasonably be expected to result in (i) any action, proceeding, investigation, charge, claim, report or notice being filed, commenced or threatened against Tenant alleging any failure to comply with the Order, or (ii) the imposition of any civil or criminal penalty against Tenant for any failure to so comply. Tenant is not included in the OFAC List set forth in the Order or 31 CFR Ch V (Part 595) Appendix A.

Section 14.21       Attorneys’ Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Lease, including, without limitation, any action on such for the rentals due hereunder, the prevailing party shall recover all of such party’s documented reasonable costs and reasonable attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom, from the non-prevailing party. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney performing such services.

Section 14.22       Confidentiality. Landlord and Tenant each agree, on behalf of their respective employees, agents, contractors, consultants, partners, affiliates, assignees and subtenants, not to disclose the terms of this Lease, the results of any audit of Landlord’s or Tenant’s books and records under or in connection with this Lease, or financial information not already in the public domain relating to the other party (collectively, the “Confidential Information”) to any third party except (i) their respective legal counsel, (ii) any assignee of Tenant’s interest in this Lease or any subtenant of Tenant relative to the Premises (or any portion thereof), (iii) in connection with litigation between Landlord and Tenant arising hereunder, (iv) as required by applicable law or by subpoena or other similar legal process, (v) for financial reporting purposes, (vi) as necessary to record a memorandum of this Lease, (vii) lending institutions from which Landlord or Tenant (as the case may be) has obtained, or in good faith intends to seek, financing, (viii) bona fide prospective transferees of Landlord’s interest under this Lease and prospective new joint venture partners of Landlord, or (ix) in any registration statement filed by Landlord or Tenant (as the case may be) with the Securities and Exchange Commission or similar body. Provided, however, with respect to any third party to whom Landlord or Tenant (as the case may be) discloses Confidential Information as permitted in this Section 14.22, the party disclosing such information shall inform such third party that such Confidential Information is confidential and shall secure from such third party a written agreement addressed to both Landlord and Tenant stating that such third party will not disclose such Confidential information and will keep such Confidential Information strictly confidential in accordance with the terms and provisions of this Section 14.22.

Section 14.23       Date of Execution. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by both Landlord and Tenant. The date of execution (the “Date of Execution”) shall be inserted in the introductory paragraph on the first page of this Lease by Landlord, and shall be the date on which the last party signed and delivered this Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final date of ratification by all parties to this Lease.

Section 14.24       Lease Guaranty. Simultaneously with Tenant’s execution of this Lease, Tenant shall cause Guarantors, which are Tenant’s subsidiaries, to execute a Lease Guaranty pursuant to which Guarantors shall guaranty the obligations of Tenant under this Lease. In connection therewith, Tenant represents and warrants to Landlord the following: (i) as of the Date of Execution, the entities listed as Guarantors in Section 1.1 herein are Tenant’s only subsidiaries; and (ii) the financial statements and other information regarding the financial condition of Tenant and its “subsidiaries” which Tenant has provided to Landlord (and which Landlord has relied upon in entering into this Lease) fairly and accurately represent the combined financial condition of Tenant and the entities listed as Guarantors in Section 1.1 herein and do not include financial information for any other entities other than Tenant and the entities listed as Guarantors in Section 1.1 herein.

Section 14.25       Additional Terms and Provisions. The additional terms and provisions set forth on Exhibit G attached to this Lease are incorporated herein by reference, and such additional terms and provisions shall control if in conflict with any of the foregoing provisions of this Lease.

[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal the date and year first above written.

LANDLORD:

BOYLE BUILDING, LLC, a North Carolina limited liability company

By:	Four Bissells, LLC, its Manager

	By:	/s/ Edward L. Curran
	Name:	Edward L. Curran
	Title:	President

TENANT:

PREMIER PURCHASING PARTNERS, L.P., a California limited partnership

By:	Premier Plans, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	President & CEO

The undersigned, as Land Owner, hereby executes this Lease for the sole purpose of consenting thereto and agreeing to the terms of Section 2.4(a) and Section 2.5 herein and making the representation in Section 13.1 herein.

LAND OWNER:

BALLANTYNE EAST, LLC, a North Carolina limited liability company

By:	Bissell Real Estate Company, Inc., its Manager

	By:	/s/ Edward L. Curran
	Name:	Edward L. Curran
	Title:	VP

[Signatures Continue On Next Page]

The undersigned, as Harris Building Landlord, hereby executes this Lease for the sole purpose of (i) agreeing to be bound by and to comply with the terms of Section 2.4(a) herein relative to the Exterior Common Areas located within the Adjacent Land and the terms of Section 7.3(a) relative to the portion of the Parking Areas located within the Adjacent Land, and (ii) making the representation in Section 13.1 herein.

JJH BUILDING, LLC, a North Carolina limited liability company

By:	Four Bissells, LLC, its Manager

	By:	/s/ Edward L. Curran
	Name:	Edward L. Curran
	Title:	President

The undersigned, as Adjacent Land Owner, hereby executes this Lease for the sole purpose of (i) acknowledging the right and authority of Harris Building Landlord, under that certain ground lease between the undersigned, as landlord, and Harris Building Landlord, as tenant, to be bound by and to comply with the terms of Section 2.4(a) herein relative to the Exterior Common Areas located within the Adjacent Land and the terms of Section 7.3(a) relative to the portion of the Parking Areas located within the Adjacent Land, and (ii) making the representation in Section 13.1 herein.

BALLANTYNE EAST, LLC, a North Carolina limited liability company

By:	Bissell Real Estate Company, Inc., its Manager

	By:	/s/ Edward L. Curran
	Name:	Edward L. Curran
	Title:	VP

EXHIBIT A-1

LAND DESCRIPTION

Lying and being in the City of Charlotte, County of Mecklenburg, State of North Carolina, and being more particularly described as follows:

BEGINNING at a set #4 rebar disc along the Eastern right-of-way margin of Ballantyne Corporate Place (a variable width public right-of-way, Map Book 27, Page 249) having North Carolina Grid Coordinates (N.A.D. ’83) of N = 480,597.112 and E = 1,448,369.333 and being located the following five (5) courses from N.C.G.S. Monument “LOWERY” with North Carolina Grid Coordinates N = 474,223.218 and E = 1,443,392.746: 1) N 39-22-05 E 7836.69 feet (ground distance – combined grid factor of 0.999852732) to a found right-of-way disc; 2) N 35-00-27 W, a distance of 50.36 feet to a found right-of-way disc; 3) N 09-00-43 E, a distance of 215.03 feet to a set #4 rebar; 4) N 82-17-12 W, a distance of 5.36 feet to a set #4 rebar; 5) with the arc of a circular curve to the left having a radius of 1435.00 feet, an arc length of 62.44 feet and a chord bearing and distance of N 06-28-00 E, 62.44 feet to the POINT OF BEGINNING; THENCE continuing with the Eastern right-of-way margin of Ballantyne Corporate Place with the arc of a circular curve to the left having a radius of 1435.00 feet, an arc length of 454.64 feet and a chord bearing and distance of N 03-51-22 W, 452.74 feet to a set #4 rebar; THENCE departing said right-of-way of Ballantyne Corporate Place, and with five (5) new lines: 1) N 88-29-43 E, a distance of 380.80 feet to a set #4 rebar; 2) S 20-47-58 E, a distance of 192.55 feet to a set #4 rebar; 3) S 23-33-38 E, a distance of 270.28 feet to a set #4 rebar; 4) S 17-49-38 E, a distance of 191.69 feet to a set #4 rebar, a new corner in common with new parcel CBP-7F; THENCE two (2) new lines in common with new parcel CBP-7F: 1) N 76-43-16 W, a distance of 308.84 feet to a set #4 rebar; 2) N 74-45-33 W, a distance of 295.12 feet the POINT OF BEGINNING, containing 5.64 acres and being a portion of the property conveyed to B.E. Carnegie, LLC in Deed Book 18188, Page 216 and recorded in the Mecklenburg County Register of Deeds.

Exhibit A-1-1

EXHIBIT A-2

ADJACENT LAND DESCRIPTION

Lying and being in the City of Charlotte, County of Mecklenburg, State of North Carolina, and being more particularly described as follows:

BEGINNING at a found right-of-way disc having North Carolina Grid Coordinates (N.A.D. ‘83) of N = 480,280.778 and E = 1,448,362.823 and being located N 39-22-05 E 7836.69 feet (ground distance – combined grid factor of 0.999852732) from N.C.G.S. Monument “LOWERY” with North Carolina Grid Coordinates N = 474,223.218 and E = 1,443,392.746, said rebar being located on the Northern right-of-way margin or Ballantyne Commons Parkway (a variable width public right-of-way, NCDOT Project 9.8100354, Deed Book 7853 at Page 213); THENCE along and with the Northern right-of-way of Ballantyne Commons Parkway N 35-00-27 W, a distance 50.36 feet to a found right-of-way disc on the Eastern right-of-way of Ballantyne Corporate Place (a variable wide public right-of-way, Map Book 27, Page 249); THENCE along and with the Eastern right-of-way margin of Ballantyne Corporate Place the following three (3) courses: 1) N 09-00-43 E, a distance of 215.03 feet to a set #4 rebar; 2) N 82-17-12 W, a distance of 5.36 feet to a set #4 rebar; 3) with the are of a circular curve to the left having a radius of 1435.00 feet, an arc length of 62.44 feet and a chord bearing and distance of N 06-28-00 E, 62.44 feet to a set #4 rebar, a new corner in common with new parcel CBP-7E; THENCE departing said right-of-way a line in common with new parcel CBP-7E the following five (5) courses: 1) S 74-45-33 E, a distance of 295.12 feet to a set #4 rebar; 2) S 76-43-16 E, a distance of 308.84 feet to a set #4 rebar; 3) S 45-10-55 E, a distance of 188.60 feet to a set #4 rebar; 4) S 34-14-31 E, a distance of 168.06 feet to a set #4 rebar; 5) S 28-19-02 W, a distance of 202.50 feet to a set #4 rebar on the Northern right-of-way margin of said Ballantyne Commons Parkway; THENCE along and with the Northern right-of-way margin of Ballantyne Commons Parkway the following seven (7) courses: 1) N 61-40-58 W, a distance of 75.00 feet to a found #4 rebar; 2) S 28-19-02 W, a distance of 15.00 feet to a found #4 rebar; 3) S 73-19-02 W, a distance of 49.50 feet to a round right-of-way disc; 4) N 61-40-58 W, a distance of 178.72 feet to a found right-of-way disc; 5) with the arc if a circular curve to the left having a radius of 1650.00 feet, an arc length of 103.45 feet and a chord bearing and distance of N 63-28-43 W, 103.43 feet to a found right-of-way disc; 6) N 24-43-31 E, a distance of 26.00 feet to a found right-of-way disc; 7) with the arc of a circular curve to the left having a radius of 1676.00 feet, an arc length of 384.51 and a chord bearing and distance of N 71-50-50 W, 383.66 feet to the POINT OF BEGINNING, containing 6.319 acres and being a portion of the property conveyed to B.E. Carnegie, LLC in Deed Book 18188, Page 216 and recorded in the Mecklenburg County Register of Deeds.

Exhibit A-2-1

EXHIBIT B

FLOOR PLAN

Boyle Building

13034 Ballantyne Corporate Place

Level One

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN associates

Exhibit B-1

Boyle Building

13034 Ballantyne Corporate Place

Level Two

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN

Exhibit B-2

Boyle Building

13034 Ballantyne Corporate Place

Level Three

Sept. 21, 2009

Not to Scale

Bissell

[illegible] Ballantyne Corporate Place

Suite [illegible]

Charlotte, NC 28277

[illegible]

SMITH HARRIS DESIGN

Exhibit B-3

Boyle Building

13034 Ballantyne Corporate Place

Level Four

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN

Exhibit B-4

Boyle Building

13034 Ballantyne Corporate Place

Level Five

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN

Exhibit B-5

Boyle Building

13034 Ballantyne Corporate Place

Level Six

Sept. 21, 2009

Not to Scale

Bissell

[illegible]

[illegible]

Charlotte, N.C. [illegible]

[illegible]

SMITH HARRIS DESIGN

Exhibit B-6

Boyle Building

13034 Ballantyne Corporate Place

Level Seven

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN

Exhibit B-7

Boyle Building

13034 Ballantyne Corporate Place

Level Eight

Sept. 21, 2009

Not to Scale

Bissell

SMITH HARRIS DESIGN

Exhibit B-8

Boyle Building

13034 Ballantyne Corporate Place

Level Nine

Sept. 21, 2009

Not to Scale

Bissell

[illegible]

SMITH HARRIS DESIGN

Exhibit B-9

Boyle Building

13034 Ballantyne Corporate Place

Level Ten

Sept. 21, 2009

Not to Scale

Bissell

[illegible]

[illegible]

Charlotte, N.C. 28277

[illegible]

SMITH HARRIS DESIGN associates

Exhibit B-10

EXHIBIT C-1
LANDLORD WORK LETTER

This Landlord Work Letter (this “Landlord Work Letter”) is part of that certain Lease dated October 21, 2009 (the “Lease”), between Boyle Building, LLC, as Landlord, and Premier Purchasing Partners, L.P., as Tenant, to which this Landlord Work Letter is attached as Exhibit C-1, and this Landlord Work Letter shall be subject to all of the terms, definitions and conditions of the Lease. Prior to the Date of Execution of the Lease, Landlord has caused the Building shell improvements (the “Building Shell Improvements”) to be completed at Landlord’s sole expense. The following describes, in part, the Building Shell Improvements:

1.                                      Work shall be completed to a Building Standard finished condition in the main entry, all elevator lobbies and restrooms in the Building, and common area corridors on floors 1, 2 and 4.

2.                                      HVAC distribution main loop shall be installed as well as approximately 20 fan-powered boxes per floor. The slot diffusers and duct installation shall be provided by Landlord and will be installed as part of the Tenant Improvements.

Type: Vertical self-contained water-cooled package units on each floor feeding variable volume boxes and fan powered boxes in each zone. Electric strip reheat is provided on perimeter fan powered boxes. Electronic digital controls provide constant control for total energy management system. Building HVAC system can handle an occupancy load of 1 person/150 square feet and meets ASHRAE Standard 62-2004 of outside air. Additional heat load retention capacity of 100 tons available at cooling tower. All fan/heat zones are used to provide make-up heat at roof level.

Zoning:                             2000 gross square feet maximum per interior zone.

850 gross square feet maximum per exterior zone.

250 gross square feet maximum per corner zone.

Exterior and corner FPUs to have resistance heat for morning warm-up. Approximately 23 zones per floor.

Roof insulation: R-15 rigid foam insulation.

Wall insulation: R-11 foil backed fiberglass batts.

3.                                      Electrical service is provided to the electrical closet on each floor, with panels and circuit breakers providing a capacity of 6.0 watts per square foot, along with a code compliant grounding system.

4.                                      A lay-in acoustical ceiling system shall be in place. Ceiling tile installation shall be completed as part of the Tenant Improvements installation; provided, however, Landlord agrees to provide Tenant with a monetary credit of $91,950.00 (the “Ceiling Tile

Exhibit C-1-1

Credit,” which shall be added to and treated as part of the Tenant Improvements Allowance) for Building Standard ceiling tiles for the Premises.

5.                                      Installation of light fixtures shall be completed as part of the Tenant Improvements installation; provided, however, Landlord agrees to provide Tenant with a monetary credit of $175,375.00 (the “Light Fixtures Credit,” which shall be added to and treated as part of the Tenant Improvements Allowance) for two thousand eight hundred seventy-five (2,875) Building Standard 2'x4' parabolic light fixtures for the Premises. Alternatively, if Tenant so requests, Landlord shall supply such light fixtures for the Premises, in which case there shall be no Light Fixtures Credit.

6.                                      Automatic sprinkler system, as same exists on the Date of Execution, shall be operational and tested in accordance with National Fire Protection Association (“NFPA”) and local jurisdictional requirements. All additional sprinkler system lines, heads and other equipment and appurtenances beyond what has been installed in the Building as of the Date of Execution shall be installed as part of the Tenant Improvements.

7.                                      Floor slabs shall be consistent with the following specification: FFI-16/FFG-24 (1/4" +/- l0'-0"). All vertical penetrations shall be sealed and fireproofed.

8.                                      Each wet column (approximately six per floor) shall offer “stub outs” for cold water and vents to the roof of the Building. Hot water shall be provided by hot water tanks to be installed as a part of the Tenant Improvements.

9.                                      Connection point shall be installed on the floor(s) for the fire alarm system. The complete core fire alarm system shall be installed, operating and tested in accordance with NFPA and local jurisdictional requirements.

10.                               Exterior window coverings shall be furnished and installed.

All of the Building Shell Improvements are in place as of the Date of Execution. Thus, as of the Date of Execution, the Premises are ready for the installation of the Tenant Improvements to be commenced as soon as the Tenant Improvements Plans and Specifications (as defined below in this exhibit) are prepared and approved and the necessary building permit(s) is(are) issued, Additionally, as of the Date of Execution, Landlord has completed the application process for, is using commercially reasonable efforts to obtain, and shall continue to use commercially reasonable efforts to obtain, LEED® Core & Shell certification for the Building.

Exhibit C-1-2

EXHIBIT C-2
TENANT WORK LETTER

This Tenant Work Letter (this “Tenant Work Letter”) is part of that certain Lease dated October 21, 2009 (the “Lease”), between Boyle Building, LLC, as Landlord, and Premier Purchasing Partners, L.P., as Tenant, to which this Tenant Work Letter is attached as Exhibit C-2, and this Tenant Work Letter shall be subject to all of the terms, definitions and conditions of the Lease,

1.                                      As used in this exhibit and in the Lease, the “Tenant Improvements” shall mean the improvements to be constructed and installed in the Premises in accordance with the terms of this exhibit and subject to Landlord’s Premises Dominion and Control in all cases.

2.                                      As soon as reasonably practicable following the Date of Execution and subject to the terms and provisions in Section 3 in this exhibit, Tenant shall proceed, at Tenant’s cost and expense (subject to reimbursement from the Tenant Improvements Allowance, as such term is defined below in this exhibit) and in accordance with the terms of this exhibit, to have Tenant’s architect/engineer (the “Architect/Engineer”) prepare a draft of the plans and specifications for the construction of the Tenant Improvements (the “Tenant Improvements PIans and Specifications”). The Tenant Improvements Plans and Specifications shall be comprised, at a minimum, of the following: (i) the partition layout plan for the Premises, (ii) the reflected ceiling plan for the Premises, (iii) detailed drawings depicting the location of light fixtures, electrical outlets, and telephone, computer and other communications outlets, (iv) doors, (v) wall finishes, (vi) floor coverings, (vii) air conditioning, heating and ventilation system ductwork, and (viii) plumbing lines and fixtures. The Architect/Engineer must be licensed in the State of North Carolina, must be in good professional standing and, as part of Landlord’s Premises Dominion and Control, must be approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). Landlord hereby approves the following architectural firms to serve as the Architect/Engineer hereunder: Little Diversified Architectural Consultants. Landlord shall use commercially reasonable efforts to cooperate with Tenant, upon Tenant’s reasonable request, in reviewing and providing comments relative to any preliminary plans and specifications and in meeting periodically with the Architect/Engineer in connection therewith. Tenant shall cause the Tenant Improvements Plans and Specifications to be delivered to Landlord accompanied by a letter or memorandum identifying them as the Tenant Improvements Plans and Specifications which are being submitted to Landlord for review and approval by Landlord (as part of Landlord’s Premises Dominion and Control) pursuant to this exhibit. The Tenant Improvements Plans and Specifications submitted by Tenant to Landlord hereunder shall consist of all drawings (final scale) and specifications necessary to construct the Tenant Improvements and shall be in form and detail sufficient to secure all required governmental approvals and permits for the installation of the Tenant Improvements. Upon receipt by Landlord of the Tenant Improvements Plans and Specifications, Landlord shall, within seven (7) business days, review and approve them or furnish to Tenant in writing a detailed description of any aspects of the Tenant Improvements Plans and Specifications which are not acceptable to Landlord, the reasons the matters so described are not acceptable and

Exhibit C-2-1

the changes which will be required to make the Tenant Improvements Plans and Specifications acceptable to Landlord. Landlord’s written response to Tenant also shall indicate whether Landlord reserves the right to require Tenant, at the expiration or earlier termination of the Lease Term, to remove all or any portion of such Tenant Improvements and to restore the Premises to the condition that existed immediately prior to the installation of such Tenant Improvements. In the event Landlord objects to the Tenant Improvements Plans and Specifications as part of Landlord’s Premises Dominion and Control, Tenant shall cause the Architect/Engineer to revise and modify the Tenant Improvements Plans and Specifications to respond to Landlord’s comments with respect thereto; and Tenant shall thereupon resubmit the Tenant Improvements Plans and Specifications for review by Landlord. With respect to any such resubmittal to Landlord of the Tenant Improvements Plans and Specifications, the procedure set forth above for Landlord’s initial review shall apply. The following additional terms and provisions shall apply to the Tenant Improvements Plans and Specifications:

(a)                                 Notwithstanding anything to the contrary contained herein, the submittal for approval of, and construction in conformity with, the Tenant Improvements Plans and Specifications may be completed in separate phases for separate full-floor increments of the Premises (provided, however, with respect to the first floor of the Premises, the Tenant Improvements Plans and Specifications for the portion of the first floor on which the Data Center will be located may be completed and submitted in a separate phase from the remaining area of the first floor) so long as the Tenant Improvements Plans and Specifications for each such phase otherwise comply with the requirements set forth in this exhibit; provided, however, in no event shall the Tenant Improvements Plans and Specifications for any portion of the Premises be submitted by Tenant later than May 31, 2010 (the “Tenant Improvements Plans and Specifications Submittal Deadline Date”).

(b)                                 In no event shall construction of the Tenant Improvements be commenced until Landlord has approved all aspects of the Tenant Improvements Plans and Specifications for the applicable floor (or, with respect to the first floor, the relevant portion thereof in accordance with the terms and provisions of Section 2(a) of this exhibit) for which construction will be commenced.

(c)                                  Landlord and Tenant shall cooperate with one another in good faith to reach agreement regarding the Tenant Improvements Plans and Specifications as soon as practicable. In the event Landlord and Tenant are unable, after complying with the foregoing terms and provisions in this Section 2, to reach agreement regarding the Tenant Improvements Plans and Specifications within thirty (30) business days after the date on which Tenant initially delivers the draft of the Tenant Improvements Plans and Specifications to Landlord pursuant to this Section 2, then until such time as Landlord and Tenant succeed in reaching agreement relative to the Tenant Improvements Plans and Specifications, either Landlord or Tenant shall be entitled to cause the issue(s) in dispute to be settled by arbitration in Charlotte, North Carolina, in accordance with the then-prevailing Expedited Arbitration

Exhibit C-2-2

provisions of the American Arbitration Association or its successor for arbitration of real estate valuation disputes.

(d)                                 The approval by Landlord of the Tenant Improvements Plans and Specifications shall not be construed as a representation, warranty or assurance by Landlord that the Tenant Improvements Plans and Specifications comply with applicable statutes, laws, ordinances, codes, rules, regulations and requirements and shall not constitute the assumption of any liability on Landlord’s part for their accuracy or compliance with such applicable statutes, laws, ordinances, codes, rules, regulations and requirements.

(e)                                  Once the Tenant Improvements Plans and Specifications are finalized and approved by Landlord, Tenant shall cause the Architect/Engineer to certify to Landlord and Tenant that the Tenant Improvements Plans and Specifications comply with the ADA and all other pertinent city, county, state and federal rules, laws and regulations; and Tenant shall promptly deliver to Landlord an original of such certification.

(f)                                   Tenant shall be required to submit to Landlord a copy of all change orders (“Change Orders,” each, a “Change Order”) relating to changes proposed to be made by Tenant to the Tenant Improvements Plans and Specifications, and any Change Order (or any series of Change Orders relating to the same aspect or portion of the Tenant Improvements) in excess of $50,000.00 shall require Landlord’s approval (as part of Landlord’s Premises Dominion and Control), not to be unreasonably withheld, conditioned or delayed. Upon receipt by Landlord of any proposed Change Order or series of proposed Change Orders which Landlord has the right to approve pursuant to the foregoing sentence, Landlord shall, within seven (7) business days of such delivery to Landlord, review and approve such proposed Change Order(s) or furnish to Tenant in writing a detailed description of any aspects of the proposed Change Order(s) which are not acceptable to Landlord, the reasons the matters so described are not acceptable and the changes which will be required to make the proposed Change Order(s) acceptable to Landlord. With respect to any resubmittal to Landlord of any proposed Change Order(s), the procedure set forth above for Landlord’s initial review of such proposed Change Order(s) shall apply. Notwithstanding anything to the contrary contained in this Section 2(f), under no circumstances shall any changes to the structure of the Building or to any mechanical, electrical or plumbing (including fire protection) systems or components thereof be made in conjunction with the construction of the Tenant Improvements without the prior written approval of Landlord (as part of Landlord’s Premises Dominion and Control), which Landlord may withhold in its sole discretion, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost or damage arising out of any such changes (including, without limitation, the cost of any repairs necessitated thereby) which have not been approved by Landlord as provided in this Section 2(f), regardless of whether Landlord would otherwise be responsible for such

Exhibit C-2-3

loss, cost or damage under any other provisions of the Lease, including, without limitation, Section 2.3, Section 5.1 or Section 6.5 therein.

3.                                      Following Landlord’s approval of the Tenant Improvements Plans and Specifications, the General Contractor selected by Tenant, with Landlord’s approval (as part of Landlord’s Premises Dominion and Control) as provided below, shall cause the Tenant Improvements to be diligently constructed and installed (i) using new materials of good quality and (ii) in a workmanlike and proper manner. As part of Landlord’s Premises Dominion and Control, Landlord and Landlord’s representative shall be entitled to enter the Premises from time to time during the installation of the Tenant Improvements for the purpose of inspecting same and confirming compliance by Tenant with the terms and provisions of the Lease, including this exhibit; provided, however, such entries shall be conducted in such a manner as not to unreasonably interfere with the installation of the Tenant Improvements.

4.                                      As set forth in Section 14.17 of the Lease, Tenant shall not permit any mechanic’s lien(s) or other liens to be placed upon the Premises, the Building or the Land; and in the event any such lien(s) shall be placed upon the Premises, the Building or the Land as a result of the construction and installation of the Tenant Improvements, the terms and provisions in Section 14.17 of the Lease shall apply.

5.                                      With respect to the construction of the Tenant Improvements, Tenant shall contract with a general contractor approved by Landlord as part of Landlord’s Premises Dominion and Control (the “General Contractor”). The following terms and provisions shall apply with regard to Tenant’s selection of the General Contractor and the qualifications of the General Contractor:

(a)                                 The General Contractor selected to construct the Tenant Improvements must be licensed in the State of North Carolina to perform construction jobs having a cost equal to the cost of installing the Tenant Improvements, must be reputable and in good professional standing, must have the demonstrated ability to competently complete the Tenant Improvements, must have sufficient financial strength to ensure that the Tenant Improvements will be completed free of liens or other claims from subcontractors employed by the General Contractor and other laborers, mechanics and materialmen providing supplies or labor relative to the construction of the Tenant Improvements, and, as part of Landlord’s Premises Dominion and Control, must be approved in advance by Landlord (such approval not to be unreasonably withheld). If Tenant intends to competitively bid the construction of the Tenant Improvements to multiple general contractors, Tenant shall obtain Landlord’s prior written consent (as part of Landlord’s Premises Dominion and Control) with regard to the identity of each candidate general contractor that Tenant intends to invite to bid on the project. However, Landlord hereby approves the following general contractor firms to serve as the General Contractor hereunder: Cox and Schepp Construction, Rodgers Builders, Inc., Choate Construction Company, Turner Construction Company and Balfour Beatty.

Exhibit C-2-4

(b)                                 As part of Landlord’s Premises Dominion and Control, Landlord requires that the terms of any agreement to install the Tenant Improvements shall be governed by a separate construction contract signed by Tenant and the General Contractor, and the construction contract shall be prepared using the applicable AIA contract form or other contract form commonly used in the industry for such projects. A true and complete copy of such construction contract shall be delivered by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements in the Premises.

(c)                                  The construction of the Tenant Improvements shall not be commenced until Tenant or the General Contractor has delivered to Landlord original certificates (in form and amounts reasonably satisfactory to Landlord) of the “builder’s risk” and general liability insurance policies naming Landlord as an additional insured. Such insurance policies must be issued by and binding upon an insurance company approved by Landlord; and such certificates of insurance must state that the issuing insurance company will not cancel or modify such coverage in any manner which would cause Tenant to no longer be in compliance with the insurance obligations under this Exhibit C-2 without giving Landlord at least thirty (30) days prior written notice of such cancellation or modification. Further, such builder’s risk and general liability insurance coverage shall be maintained in full force and effect during the entire period the Tenant Improvements are being constructed. Additionally, the General Contractor shall maintain workers’ compensation insurance and all other insurance coverages (if any) that are required by applicable law and shall, if requested by Landlord, promptly provide to Landlord reasonable documentary evidence of such additional insurance coverage(s). The terms and provisions in this Section 5(c) are part of Landlord’s Premises Dominion and Control.

6.                                      With regard to the activities of the General Contractor and subcontractors in the Building and the Premises, the following terms and provisions shall apply as part of Landlord’s Premises Dominion and Control:

(a)                                 The General Contractor and subcontractors shall conduct their activities in the Building and the Premises in such a manner as not to materially interfere with the business activities of tenants in the Harris Building.

(b)                                 The General Contractor (and ultimately Tenant) shall be responsible for the repair, replacement and clean-up of any damage caused to the Building, including the Building Shell Improvements, by the General Contractor or subcontractors.

(c)                                  The General Contractor shall coordinate the delivery of all materials and supplies to the Building and the Premises with Landlord’s Building manager. Furthermore, the General Contractor shall store all materials and supplies and shall contain all construction operations within the Premises and such other areas (if any) as Landlord may specifically permit from time to time.

Exhibit C-2-5

(d)                                 The General Contractor shall promptly remove all trash, construction debris and surplus construction materials from the Premises and shall properly dispose of such trash, construction debris and surplus construction materials at a location outside the boundaries of the Land in compliance with all applicable statutes, laws, ordinances and codes.

(e)                                  During the period of the Lease Term beginning on the Commencement Date and ending at midnight on the day immediately preceding the Rent Commencement Date, Landlord shall be responsible for the payment (without reimbursement by Tenant) of all utilities for the Building (including utilities used by the General Contractor and subcontractors during and in connection with the construction of the Tenant Improvements), subject to the terms and provisions of Section 4.1(c)(i) and Section 4.l(c)(ii) in the Lease relating to portions of the Building which Tenant has the right to occupy (for the purpose of conducting business) prior to the Rent Commencement Date.

7.                                      Landlord shall, subject to and in accordance with the provisions of this exhibit, contribute the Tenant Improvements Allowance (i.e., $12,343,050.00), together with the Ceiling Tile Credit and, if applicable pursuant to Exhibit C-1 attached to the Lease, the Light Fixtures Credit (which, as to the Ceiling Tile Credit and, if applicable, the Light Fixtures Credit, shall be added to and treated as part of the Tenant Improvements Allowance), toward the costs of designing, preparing and finalizing the Tenant Improvements Plans and Specifications and the costs of designing, constructing and installing the Tenant Improvements, including, without limitation, the costs of building permits, Tenant’s construction management costs, security systems and equipment, and wiring and cabling. Landlord shall disburse the Tenant Improvements Allowance monthly in accordance with pay applications provided by the General Contractor, certified by the Architect/Engineer and approved by Tenant, all consistent with and pursuant to the following guidelines (which are part of Landlord’s Premises Dominion and Control):

(a)                                 Landlord shall not be obligated to make any disbursements of the Tenant Improvements Allowance prior to (i) the General Contractor’s or the Architect/Engineer’s obtaining the applicable building permit (a true and complete copy of which shall be delivered to Landlord) and (ii) the actual commencement of the construction of the Tenant Improvements.

(b)                                 Landlord shall not be obligated to make more than one disbursement of the Tenant Improvements Allowance in any calendar month.

(c)                                  No more than thirty percent (30%) of the Tenant Improvements Allowance (i.e., $3,702,915.00) may be applied to the total costs (as detailed above in this Section 7) of Tenant Improvements for Floors 1 and 2 (the “Floors 1 and 2 Tenant Improvements Costs”), inclusive of the Data Center, and Tenant shall be solely responsible for the total amount, if any, by which the Floors 1 and 2 Tenant Improvements Costs, inclusive of the Data Center, exceed such amount (i.e., $3,702,915.00). For purposes of the concepts in Section 7(d) in this exhibit, the

Exhibit C-2-6

Tenant Improvements Allowance shall be separated into two (2) components: (1) the Floors 1 and 2 Tenant Improvements Costs and (2) relevant costs covered by the Tenant Improvements Allowance relating to all portions of the Premises other than Floors 1 and 2. Thus, for purposes of the fraction referenced in Section 7(d) in this exhibit, (A) with respect to Floors 1 and 2, the numerator shall be $3,702,915.00 (or any lesser amount that represents 100% of the estimated Floors 1 and 2 Tenant Improvements Costs, if 100% of such estimated Floors 1 and 2 Tenant Improvements Costs is less than $3,702,915.00) and the denominator shall be 100% of the estimated Floors 1 and 2 Tenant Improvements Costs and (B) with respect to relevant costs covered by the Tenant Improvements Allowance relating to all portions of the Premises other than Floors 1 and 2, the numerator shall be the total Tenant Improvements Allowance minus $3,702,915.00 (or, if 100% of the estimated Floors 1 and 2 Tenant Improvements Costs is less than $3,702,915.00, then minus such smaller figure) and the denominator shall be the estimated relevant costs covered by the Tenant Improvements Allowance relating to all portions of the Premises other than Floors 1 and 2. Accordingly, if the estimated Floors 1 and 2 Tenant Improvements Costs are equal to or less than $3,702,915.00, then such portion of the Tenant Improvements Allowance allocated to Floors 1 and 2 may be used to fund all of the Floors 1 and 2 Tenant Improvements Costs (subject to any retainage holdback contemplated in Section 7(d) in this exhibit).

(d)                                 A prorata portion of the Tenant Improvements Allowance shall be disbursed by Landlord as the Tenant Improvements are completed in accordance with the approved Tenant Improvements Plans and Specifications. Subject to the terms and provisions in Section 7(c) in this exhibit, the amount of each disbursement of the Tenant Improvements Allowance shall be the requested disbursement amount (i.e., excluding any retainage amount under the construction contract with the General Contractor) multiplied by a fraction equal to the Tenant Improvements Allowance divided by the total estimated cost of the Tenant Improvements. Each request for a disbursement of the Tenant Improvements Allowance shall be accompanied by the Supporting Documents (as defined in this Section 7(d)), and the amount of each such disbursement (excluding the final disbursement) shall not exceed the lesser of (i) Landlord’s prorata share (as described above) of the amount then due and payable to the General Contractor, laborers and material suppliers with respect to the Tenant Improvements, as certified pursuant to the Supporting Documents, or (ii) the total Tenant Improvements Allowance less the aggregate amount of all previous disbursements made hereunder. Provided Landlord receives a valid request for disbursement of the Tenant Improvements Allowance and all appropriate Supporting Documents not later than the fifteenth (15th) day of a calendar month, Landlord shall pay, consistent with written instructions provided and signed by Tenant, such disbursement amount to the Architect/Engineer, the General Contractor, subcontractors and/or material suppliers not later than the twenty-fifth (25th) day of such calendar month. If Landlord receives a valid request for disbursement of the Tenant Improvements Allowance and all appropriate Supporting Documents after the fifteenth (15th) day of a calendar

Exhibit C-2-7

month, Landlord shall pay such disbursement amount to the Architect/Engineer, the General Contractor, subcontractors and/or material suppliers not later than the twenty-fifth (25th) day of the following calendar month. With respect to every disbursement of the Tenant Improvements Allowance timely paid in the amount stated on the applicable Supporting Documents (subject to any applicable retainage) directly by Landlord, at Tenant’s written direction, to any third party (including, without limitation, the Architect/Engineer, general contractor, subcontractors and/or material suppliers), Tenant shall indemnify and hold harmless Landlord from and against any loss, cost, expense or damage arising in connection with such payment. The obligation of Landlord to make each such disbursement of the Tenant Improvements Allowance is subject to the condition precedent that, on the date of such disbursement, no event has occurred and is continuing which constitutes (or with the lapse of time without being cured will constitute) an event of default of Tenant under the Lease. As used in this exhibit, the term “Supporting Documents” shall mean, with respect to each disbursement (excluding the final disbursement) of the Tenant Improvements Allowance hereunder:

(1)                                 a written certification reasonably satisfactory to Landlord, signed by a responsible officer of Tenant, certifying an itemized statement of the actual costs and expenses incurred with respect to the work performed and the materials provided in connection with the Tenant Improvements, together with a true and complete copy of all relevant invoices from subcontractors to the General Contractor and from the General Contractor therefor;

(2)                                 an affidavit signed by the General Contractor affirming that all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the Tenant Improvements have been or will be (with payment of the relevant installment) paid in full prior to delinquency, with the exception only of labor and materials supplied to complete “punch list” items;

(3)                                 a waiver of liens for work and materials relative to which prior disbursements of the Tenant Improvements Allowance were made with respect to the Premises, the Building and the Land executed by the General Contractor; provided, however, if a claim of lien or a lien has been filed by any subcontractor, laborer, artisan, mechanic or material supplier engaged in or supplying labor or materials for the Tenant Improvements, either (i) Landlord must have received an unconditional waiver of such lien or (ii) Tenant or the General Contractor must have posted a bond or other surety sufficient under North Carolina law to effect a release of such lien or claim of lien from the Premises, the Building and the Land before Landlord shall be obligated to disburse the relevant installment; and

(4)                                 a written certification by the Architect/Engineer to the effect that the Tenant Improvements represented by the current and prior disbursements of

Exhibit C-2-8

the Tenant Improvements Allowance have been completed substantially (subject only to the completion of “punch list” items) in accordance with the approved Tenant Improvements Plans and Specifications and applicable legal requirements.

(e)                                  Within ten (10) days following Landlord’s receipt of the Final Documents (as defined in this Section 7(e)) and Tenant’s request for the final disbursement of the Tenant Improvements Allowance, Landlord shall make the final disbursement of the Tenant Improvements Allowance, provided that such final disbursement shall not exceed the amount of the actual final costs and expenses incurred with respect to the Tenant Improvements (as certified to pursuant to the Final Documents) less the aggregate amount of all previous disbursements of the Tenant Improvements Allowance hereunder. As used in this exhibit, the term “Final Documents” shall mean:

(1)                                 a copy of the permanent certificate of occupancy for the Premises issued by the appropriate governmental authority adequate to support occupancy of the Premises;

(2)                                 a written certification reasonably satisfactory to Landlord, signed by a responsible officer of Tenant, certifying (i) an itemized statement of the final, actual costs and expenses incurred with respect to the work performed and the materials provided in connection with the Tenant Improvements, together with a true and complete copy of all relevant invoices from subcontractors to the General Contractor and from the General Contractor therefor, and (ii) that all such costs and expenses either have been or will be (with payment of the final installment) paid in full prior to delinquency;

(3)                                 an affidavit signed by the General Contractor affirming that all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the Tenant Improvements have been or will be (with payment of the final installment) paid in full prior to delinquency, with the exception only of labor and materials supplied to complete “punch list” items;

(4)                                 a waiver of liens with respect to the Premises, the Building and the Land executed by the General Contractor and, if obtainable on the condition that they not be delivered and released except upon payment to the General Contractor, a waiver of liens executed by all subcontractors, laborers, artisans, mechanics and material suppliers engaged in or supplying labor or materials for the Tenant Improvements; provided, however, if a claim of lien or a lien has been filed by any such subcontractor, laborer, artisan, mechanic or material supplier, either (i) Landlord must have received an unconditional waiver of such lien or (ii) Tenant or the General Contractor must have posted a bond or other surety sufficient under North Carolina law to effect a release of such lien or claim of lien from the Premises, the

Exhibit C-2-9

Building and the Land before Landlord shall be obligated to disburse the final installment;

(5)                                 a written certification by the Architect/Engineer to the effect that all of the Tenant Improvements have been completed substantially (i.e., subject only to the completion of “punch list” items) in accordance with the approved Tenant Improvements Plans and Specifications and applicable legal requirements;

(6)                                 a complete set of “as built” plans for the Tenant Improvements, along with a CAD or other electronic version (as reasonably requested by Landlord) of such “as built” plans; and

(7)                                 an executed, original estoppel certificate satisfying the requirements of Section 14.18 of the Lease.

8.                                      Any portion of the Tenant Improvements Allowance that is not used pursuant to Section 7 in this exhibit to fund the cost of preparing and finalizing the Tenant Improvements Plans and Specifications and the construction and installation of the Tenant Improvements (as detailed in Section 7 in this exhibit) may be used and applied to fund (i) the cost of equipment and installation services associated with the Data Center (in addition to amounts Tenant is entitled to have disbursed under Section 7(c) of this exhibit), (ii) moving costs incurred in connection with Tenant’s move into the Premises; and any then-remaining portion of the Tenant Improvements Allowance shall be credited for Tenant’s benefit to fund payments of rent due under the Lease for periods immediately following the first full calendar month after the Rent Commencement Date.

Exhibit C-2-10

EXHIBIT D

EXAMPLES OF CAP ON CONTROLLABLE

OPERATING COSTS CALCULATION

EXAMPLE 1:

Assume that Base Year Controllable Operating Costs are $4.00 and that actual Controllable Operating Costs for the first four (4) calendar years following the Base Year are $4.25, $4.50, $4.70 and $4.80, respectively:

The “cap” on Controllable Operating Costs for each of the first four (4) calendar years following the Base Year (using five percent (5%) annual compounding) shall be as follows:

Year 1:	$4.20 (i,e., $4.00 x 105%)
Year 2:	$4.41 (i.e., $4.00 x 105% x 105%)
Year 3:	$4.63 (i.e., $4.00 x 105% x 105% x 105%)
Year 4:	$4.86 (i.e., $4.00 x 105% x 105% x 105% x 105%)

Applying the foregoing assumptions, the amount of Controllable Operating Costs which Landlord shall be entitled to pass through to Tenant during each of the four (4) calendar years following the Base Year shall be as follows:

Year 1:	$0.20 (i.e., $4.20 - $4.00) with a “carry-over” of $0.05 (i.e., $4.25 - $4.20)
Year 2:	$0.41 (i.e., $4.41 - $4.00) with a “carry-over” of $0.09 (i.e., $4.50 - $4.41), making the aggregate “carry-over” balance $0.14 (i.e., $0.09 + $0.05 of unused “carry-over” from prior year)
Year 3:	$0.63 (i.e., $4.63 - $4.00) with a “carry-over” of $0.07 (i.e., $4.70 - $4.63), making the aggregate “carry-over” balance $0.21 (i.e., $0.07 + $0.14 of unused “carry-over” from prior years)
Year 4:

$0.86 (i.e., ($4.80 - $4.00) + $0.06 from aggregate “carry-over” balance), making the aggregate “carry-over” balance $0.15 (i.e., $0.21 of unused “carry-over” from prior years less $0.06 of such “carry-over” applied to Year 4)

EXAMPLE 2:

Next, assuming that actual Controllable Operating Costs for the first four (4) calendar years following the Base Year are $4.25, $4.95, $4.20 and $4.50, respectively, and that all other facts and assumptions set forth in Example 1 remain unchanged, the amount of Controllable Operating Costs which Landlord shall be entitled to pass through to Tenant during each of the first four (4) calendar years following the Base Year shall be as follows:

Year 1:	$0.20 (i.e., $4.20 - $4.00) with a “carry-over” of $0.05 (i.e., $4.25 - $4.20)
Year 2:	$0.41 (i.e., $4.41 - $4.00) with a “carry over” of $0.54 (i.e., $4.95 - $4.41), making the aggregate “carry-over” balance $0.59 (i.e., $0.54 + $0.05 of unused “carry-over” from prior year)

Exhibit D-1

Year 3:

$0.63 (i.e., ($4.20 - $4.00) + $.043 from aggregate “carry-over” balance), making the aggregate “carry-over” balance $0.16 (i.e., $0.59 of unused “carry-over” from prior years less $0.43 of “carry-over” applied to Year 3)

Year 4:

$0.66 (i.e., ($4.50 - $4.00) + $0.16 from aggregate “carry-over” balance), making the aggregate “carry-over” balance $0.00 (i.e., $0.16 of unused “carry-over” from .prior years less $0.16 of unused “carry-over” applied to Year 4)

Exhibit D-2

EXHIBIT E

PARKING RULES AND REGULATIONS

Parking: The following rules and regulations (the “Parking Rules and Regulations”) apply to the use of the Parking Areas:

(a)                                 Tenants may park their motor vehicles only in those portions of the Parking Areas designated by Landlord from time to time as unreserved tenant parking areas (the “Unreserved Parking Areas”) and may not park in any other parking spaces, except as specifically provided herein.

(b)                                 Only visitors of tenants or others entitled to the use of the Parking Areas may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as visitor parking areas (the “Visitor Parking Areas”).

(c)                                  Only persons entitled to use the Parking Areas who are physically handicapped may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as handicapped parking areas (the “Handicapped Parking Areas”).

(d)                                 Parking in Unreserved Parking Areas, Visitor Parking Areas and Handicapped Parking Areas shall be on a nonexclusive, “as-available” basis.

(e)                                  Motor vehicles may only be parked in striped parking spaces located within the Parking Areas, and no motor vehicles may be parked in any other location within the Land.

(f)                                   Not more than one motor vehicle may be parked on each parking space, and no motor vehicle may be parked on more than one parking space within the Parking Areas.

(g)                                  Parking Areas shall not be used for any purpose other than the parking of permitted motor vehicles thereon (provided, however, bicycles may be parked in any portion(s) of the Parking Areas designed and designated for such purpose by Landlord), and no commercial activity shall be conducted from the Parking Areas.

(h)                                 No repairs (other than emergency repairs) or washing of motor vehicles is permitted in the Parking Areas.

(i)                                     All persons using the Parking Areas assume full responsibility for, and Landlord shall have no liability for, (a) loss, damage, injury or death caused to the person or property of anyone using the Parking Areas; and (b) protecting their motor vehicles against theft, vandalism and damage.

(j)                                    A violation of these Parking Rules and Regulations shall entitle Landlord to revoke the parking privileges of the offending party, in addition to other rights and remedies available to Landlord.

(k)                                 The term “tenant,” when used in these Parking Rules and Regulations, shall be deemed to also include such tenant’s agents, employees, contractors and subcontractors.

Exhibit E-1

Landlord shall act reasonably to administer the use of the Parking Areas by the tenants and occupants in the different buildings that are served, now or in the future, by the Parking Areas if and as reasonably required to provide Tenant with the benefit of the use of the Parking Areas as contemplated in the Lease to which this exhibit is attached.

Exhibit E-2

EXHIBIT F

BUILDING RULES AND REGULATIONS

1.                                      Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

2.                                      Corridor doors, when not in use, shall be kept closed.

3.                                      Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.

4.                                      Landlord shall provide all locks for doors into each tenant’s leased premises, and no tenant shall place any additional lock or locks on any door in its leased premises without Landlord’s prior written consent. Two keys for each lock on the doors in each tenant’s leased premises shall be furnished by Landlord. Additional keys shall be made available to tenants at each tenant’s cost. Tenants shall not have any duplicate keys made except by Landlord.

5.                                      Electric current shall not be used for cooking (except for normal and customary microwaves and stoves and food preparation facilities approved in advance by Landlord which comply with applicable law and conform to customary fire insurance underwriting guidelines), or heating or any other purpose not specifically provided for in the relevant lease without Landlord’s prior written permission.

6.                                      Tenants shall refer all contractors, contractors’ representatives and installation technicians who are to perform any substantial work within the Building (which encompasses any work that involves connecting to, or tampering with, any Building systems) to Landlord or Landlord’s Building manager for Landlord’s supervision, approval and control before the performance of any such work. This provision shall apply to all substantial work performed in the Building, including, but not limited to, installations of telephones, medical type equipment, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and any other physical portion of the Building.

7.                                      If Tenant is then leasing less than all of the rentable area in the Building, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any heavy equipment, bulky material or merchandise shall be performed only in such manner, during such hours and using such elevators and passageways as Landlord may designate and approve in advance and if reasonable, necessary or appropriate in view of all the circumstances, and then only upon having been scheduled in advance with Landlord or Landlord’s Building manager. If Tenant is then leasing all of the rentable area in the Building, Tenant shall give Landlord’s Building manager reasonable advance notice of movement of items in and out of the Building, as contemplated in this Section 7, to allow Landlord’s Building manager to install padding in the Loading Dock Elevator. Tenant shall not be permitted to park its moving or equipment delivery vehicles on or within

Exhibit F-1

(i) the Adjacent Land, (ii) the traffic circle in front of the Building between the Building and the Harris Building within the Exterior Common Areas or (iii) any portion of the Land which would impede access to, or the free flow of vehicular traffic within, the Exterior Common Areas. Additionally, no equipment, furniture, merchandise or supplies may be moved into or out of the Building through the main Building doors (i.e., the front entrance of the Building).

8.                                      The location, weight and supporting devices for any medical type equipment, safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or relocation.

9.                                      No portion of any tenant’s leased premises shall be used for cooking (except for normal and customary microwaves and stoves and food preparation facilities approved in advance by Landlord which comply with applicable law and conform to customary fire insurance underwriting guidelines or except as otherwise provided in the relevant lease) or sleeping or lodging quarters, and no birds, animals or pets of any type, with the exception of guide dogs accompanying handicapped persons, shall be brought into or kept in, on or about any tenant’s leased premises or the Building. Tenant shall not bring bicycles or other vehicles within tenant’s leased premises or the Building; engage in or permit games of chance or any form of gambling or immoral conduct in or about tenant’s leased premises or the Building; mark or defile any part of the Building, the Land or the Adjacent Land; or tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures in or serving the Building. If a tenant is leasing from Landlord less than all of the rentable area in the Building, all moving in or out of the Building must be done after Business Hours. If a tenant is leasing from Landlord all of the rentable area in the Building, such tenant shall be permitted to move in or out of the Building during Business Hours. Landlord is not responsible for damage to furniture caused by janitorial or other cleaning personnel nor for any loss of property from the leased premises, however occurring. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without Landlord’s prior written permission and at Landlord’s direction. No smoking of tobacco or similar products shall be allowed in any portion of the Building or the leased premises. Smoking shall be allowed only in designated areas outside of the Building.

10.                               Tenants shall not make or permit Tenant’s employees, agents, contractors, subcontractors or invitees to make any loud or annoying noises in or about the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenants shall not allow any noxious or offense odors, smells, fumes or other airborne particles or materials to emanate or be released from their respective leased premises.

11.                               Each tenant shall endeavor to keep its leased premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways, nor shall tenants place any trash receptacles in these areas.

Exhibit F-2

12.                               Tenants shall not employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building, unless otherwise approved in writing by Landlord.

13.                               No tenant shall allow concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels or newspapers or other similar products within the leased premises or the Building without the prior consent of Landlord, which Landlord may withhold in its sole discretion,

14.                               There shall be no activity by Tenant or Tenant’s employees, agents, officers, servants, contractors, subcontractors, invitees or licensees on any patio, balcony, porch or other portion of the Building or the Land, including Exterior Common Areas, that unreasonably disturbs enjoyment of the Recreational Facility by guests thereof, including, without limitation, the hanging or display of any signs or banners from the Building or any other portion of the Land visible from the Recreational Facility, undue noise, unsightly trash and debris, or any other noxious or offensive activity.

15.                               Landlord is not responsible for any loss of money, jewelry or other personal property from any leased premises or from the Building-Specific Common Areas or Exterior Common Areas or for any damage to any property therein from any cause whatsoever, whether such loss or damage occurs when an area is locked against entry or not.

16.                               Tenants shall exercise reasonable precautions in protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building manager and security personnel as soon as reasonably possible after discovery and shall also notify the Building manager and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance.

17.                               Tenants, their employees, guests and invitees may be called upon to show suitable identification and sign a Building register when entering or leaving the Building at times other than normal Building business hours, and all tenants shall cooperate fully with Building personnel in complying with such requirements.

18.                               Tenants shall not solicit from or circulate advertising material among other tenants of the Building or allow their employees, agents or invitees to do so, except through the regular use of the U.S. Postal Service. Tenants shall notify the Building manager or the Building personnel promptly if it comes to their attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

19.                               Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public. Solicitation or similar conduct shall not be allowed in the Building or on the Land without Landlord’s prior approval, which approval

Exhibit F-3

Landlord may withhold in its sole discretion. Landlord shall have no liability for denying access to the Building or the Land to any person or persons engaging in such conduct.

20.                               Landlord reserves the right to rescind or modify any of these Building Rules and Regulations and to make such other and further Building Rules and Regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building and the Land, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which Building Rules and Regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

21.                               The term “tenant,” when used in these Building Rules and Regulations, shall be deemed to also include such tenant’s agents, employees, invitees, contractors and subcontractors.

Exhibit F-4

EXHIBIT G

ADDITIONAL TERMS AND PROVISIONS

I.                                        Generator. Landlord has provided Tenant with a screened generator pad (the “Generator Pad”) in the location shown on Exhibit I to the Lease, together with stubbed conduits to the Building. Tenant shall have the right to install, at Tenant’s sole cost and expense and prior to the date the Data Center is operational, an electricity generator (the “Generator”) of a size and type approved in writing by Landlord in advance, such approval not to be unreasonably withheld, conditioned or delayed, on the Generator Pad. Tenant, at Tenant’s sole cost and expense, shall install a containment system reasonably acceptable to Landlord to contain the leakage or flow of oil, fuel or other Hazardous Substances from the Generator (if and to the extent the containment structure currently existing as part of the Generator Pad is not sufficient for the Generator). Prior to the installation of the Generator, Tenant shall submit plans and specifications relative to the type and size of the Generator to Landlord for review and written approval. Additionally, in the event the existing screening for the Generator Pad is insufficient for the Generator, Tenant shall be responsible for installing such additional screening as may be necessary to adequately conceal the Generator in accordance with plans and specifications prepared by Tenant and approved in writing in advance by Landlord. Landlord shall permit Tenant to install wires and similar appurtenant facilities underground in the existing conduit between the location of the Generator and the Building and in the Building-Specific Common Areas (including using the Building’s risers, conduits and towers, subject to reasonable space limitations and Landlord’s requirements for use of such areas, for purposes of installing cabling from the Generator to the Premises), provided (i) such installation shall be completed pursuant to plans and specifications approved in writing in advance by Landlord and (ii) such installation and maintenance shall be at Tenant’s sole cost and expense and shall be completed in a good and workmanlike manner and pursuant to all other relevant terms and provisions in the Lease. In the event the noise from the Generator creates a substantial nuisance and/or distraction to other tenants within the Building (if applicable), the Harris Building or in other locations in the Business Park, Tenant agrees to use commercially reasonable efforts to cooperate with Landlord, at Tenant’s cost, in seeking a reasonable solution to the noise containment of the Generator (it being understood that Landlord shall apply any noise containment standards and requirements consistently to all other similarly situated tenants in the Business Park, taking into consideration relevant factors, such as location in the Business Park and proximity to other tenants, other buildings and other uses that are sensitive to noises created by generators). If Landlord and Tenant are unable to agree upon a reasonable solution within thirty (30) days of the date Landlord notifies Tenant that the noise from the Generator is creating a substantial nuisance and/or distraction, either Landlord or Tenant shall be entitled to submit such disagreement to be settled by arbitration in Charlotte, North Carolina, in accordance with the then-prevailing Expedited Arbitration provisions of the American Arbitration Association or its successor for arbitration of real estate-related disputes. The installation of the Generator shall otherwise be subject to the terms and conditions of Section 6.1 in the Lease. Tenant shall (i) operate the Generator only in the case of a failure of electric service to the Premises (except only as specifically provided in the next sentence), (ii) maintain, repair and keep the Generator in good condition and repair, at Tenant’s sole cost and expense, and (iii) pay for all operating costs for the same, including, without limitation, fuel and other operational requirements. Except in the case of an emergency, Tenant’s operation of the Generator shall be limited to the following times and for the following purposes only: (a) for normal and customary tests

Exhibit G-1

and/or maintenance, at reasonable and normal and customary intervals after sunset and before sunrise (not to exceed one (1) such test and/or maintenance per week), which testing and/or maintenance may require the Generator to be “fired up” not to exceed thirty (30) minutes per test and/or maintenance; (b) for extraordinary maintenance and/or repairs, which shall be performed after sunset and before sunrise only and shall not exceed two (2) hours per instance and once. per month; and (c) for any annual load bank test which shall be performed after sunset and before sunrise only and shall not exceed three (3) hours per instance and once per year. Provided, however, notwithstanding anything to the contrary in clauses (a) and (b) of the immediately preceding sentence, upon at least twenty-four (24) hours advance notice to Landlord, Tenant shall be permitted to operate the Generator during daylight hours (but only for a period of time not to exceed thirty (30) minutes) in connection with certain scheduled maintenance which requires a “test fire” of the Generator (e.g., testing the Generator following the completion of an oil change to ensure oil is not leaking from the Generator), it being agreed and acknowledged by Tenant that such scheduled maintenance shall occur on a very infrequent basis. Tenant shall operate the Generator so as to not interfere with the operation of generators or other equipment by other tenants of the Building, if applicable, or by Landlord or with the use of the Building by Landlord or other tenants and occupants of the Building and use of the Harris Building by its tenants and occupants. Tenant, at Tenant’s sole cost and expense, shall also comply with all laws, ordinances, rules and regulations, and other legal requirements regarding the Generator, including, without limitation, obtaining all necessary licenses and permits for the construction, installation, and operation of the Generator, and compliance with all such laws, ordinances, rules and regulations regarding the use of petroleum products and other Hazardous Substances for the Generator. Tenant shall indemnify Landlord and Landlord’s agents and employees, and hold them harmless from and against any and all claims, losses, damages and expenses, including reasonable attorneys’ fees, resulting from the construction, installation, use and operation of the Generator by Tenant, or Tenant’s agents, employees or contractors, except, however, to the extent caused by any negligent act or omission of Landlord or Landlord’s agents and employees. Tenant also shall cause the Generator and the area where it is located on the Land to be covered by Tenant’s property and commercial general liability insurance required under the Lease. Tenant shall not be entitled to grant or assign to any third party (other than a permitted assignee of Tenant’s rights under the Lease or a permitted subtenant relative to the Premises (or a portion thereof) under the Lease) the right to use the Generator without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s sole discretion). Upon reasonable advance notice to Tenant, Landlord shall be entitled to cause the Generator to be moved to another location on the Land, at Landlord’s cost and expense, so long as Landlord provides Tenant with access to a backup generator comparable in capacity to the Generator during any period of such move in which the Generator will not be operational. At the end of the Lease Term, Tenant may, or at Landlord’s option, shall, remove the Generator and all appurtenant wires, apparatus and equipment from the Generator Pad and the Land (including in the Building and in the conduits leading to and from the Generator Pad), repair any damage caused by such removal and return the area where the Generator was located and any area disturbed by such removal to the same condition as existed immediately prior to the initial installation of the Generator and appurtenant wires, apparatus and equipment, at Tenant’s sole cost and expense, provided if Tenant leaves the Generator (and all associated lines, cables, wires, equipment, apparatus and supplies used by Tenant in connection with the operation and maintenance of the Generator) on the Land the Generator and the associated lines, cables, wires, equipment, apparatus and supplies shall become Land-

Exhibit G-2

lord’s property, free and clear of any rights of Tenant or third parties claiming by, through or under Tenant. Notwithstanding the foregoing, and in addition to its right to require Tenant to remove the Generator prior to the expiration of the Lease Term as provided above in this Section 1, Landlord shall have thirty (30) days following the expiration of the Lease Term to require Tenant to remove the Generator in the event Landlord determines, in its reasonable discretion, that such Generator is not in a good condition of repair or in good working order as of the expiration of the Lease Term.

2.                                  Rooftop Communications Equipment. Tenant shall be granted the non-exclusive right to install on the roof of the Building up to four (4) satellite dishes (including associated communications equipment), each of which shall be no larger than forty-eight (48) inches in diameter, and up to four (4) antennae, the size and dimensions of which are subject to Landlord’s prior written approval (collectively, the “Communications Equipment”), in location(s) approved in writing in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). The weight of the Communications Equipment shall not exceed the load factor of the roof. Prior to the installation of the Communications Equipment on the roof of the Building, Tenant shall submit plans and specifications relative to the type, size and proposed location (including proposed screening) of the Communications Equipment to Landlord for review and written approval, not to be unreasonably withheld, conditioned or delayed, The Communications Equipment must be properly screened as determined by Landlord (in Landlord’s sole discretion), at Tenant’s sole cost. In connection with Tenant’s installation of the Communications Equipment on the roof, Landlord shall permit Tenant to install wires, conduits, and similar appurtenant facilities in the Building-Specific Common Areas (including using the Building’s risers, conduits and towers, subject to reasonable space limitations and Landlord’s requirements for use of such areas, for purposes of installing cabling from the Communications Equipment to the Premises) to connect the Communications Equipment with Tenant’s communications equipment located in the Premises, provided (i) such installation shall be completed pursuant to plans and specifications approved in writing in advance by Landlord and (ii) such installation and maintenance shall be at Tenant’s sole cost and expense and shall be completed in a good and workmanlike manner and pursuant to all other relevant terms and provisions in the Lease. Notwithstanding the foregoing to the contrary, any activities by Tenant or Tenant’s agents, employees, licensees, contractors or subcontractors under this Section 2 that will involve venting, opening, sealing, waterproofing or altering the roof shall be performed by Landlord’s roofing contractor or other roofing contractor approved in writing in advance by Landlord (in Landlord’s sole discretion), at Tenant’s expense, and Tenant shall ensure that any use of the roof by Tenant and Tenant’s agents, employees, contractors, invitees and guests shall be conducted in a manner that does not void or impair Landlord’s roof warranty. All costs associated with the installation, maintenance, use, repair and removal of the Communications Equipment shall be paid by Tenant, and Tenant shall install, maintain and operate the Communications Equipment in accordance with all federal, state, and local laws, statutes, ordinances, rules and regulations, including, without limitation, obtaining and maintaining any and all permits, approvals and licenses required to install and operate the Communications Equipment by any governmental authority having jurisdiction (including, without limitation, the Federal Communication Commission and the Federal Aviation Administration). Tenant also shall comply with all reasonable rules and regulations that Landlord may adopt from time to time governing the use of Communications Equipment on the roof of the Building. Additionally, Tenant shall repair, or, at Landlord’s option, reimburse Landlord for the cost of repairing, any damage to the roof or any other

Exhibit G-3

part of the Building caused by the installation, maintenance, repair, use or removal of the Communications Equipment. Tenant shall use and operate the Communications Equipment so as not to interfere with the use of communications equipment placed on the roof by Landlord (including Landlord’s licensee(s)) or other tenants and occupants in the Building, or interfere with the operation of the Building by Landlord or the use of adjoining properties by persons entitled thereto. Any claims for bodily injury, including death, or property damage resulting from the installation, maintenance, use, repair or removal of the Communications Equipment shall be covered by Tenant’s indemnity and insurance obligations under the Lease; and, without limiting the foregoing, Tenant shall cause the area of the roof used by Tenant for its Communications Equipment to be covered under Tenant’s commercial general liability insurance policy required under the Lease. Tenant shall not be entitled to grant or assign to any third party (other than a permitted assignee of Tenant’s rights under the Lease or a permitted subtenant relative to the Premises (or a portion thereof) under the Lease) the right to use the Communications Equipment without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s sole discretion); and in any event, the Communications Equipment may be used by Tenant and its subtenants and assignees exclusively for the purpose of serving the business(es) conducted in the Premises by such parties from time to time. Upon reasonable advance notice to Tenant, Landlord shall be entitled to cause the Communications Equipment to be moved to another location on the roof, at Landlord’s cost and expense. Landlord and Tenant agree that the Communications Equipment shall remain the personal property of Tenant and shall not become a fixture. Accordingly, the Communications Equipment and appurtenances shall be removed by Tenant, at Tenant’s sole cost and expense, at the termination or any earlier expiration of the Lease Term, and the relevant portion of the roof and any other portions of the Building (including Building-Specific Common Areas) affected by the removal of the Communications Equipment and appurtenances shall be restored to their original condition, reasonable wear and tear excepted. Subject to the foregoing terms and conditions, Landlord shall provide Tenant with reasonable, non-exclusive access to the roof of the Building for the installation, maintenance, use, repair or removal of the Communications Equipment.

3.                                      Ballantyne Amenities Allowance. As an incentive to Tenant for entering into the Lease, Landlord hereby grants to Tenant an allowance (the “Amenities Allowance”) in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) per twelve (12) month period, for three (3) consecutive twelve (12) month periods commencing on the earlier of (A) January 1, 2010 (in which case the three (3) consecutive twelve (12) month periods would be the 2010, 2011 and 2012 calendar years) or (B) the date on or after the Date of Execution and prior to January 1, 2010, on which Tenant first uses the Amenities Allowance (for example, if Tenant first uses the Amenities Allowance to acquire goods or services, as provided below, on October 15, 2009, then the three (3) consecutive twelve (12) month periods would be October 15, 2009 — October 14, 2010, October 15, 2010 — October 14, 2011 and October 15, 2011 — October 14, 2012). With respect to any of the relevant twelve (12) month periods, the Amenities Allowance may be applied by Tenant toward (1) the published standard rate, before taking into account any discounts, coupons or promotions, for lodging, food or services provided by, or (2) the advertised retail price, before taking into account any discounts, coupons or promotions, of any retail merchandise sold within, any of the following Business Park properties:

(a)                                 The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, NC;

Exhibit G-4

(b)                       The Golf Club at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, NC;

(c)                        The Spa at The Ballantyne Hotel & Lodge, 10000 Ballantyne Commons Parkway, Charlotte, NC;

(d)                       Aloft Hotel, 13139 Ballantyne Corporate Place, Charlotte, NC;

(e)                        Courtyard by Marriott, 15660 John J. Delaney Drive, Charlotte, NC;

(f)                         Staybridge Suites, 15735 John J. Delaney Drive, Charlotte, NC; and

(g)                        Gallery Restaurant, 10000 Ballantyne Commons Parkway, Charlotte, NC.

The Amenities Allowance shall be used by Tenant and Tenant’s designees “on site” at the various Business Park properties enumerated above. In the event Tenant fails to use the entire Amenities Allowance (i.e., $100,000.00) prior to the end of the last day of any applicable twelve (12) month period for which such allowance is provided, as described herein, Tenant shall have no right to carry forward such unused balance to future twelve (12) month periods and shall relinquish any and all rights it may have to such unused balance. Promptly following the Date of Execution of the Lease, Landlord and Tenant shall coordinate with one another regarding the processes and procedures that will be employed to administer the Amenities Allowance (to account for the tracking of use of the Amenities Allowance and the outstanding balance of the Amenities Allowance that remains from time to time).

4.                                      Lease Term Extension Options.

(a)                                 Extension Procedure. Tenant shall be entitled to extend the Initial Lease Term for three (3) additional and consecutive five (5) year periods (each, an “Extension Term”; collectively, the “Extension Terms”) as to all or a portion of the Premises, provided any exercise of an extension option by Tenant relative to less than all of the then-current Rentable Area of the Premises shall be subject to the terms and provisions in Section 4(d) below in this exhibit. The first Extension Term, if timely and properly exercised by Tenant, shall commence as of the expiration of the Initial Lease Term, and each subsequent Extension Term, if timely and properly exercised by Tenant, shall commence as of the expiration of the immediately preceding Extension Term. Provided, however, it shall be a condition precedent to Tenant’s right to exercise its option for any of the Extension Terms that Tenant shall have timely and properly exercised its option to extend the Lease Term for all prior Extension Terms (unless Landlord shall have recognized Tenant’s exercise of such prior Extension Term(s) notwithstanding Tenant’s failure to timely and properly exercise same, in which case such failure by Tenant shall be deemed to have been cured). In the event Tenant desires to exercise its option to extend the Lease Term for the first Extension Term, Tenant shall so notify Landlord by delivering to Landlord a written notice confirming such exercise by Tenant (an “Extension Notice”) not later than two hundred seventy (270) days prior to the last day of the Initial Lease Term. In the event Tenant desires to exercise its option to extend the Lease Term for the second and subsequent Extension Terms, Tenant shall so notify Landlord by delivering to Landlord an Extension Notice not later than two hundred seventy (270) days prior to the last day of the then-current Extension Term.

Exhibit G-5

(b)                                 Terms and Provisions Applicable During Extension Terms. Except as provided below in this Section 4, all terms and provisions in the Lease shall be fully applicable during each Extension Term to the same extent as if such Extension Term had been included originally in the Lease as part of the Lease Term. Accordingly, with regard to each Extension Term that is timely and properly exercised by Tenant pursuant to Section 4(a) above in this exhibit, all references in the Lease to the “Lease Term” shall thereafter be construed to include and encompass such Extension Term. Provided, however, once Tenant has exercised its third (3rd) Extension Term option hereunder, there shall be no additional Extension Term options available to Tenant. Accordingly, the maximum length of the Lease Term following the Rent Commencement Date (assuming Tenant timely and properly exercises all three (3) of the Extension Term options) shall be thirty (30) years plus any partial calendar month that may be added to the Initial Lease Term pursuant to Section 3.1 in the Lease.

(c)                                  Base Rent During Extension Terms. The Annual Base Rent applicable under the Lease during each Extension Term shall be the Fair Market Value Base Rent Rate (as defined below). As used herein, the term “Fair Market Value Base Rent Rate” shall mean the base rent rate being charged at such time for comparable premises (i.e., premises of a similar size and condition in buildings of a size, location (including proximity to, and visibility from, an interstate highway), condition and utility comparable to the Building and with improvements and amenities comparable to the Building) in the south Charlotte area, taking into consideration all relevant factors, including, without limitation, the location, quality and age of the building, the floor level(s) of the premises, the extent of leasehold improvements, if any, to be provided, rental abatements, lease takeovers/assumptions, payment of moving expenses and other concessions, term of the lease, services to be provided, base year or other amounts allowed for rent escalation purposes (e.g., an expense stop), the time the particular rent rate under consideration became or is to become effective, brokerage commissions, and the creditworthiness of the tenant. Within twenty (20) business days after Landlord’s receipt of an Extension Notice, Landlord shall determine, in Landlord’s reasonable discretion, the Fair Market Value Base Rent Rate for such Extension Term and shall provide notice of such Fair Market Value Base Rent Rate (the “FMV Base Rent Rate Notice”) to Tenant. If Tenant believes in good faith that the Fair Market Value Base Rent Rate contained in the FMV Base Rent Rate Notice is not reasonable and Landlord and Tenant have not reached agreement as to the Fair Market Value Base Rent Rate to be applicable during the relevant Extension Term on or before the day that is twenty (20) business days after the date on which Landlord delivers the FMV Base Rent Rate Notice to Tenant (such twenty (20) business day period being referred to herein as the “FMV Base Rent Negotiation Period”), Tenant shall have the right, at Tenant’s sole option, to submit the issue of the Fair Market Value Base Rent Rate for such Extension Term to arbitration as provided below in this Section 4(c) by so notifying Landlord in writing (the “Base Rent Arbitration Notice”) before the expiration of the FMV Base Rent Negotiation Period. If Tenant fails to timely and properly deliver the Base Rent Arbitration Notice to Landlord, then the Base Rent during the Extension Term shall be the Fair Market Value Base Rent Rate set forth in the FMV Base Rent Rate Notice. If Tenant properly and timely gives the Base Rent Arbitration Notice to Landlord, then within five (5) business days after the expiration of the FMV

Exhibit G-6

Base Rent Negotiation Period, Landlord shall deliver to Tenant Landlord’s final and best offer regarding the Fair Market Value Base Rent Rate that Landlord believes should apply during the relevant Extension Term together with any written information or documentation that Landlord offers in support thereof (“Landlord’s Best FMV Base Rent Rate Offer”), and Tenant shall deliver to Landlord Tenant’s final and best offer regarding the Fair Market Value Base Rent Rate that Tenant believes should apply during the relevant Extension Term together with any written information or documentation that Tenant offers in support thereof (“Tenant’s Best FMV Base Rent Rate Offer”). To ensure consistency of format, Landlord’s Best FMV Base Rent Rate Offer and Tenant’s Best FMV Base Rent Rate Offer each shall be structured to contemplate annual increases in the Base Rent rate during the Extension Term. Landlord and Tenant shall coordinate with one another to ensure a simultaneous exchange of their respective Fair Market Value Base Rent Rate best offers within the foregoing five (5) business day period. Such arbitration, if invoked by Tenant, shall be conducted and determined in Charlotte, North Carolina, in accordance with the then-prevailing Expedited Arbitration provisions of the American Arbitration Association or its successor for arbitration of real estate valuation disputes, except that the procedures mandated by such rules shall be modified as follows:

(1)                                 Within ten (10) days after the expiration of the foregoing five (5) business day period, Landlord and Tenant shall cooperate reasonably with one another to mutually agree upon an individual to serve as the arbitrator to determine the Fair Market Value Base Rent Rate for the Extension Term. The arbitrator shall be a competent and impartial real estate appraiser with at least five (5) years full-time commercial appraisal experience who is familiar with the Fair Market Value Base Rent Rate applicable to first-class office space in the south Charlotte area. If Landlord and Tenant fail to agree upon the identity of the arbitrator within the foregoing ten (10) day period, the arbitrator shall be selected by the then-president of the Charlotte Region Commercial Board of Realtors. The arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 4(c)(2) below in this exhibit.

(2)                                 Within two (2) business days after the appointment of the arbitrator, Landlord shall deliver to the arbitrator a true and complete copy of Landlord’s Best FMV Base Rent Rate Offer previously delivered by Landlord to Tenant, and Tenant shall deliver to the arbitrator a true and complete copy of Tenant’s Best FMV Base Rent Rate Offer previously delivered by Tenant to Landlord. The role of the arbitrator shall be to select whichever of the two proposed resolutions (i.e., Landlord’s Best FMV Base Rent Rate Offer or Tenant’s Best FMV Base Rent Rate Offer) most closely approximates the arbitrator’s own determination of the Fair Market Value Base Rent Rate for the Extension Term. The arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution the arbitrator chooses as that most closely approximating the arbitrator’s determination of the Fair Market Value Base Rent Rate shall constitute the decision of the arbitrator and shall be final and binding upon the parties.

Exhibit G-7

(3)                                 In the event of a failure, refusal, or inability of the arbitrator to act, a successor shall be appointed in the same manner as set forth herein with respect to the appointment of the original arbitrator.

(4)                                 The arbitrator shall attempt to decide the issue within ten (10) business days after his or her appointment. Landlord and Tenant shall share equally the fees and expenses of the arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(5)                                 The arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of the Fair Market Value Base Rent Rate, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrator shall render the decision and award in writing with counterpart copies to each party. The arbitrator shall have no power to modify the provisions of the Lease or any exhibit thereto.

(d)                                 Pass Through of Increases in Operating Costs to Tenant During Extension Terms. With respect to any Extension Term exercised by Tenant in accordance with this Section 4, the term “Base Year” shall be deemed to mean, with respect to such Extension Term, the calendar year in which such Extension Term commences, provided, however, in the event Operating Costs during any such calendar year fail, in Landlord’s reasonable discretion, to reflect normal and customary office use in accordance with the terms of the Lease, then the term “Base Year” shall mean the applicable Base Year for the immediately preceding term of the Lease (i.e., the initial Lease Term or the prior Extension Term, as the case may be). Except as otherwise provided herein, Section 4.2(b) of the Lease shall govern the pass through of Operating Costs to Tenant during the Extension Terms.

(e)                                  Extension Relative to Only Part of Premises. If Tenant exercises an extension option under Section 4(a) in this exhibit relative to less than all of the then-current Rentable Area of the Premises, the space that is to be removed from the definition of Premises during the Extension Term and vacated by Tenant shall be in full-floor increments of space and, if more than one floor is being released and vacated, such floors shall be contiguous to one another. At Tenant’s sole cost and expense, such portion of the Premises shall be vacated and returned to Landlord in the same condition as provided in Section 6.7 in the Lease for the return of the Premises at the expiration of the Lease Term, all of Tenant’s wiring and cabling shall be removed from the portion of the Premises vacated by Tenant, and Tenant shall remove any Improvements or Tenant Improvements which Landlord has notified Tenant to remove in accordance with Section 6.1(a) of the Lease, Exhibit C-2 to the Lease, or any other term or provision of the Lease. Additionally, the Premises shall be deemed as of the commencement of the relevant Extension Term to exclude the Building lobby, elevator lobbies on floors (if any) that will become multi-tenant floors upon the commencement of the relevant Extension Term and other portions of the Building that Landlord must control as Building-Specific Common Areas such that the Building will be consistent with other multi-tenant buildings within the Business Park. Furthermore, if

Exhibit G-8

Tenant exercises an extension option under Section 4(a) in this exhibit relative to less than all of the then-current Rentable Area of the Premises, then the various provisions in the Lease and the exhibits attached thereto that stipulate what will occur if Tenant leases less than all of the rentable space in the Building during the Lease Term shall be automatically invoked and effective upon the commencement of the relevant Extension Term (presuming such provisions have not been previously invoked and made effective under any other provision in the Lease and the exhibits thereto). In accordance with Section 2.2 of the Lease, in the event Tenant exercises an extension option relative to less than all of the then-current Rentable Area of the Premises, thereafter the Rentable Area of the Premises conclusively shall be deemed, for all purposes under this Lease, to be an amount equal to the number of floors with respect to which Tenant exercises such extension option multiplied by 26,250 square feet.

(f)                                   Lease Amendment. Promptly after Landlord and Tenant reach agreement pursuant to Section 4(c) in this exhibit regarding the Base Rent that shall be applicable relative to an Extension Term that has been timely and properly exercised by Tenant or, in the absence of such mutual agreement, promptly after the Fair Market Value Base Rent Rate for such Extension Term is determined by arbitration pursuant to Section 4(c) in this exhibit, Landlord and Tenant shall enter into an amendment to the Lease for the purpose of confirming the extension of the Lease Term and the Base Rent that shall be applicable during such Extension Term.

(g)                                  Condition to Exercise. Notwithstanding any term or provision herein or in the Lease to the contrary, in no event shall Tenant be entitled to exercise its right to extend the Lease Term for an Extension Term pursuant to this Section 4 if Tenant is then in default under the terms of the Lease beyond any applicable grace or cure period (if any) afforded to Tenant under the terms of the Lease.

5.                                      Right of First Refusal to Lease. Subject to the terms and conditions of this Section 5, Tenant shall have, during the Lease Term (including any Extension Terms), a right of first refusal to lease the third (3rd) and fourth (4th) floors of the Harris Building (the “First Refusal Space”).

(a)                                 Offer by Harris Building Landlord. If Harris Building Landlord (which as of the Date of Execution of the Lease is Landlord’s affiliate, JJH Building, LLC, a North Carolina limited liability company) has entered into discussions with a Prospective Tenant regarding the lease of part or all of the First Refusal Space, and if (and only if) the portion of the First Refusal Space for which such offer or proposal has been received exceeds 10,000 rentable square feet of such First Refusal Space, then prior to entering into any lease with such Prospective Tenant, Harris Building Landlord shall provide Tenant with notification (a “ROFR Notification”) which ROFR Notification shall set forth (i) the fact that discussions are taking place between Harris Building Landlord and a Prospective Tenant, (ii) the exact location and square footage of the space proposed to be leased by such Prospective Tenant (the “Prospective Space”), (iii) other general terms that have been discussed (but not necessarily agreed upon and not necessarily the business terms proposed by such Prospective Tenant) between Harris Building Landlord and the Prospective Tenant (such terms to be set forth in reasonably sufficient detail so as to enable Tenant to reasonably evaluate the key

Exhibit G-9

business components of a potential lease entered into on such terms), and (iv) the identity of such Prospective Tenant (unless the Prospective Tenant requests to remain anonymous, in which case the ROFR Notification will set forth the industry and business type of the Prospective Tenant); provided, however, in the event Harris Building Landlord is permitted to, and accordingly does, provide Tenant with the identity of the Prospective Tenant, Tenant agrees to take all necessary action to keep such information strictly confidential, including, without limitation, entering into a confidentiality agreement with the Prospective Tenant at the Prospective Tenant’s request and if the Prospective Tenant does not so request, then employing the same confidentiality standards and requirements set forth in Section 14.22 in the Lease). Tenant shall have seven (7) business days after such notification is delivered to Tenant by Harris Building Landlord to elect (by so notifying Harris Building Landlord in writing) to lease from Harris Building Landlord all (but not less than all) of the Prospective Space identified in the ROFR Notification on all of the same terms and conditions set forth in such ROFR Notification. There is no implication, express or implied, that any lease agreement entered into by Tenant and Harris Building Landlord as a result of the exercise by Tenant of Tenant’s first refusal right under this Section 5 shall be based on, or shall contain terms and provisions comparable or similar to, the terms and provisions in the Lease to which this Exhibit G is attached unless such terms and provisions are included on the ROFR Notification. As used herein, a “Prospective Tenant” shall mean a bona fide tenant prospect, either directly or through its agent, which has engaged in written (including e-mail) correspondence with Harris Building Landlord communicating general business terms relative to the proposed lease of the Prospective Space. Also, as used herein, the term “Prospective Tenant” shall be deemed and construed to encompass all affiliates and subsidiaries of the primary party that is the Prospective Tenant.

(b)                                 Tenant’s Election of Right. If Tenant elects, pursuant to Section 5(a) above in this exhibit, to lease from Harris Building Landlord all of the Prospective Space identified in the ROFR Notification, Tenant and Harris Building Landlord shall proceed diligently and in good faith to finalize and execute a lease agreement for such purpose within twenty (20) business days after the expiration of the seven (7) business day period referenced in Section 5(a) above in this exhibit.

(c)                                  Tenant’s Failure to Exercise Right. If Tenant elects not to lease from Harris Building Landlord all of the Prospective Space identified in the ROFR Notification (as evidenced either by Tenant’s written notice to Harris Building Landlord to that effect or by Tenant’s failure to respond to Harris Building Landlord within the seven (7) business day period referenced in Section 5(a) above in this exhibit), then, in such event, Harris Building Landlord shall be entitled, at any time within the six (6) month period commencing on the expiration of such seven (7) business day period (without triggering any further rights of Tenant under this Section 5), to negotiate exclusively with the Prospective Tenant regarding the lease of the Prospective Space identified on the ROFR Notification and to enter into a lease agreement with such Prospective Tenant for such Prospective Space on terms not materially more favorable to such party than those included in the ROFR Notification, in which case all of Tenant’s rights under this Section 5 shall immediately and automatically become subordinate to the rights (including renewal rights) acquired by the Prospective Tenant in and to the First Refusal Space, or any portion thereof contained within the Prospective

Exhibit G-10

Space leased by the Prospective Tenant (provided Tenant’s rights under this Section 5 shall be revived in full at any time the First Refusal Space so leased again becomes available for leasing by Harris Building Landlord). If Harris Building Landlord fails to enter into a lease with the Prospective Tenant for the Prospective Space during the six (6) month period referenced above in this Section 5(c) and provided that Harris Building Landlord intends to continue to negotiate exclusively with such Prospective Tenant regarding the lease of the Prospective Space identified in the ROFR Notification, Harris Building Landlord shall have the right to one (1) additional three (3) month period in which to continue exclusive lease negotiations with the Prospective Tenant and to enter into a lease agreement with such Prospective Tenant for such Prospective Space on terms not materially more favorable to such Prospective Tenant than those included in the relevant ROFR Notification previously delivered to Landlord by Tenant. Harris Building Landlord shall be entitled to exercise such extension right by delivering written notice to Tenant within fifteen (15) days before the expiration of the six (6) month period referenced above in this Section 5(c) and such written notice shall reaffirm the general business terms applicable to the proposed lease with such Prospective Tenant. If Harris Building Landlord does not enter into a lease agreement for such Prospective Space with the Prospective Tenant (as contemplated in this Section 5(c)) within the aforesaid six (6) month period or the additional three (3) month period (provided Landlord has properly exercised the extension set forth above), Tenant’s rights under this Section 5 shall be revived in full with regard to the relevant portion or all (as the case may be) of such First Refusal Space not leased to the Prospective Tenant.

(d)                                 Condition to Exercise. Notwithstanding any term or provision herein or in the Lease to the contrary, in no event shall Tenant be entitled to exercise its right of first refusal pursuant to this Section 5 if Tenant is then in default under the terms of the Lease beyond any applicable grace or cure period (if any) afforded to Tenant under the terms of the Lease.

(e)                                  Binding on Landlord’s Affiliates. Landlord agrees to cause JJH Building, LLC, as the current Harris Building Landlord, to consent to the terms and provisions of this Section 5 by executing the signature page attached to this exhibit and to join as a party to any memorandum of lease entered into between Landlord and Tenant in connection with the Lease.

6.                                      Premises Contraction Option. Tenant shall have a one-time-only right to reduce the size of the Premises by removing from the Premises one (1) full floor of space in the Premises (the “Contraction Space”); provided, however, only the third (3rd) floor or the fourth (4th) floor may be removed from the Premises pursuant to Tenant’s option to contract under this Section 6. If Tenant desires to exercise its option to contract the Premises under this Section 6, written notice of Tenant’s exercise of such option must be given to Landlord not later than twelve (12) months before the fourth (4th) anniversary of the Rent Commencement Date. Additionally, no later than thirty (30) days after giving to Landlord such written notice of its exercise of such contraction option, Tenant shall give Landlord written notice designating which floor (i.e., either the third (3rd) floor or the fourth (4th) floor of the Premises) Tenant desires to be covered by the contraction and removed from the Premises. If Tenant timely and properly exercises its contraction option under this Section 6, the Contraction Space (i.e., the third (3rd) floor or the fourth (4th)

Exhibit G-11

floor, depending upon Tenant’s election) shall be deemed removed from the Premises (and shall be vacated by Tenant consistent with the requirements in Section 6.7 of the Lease) as of midnight on the day immediately preceding the fourth (4th) anniversary of the Rent Commencement Date (the “Premises Contraction Date”), and thereafter, the Rentable Area of the Premises conclusively shall be deemed, for all purposes under this Lease, to have been reduced by ten percent (10%) (i.e., by 26,250 square feet) in accordance with Section 2.2 of the Lease, and the new total Rentable Area of the Premises will be irrevocably deemed to be 236,250 square feet for the remainder of the Lease Term and for all purposes under this Lease, and Tenant’s Proportionate Share shall be adjusted accordingly.

(a)                                 Tenant’s Election of Right. Tenant’s option to reduce the size of the Premises relative to the Contraction Space under this Section 6 is a one-time-only right and may not be exercised at any time other than the specific time set forth above in this Section 6, time being of the essence with respect thereto. If Tenant fails to exercise its option to reduce the size of the Premises under this Section 6 by not timely delivering written notice of such exercise to Landlord, Tenant’s right to reduce the size of the Premises under this Section 6 shall automatically expire and terminate and shall be of no further force and effect.

(b)                                 Premises Contraction Fee. If Tenant timely exercises its option to reduce the size of the Premises relative to the Contraction Space under this Section 6, then, as a condition to the effectiveness of the exercise of such option, Tenant shall pay and deliver to Landlord a premises contraction fee (the “Premises Contraction Fee”) in the amount of the sum of:

(1)                                 ten percent (10%) (i.e., the percentage each floor of the Building, including each of the third (3rd) and fourth (4th) floors, bears in relation to the total rentable area of the Building) of the then-unamortized portion (as of midnight on the day immediately preceding the Premises Contraction Date) of the Tenant Improvement Allowance, including the Ceiling Tile Credit and, if applicable, the Light Fixtures Credit (using for such computation a 15-year straight-line amortization schedule beginning on the Rent Commencement Date), discounted at an imputed interest rate of ten percent (10%) per annum); and

(2)                                 ten percent (10%) (i.e., the percentage each floor of the Building, including each of the third (3rd) and fourth (4th) floors, bears in relation to the total rentable area of the Building) of the then-unamortized portion (as of midnight on the day immediately preceding the Premises Contraction Date) of any brokerage fees or commissions incurred by Landlord for Tenant’s Broker and Landlord’s Broker (using for such computation a 15-year straight-line amortization schedule beginning on the Rent Commencement Date) discounted at an imputed interest rate of ten percent (10%) per annum).

The Premises Contraction Fee must be delivered to Landlord by Tenant before or with the rent payment for the last full calendar month immediately preceding the Premises Contraction Date.

Exhibit G-12

(c)                                  Modifications; Multi-Tenant Concepts. The Contraction Space shall be vacated and returned to Landlord in the same condition as provided in Section 6.7 in the Lease for the return of the Premises at the expiration of the Lease Term, and the Premises shall be redefined to exclude the first floor Building lobby and other portions of the Building that Landlord must control as Building-Specific Common Areas such that the Building will be consistent with other multi-tenant buildings within the Business Park, Landlord shall be entitled to require such modifications to the Building to accommodate the reduction in the size of the Premises relative to the Contraction Space. The cost of such modifications shall be borne entirely by Tenant and, if such modifications are performed by Landlord (rather than Tenant, which performance by Tenant shall require Landlord’s advance written approval), such costs and expenses shall be paid, as Additional Rent, by Tenant to Landlord from time to time within thirty (30) days after the delivery of an invoice therefor by Landlord to Tenant, Such modifications shall include, without limitation, changes to the first floor Building entrance lobby and Building-Specific Common Areas such that the Building would be consistent with other multi-tenant buildings within the Business Park, the installation of common corridors, and the removal of Tenant’s wiring and cabling in the Contraction Space. Without limiting the foregoing, (i) if the Contraction Space is the third (3rd) floor in the Building, such modifications shall include the cost of retrofitting the third (3rd) floor elevator lobby and installing access corridors on the third (3rd) floor to prepare the third (3rd) floor for leasing to multiple tenants, and (ii) if the Contraction Space is in the fourth (4th) floor in the Building, such modifications shall include the cost of retrofitting the fourth (4th) floor elevator lobby to prepare the fourth (4th) floor for leasing to multiple tenants. All such work shall be consistent with Building Standard requirements and finishes and shall be completed (if the work is completed by Tenant) in compliance with all construction-related provisions in the Lease, including, without limitation, Section 6.1, Section 7.6, and Section 14,17. Furthermore, if Tenant exercises its option to contract the Premises under this Section 6, then the various provisions in the Lease and the exhibits attached thereto that stipulate what will occur if Tenant leases less than all of the rentable space in the Building during the Lease Term shall be automatically invoked and effective upon the Premises Contraction Date (presuming such provisions have not been previously invoked and made effective under any other provision in the Lease and the exhibits thereto).

(d)                                 Condition to Exercise. Notwithstanding any term or provision herein or in the Lease to the contrary, in no event shall Tenant be entitled to exercise its Premises contraction right under this Section 6 if Tenant is then in default under the terms of the Lease beyond any applicable grace or cure period (if any) afforded to Tenant under the terms of the Lease.

[Signatures Begin On Next Page]

Exhibit G-13

The undersigned, as Harris Building Landlord, hereby executes this Exhibit G for the sole purpose of agreeing to be bound by and to comply with the terms of Section 5 herein relative to the Harris Building, which contains the First Refusal Space.

JJH BUILDING, LLC, a North Carolina limited liability company

By:	Four Bissells, LLC, its Manager

	By:	/s/ Edward L. Curran
	Name:	Edward L. Curran
	Title:	VP

Exhibit G-14

EXHIBIT H

JANITORIAL SPECIFICATIONS

CLEANING SCHEDULE	DA	WE	MO	T/Y	S/C

GENERAL CLEANING

Empty all waste baskets and trash containers	X
Replace soiled trash liners	X
Empty and damp wipe all ash trays	X
Dust all horizontal surfaces	X
Dust all vertical surfaces		X
Dust all high ledges, shelves, picture frames, etc.			X
Dust all baseboards and all low dusting not performed daily			X
Clean and sanitize all drinking fountains	X
Sweep or vacuum upholstered furniture			X
Dust all venetian blinds				X
Upon completion of cleaning, turn off lights and lock all doors, as instructed by manager	X

FLOOR WORK- HARD RESILIENT

Dust mop or sweep	X
Spot mop and remove spillage	X
Damp mop or wet mop		X
Buff or spray buff				X
Machine clean				X

CARPET CARE

Vacuum traffic lanes	X
Remove all spots and stains when possible	X
Completely vacuum all carpet including edges		X
Pile lift carpeted areas					X
Machine clean					X

RESTROOMS

Polish mirrors and all metal surfaces	X
Clean and disinfect all toilets and urinals	X
Clean and polish all wash basins	X
Mop floors using disinfectant	X
Fill soap dispensers, towel and tissue holders	X
Clean partitions and ledges		X
Scrub bathroom floors			X
Turn off all lights	X
Report all stopped up commodes and leaks to building manager	X

Exhibit H-1

CLEANING SCHEDULE- CONTINUED	DA	WE	MO	T/Y	S/C

WALLS, WOODWORK AND OVERHEAD

Remove hand prints from door frames and light switches only	X
Clean air vents and diffusers			X
Dust light fixtures					X

STAIRWELLS

Police for debris	X
Sweep or vacuum		X
Damp mop and dust hand rails			X

ELEVATORS

Vacuum or mop floors	X
Polish all metal surfaces	X
Vacuum elevator tracks	X
Polish elevator tracks			X

OTHER REQUESTED OPERATIONS

Spot clean entrance door glass	X
Spot clean partition glass	X
Clean partition glass			X
Clean windows inside					X
Clean windows outside					X

CODES:
DA:	DAILY
WE:	WEEKLY
MO:	MONTHLY
T/Y:	TIMES PER YEAR
S/C:	SEPARATE CONTRACT

Exhibit H-2

EXHIBIT I

LOCATION OF GENERATOR PAD

GENERATOR
PAD
BALL
ASW1
Bissell
CORPORATE
PARK
CBP-7E

Exhibit I-1

EXHIBIT J

SUBMITTAL FORM FOR PLANS AND SPECIFICATIONS

IMMEDIATE ATTENTION REQUIRED

To:	Boyle Building, LLC
c/o The Bissell Companies, Inc.
13860 Ballantyne Corporate Place, Suite 300
Charlotte, NC 28277

From:	Premier Purchasing Partners, L.P.

Date:	, 200

Re:	Lease between Boyle Building, LLC (as Landlord) and Premier Purchasing Partners, L.P., as Tenant

This delivery constitutes a formal submittal by Tenant to Landlord of plans and specifications for review and approval by Landlord under Section 6.1 in the above-referenced Lease.

Please note that Landlord’s response period under Section 6.1(b) in the Lease is ten (10) business days from the date this package is delivered to Landlord. Additionally, Landlord is reminded that Landlord must notify Tenant, as part of Landlord’s response to this delivery, as to whether Landlord intends to reserve the right to require Tenant to remove the proposed improvements described in the attached plans and specifications upon the expiration or earlier termination of the lease term under the Lease. If Landlord fails to respond to this notice, Landlord will be deemed to have waived certain rights under the Lease. Reference is made to Section 6.1(a) and Section 6.1(b) in the Lease for the relevant provisions.

Exhibit J-1

EXHIBIT K

ILLUSTRATION OF MEANING OF GEOGRAPHIC TERMS USED

PARKING DECK A
LAND
ADJACENT LAND
BUILDING
BOUNDARY LINE BETWEEN LAND AND ADJACENT LAND
HARRIS BUILDING
PARKING DECK B
NOTICE TO CONTRACTOR/REVIEWER: FOR GENERAL NOTES SEE SHEET C0.0
McKIM&CREED
Bissell
OVERALL PROPERTY AREA
STAGING PLAN
LEGEND
C2.0
FINAL DESIGN

Exhibit K-1

EXHIBIT L

FLOOR PLANS DEPICTING BUILDING-SPECIFIC COMMON AREAS WITHIN BUILDING INTERIOR

AREA SHOWN IN GREEN TO BECOME A PART OF THE BUILDING-SPECIFIC COMMON AREAS ONLY IN THE EVENT TENANT EXERCISES ITS PREMISES CONTRACTION OPTION (PURSUANT TO EXHIBIT G, SECTION 6 OF THE LEASE) RELATIVE TO THE THIRD (3RD) FLOOR OR FOURTH (4TH) FLOOR OF THE PREMISES.

Bissell
DEVELOPMENT

BOYLE
LEVEL ONE

Exhibit L-1

AREA SHOWN IN GREEN TO BECOME A PART OF THE BUILDING-SPECIFIC COMMON AREAS ONLY IN THE EVENT TENANT EXERCISES ITS PREMISES CONTRACTION OPTION (PURSUANT TO EXHIBIT G, SECTION 6 OF THE LEASE) RELATIVE TO THE THIRD (3RD) FLOOR OF THE PREMISES.

Bissell DEVELOPMENT

BOYLE
LEVEL THREE

Exhibit L-2

AREA SHOWN IN GREEN TO BECOME A PART OF THE BUILDING-SPECIFIC COMMON AREAS ONLY IN THE EVENT TENANT EXERCISES ITS PREMISES CONTRACTION OPTION (PURSUANT TO EXHIBIT G, SECTION 6 OF THE LEASE) RELATIVE TO THE THIRD (3RD) FLOOR OR FOURTH (4TH) FLOOR OF THE PREMISES.

Bissell DEVELOPMENT

BOYLE

LEVEL FOUR

Exhibit L-3

EXHIBIT M

LOCATION OF CERTAIN BUILDING-SPECIFIC COMMON AREAS OUTSIDE OF BUILDING INTERIOR

PARKING DECK A
DUMPSTERS & DUMPSTER PAD
GENERATOR PAD
LOADING DOCK
ABOVE-GROUND WALKWAY
GROUND-LEVEL PATIO
BUILDING
BALL
ASW1
CBP-7E
CORPORATE PARK
Bissell

Exhibit M-1

EXHIBIT N

ILLUSTRATION OF CERTAIN FORCE MAJEURE CONCEPTS

Assumptions:

•                                          Tenant is able to substantially complete the Tenant Improvements by the Outside Tenant Improvements Completion Date for all portions of the Premises on floors 1 – 2 in the Building.

•                                          Tenant fails to substantially complete the Tenant Improvements by the Outside Tenant Improvements Completion Date for all portions of the Premises on floors 3 – 4 in the Building as a result of Change Orders (i.e., not a Force Majeure Delay and not a Landlord-Caused Delay).

•                                          Tenant fails to substantially complete the Tenant Improvements by the Outside Tenant Improvements Completion Date for all portions of the Premises on floors 5 – 8 as a result of a Force Majeure Delay; the Tenant Improvements for all portions of the Premises on floors 5 – 8 are substantially completed 120 days after the Outside Tenant Improvements Completion Date.

•                                          Tenant fails to substantially complete the Tenant Improvements by the Outside Tenant Improvements Completion Date for all portions of the Premises on floors 9 – 10 as a result of a Landlord-Caused Delay; the Tenant Improvements for all portions of the Premises on floors 9 – 10 are substantially completed 30 days after the Outside Tenant Improvements Completion Date.

Outcomes:

When will Tenant’s rent payment obligations actually commence?

The defined term “Rent Commencement Date” remains March 1, 2011, in the fact situation described above (because the Tenant Improvements were substantially completed in some portions of the Premises by the Outside Tenant Improvements Completion Date), and

•              Rent under the Lease shall commence on March 1, 2011, for floors 1 – 4.

•              Rent under the Lease shall commence on June 29, 2011, for floors 5 – 8.

•              Rent under the Lease shall commence on March 31, 2011, for floors 9 – 10.

What will the Termination Date be deemed to be for the entire Premises?

There is no impact on the determination of the Termination Date relative to floors 1 – 2.

There is no impact on the determination of the Termination Date as a result of the Change Order caused-delay relative to floors 3 – 4 (because it was caused by Tenant and Landlord began receiving rent for such floors on March 1, 2011).

Exhibit N-1

There is no impact on the determination of the Termination Date as a result of the Landlord-Caused Delay relative to floors 9 – 10 (because it was caused by Landlord).

The Termination Date will be February 28, 2026, plus the number of days of extension attributable to the Force Majeure Delay relative to floors 5 – 8.

Number of days of delay attributable to floors 5 – 8	=	120 days x (105,000 RSF ÷ 262,500 RSF)
	=	120 days x .4
	=	48 days

Thus, the Termination Date for all of the Premises shall be February 28, 2026 plus 48 days (i.e., April 17, 2026). Applying the concepts in the definition of Termination Date in Section 1.1 in the Lease, the Termination Date will be further extended to April 30, 2026.

Exhibit N-2

EXHIBIT O

LOCATION OF SCREENED MECHANICAL AND
ELECTRICAL EQUIPMENT COURTYARD

SCREENED MECHANICAL AND ELECTRICAL EQUIPMENT COURTYARD - APPROXIMATELY 20'-0" X 50'-0"
NOTE: EQUIPMENT COURTYARD LOCATIONS AND SIZES ARE PRELIMINARY. FINAL SIZES AND LOCATIONS TO BE BASED ON ACTUAL MECHANICAL AND ELECTRICAL EQUIPMENT SELECTIONS

PREMIER DATA CENTER UPFIT
POTENTIAL EQUIPMENT SERVICE COURT LOCATIONS

SCALE: 1" = 50'-0" DATE: OCTOBER 12, 2009

Exhibit O-1